           PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED AUGUST 23, 2001
                                  $329,166,000

                          [CONTINENTAL AIRLINES LOGO]
                           2002-1 Pass Through Trusts

                    Pass Through Certificates, Series 2002-1
                               ------------------
    Two classes of the Continental Airlines Pass Through Certificates, Series 2002-1, are being offered under this prospectus supplement: Class G-1 and G-2. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow (except as described below). The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued to finance the purchase by Continental Airlines of seven new Boeing aircraft scheduled for delivery through May 2002. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust. A portion of the offering proceeds may be used at the closing of the offering to acquire equipment notes for the aircraft delivered at or prior to closing.

    The equipment notes will have a security interest in each aircraft financed by the trusts. Interest on the equipment notes held for the Class G-1 and G-2 certificates will be payable quarterly on each February 15, May 15, August 15 and November 15 after issuance, beginning on May 15, 2002. Principal payments on the equipment notes held for the Class G-1 certificates are scheduled on February 15 and August 15 in certain years, beginning on February 15, 2003. The entire principal of the equipment notes held for the Class G-2 certificates will be scheduled for payment on February 15, 2012.

    Simultaneously with the issuance of the Class G-1 and G-2 certificates, Continental Airlines will privately place subordinated pass through certificates, including $145,834,000 face amount of Class H certificates. The Class H trust will purchase equipment notes secured by the same aircraft as the equipment notes purchased by the Class G-1 and G-2 trusts, subject to obtaining funding at the time of such purchase from the holder of the Class H certificates. The Class G-1 and G-2 trusts will not be obligated to purchase equipment notes for an aircraft unless the Class H trust simultaneously purchases a specified amount of equipment notes for such aircraft.

    The Class G-1 and G-2 certificates will rank equally in right of distributions and will rank senior to the Class H and other subordinated certificates.

    Landesbank Hessen-Thuringen Girozentrale will provide a primary liquidity facility for each of the Class G-1 and G-2 certificates. Merrill Lynch Capital Services, Inc. will provide an above-cap liquidity facility for the Class G-1 certificates. The primary liquidity facilities, together with the above-cap liquidity facility in the case of the Class G-1 certificates, are expected to provide an amount sufficient to make six quarterly interest payments on the applicable class of certificates.

    Ambac Assurance Corporation will issue insurance policies to support the payment of interest on the Class G-1 and G-2 certificates when due and the payment of principal no later than the final maturity date.

                                  [AMBAC LOGO]

    The certificates will not be listed on any national securities exchange.

    INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE
S-21.

PASS THROUGH   PRINCIPAL             INTEREST            FINAL EXPECTED     PRICE TO
CERTIFICATES     AMOUNT                RATE             DISTRIBUTION DATE   PUBLIC(1)
------------  ------------   -------------------------  -----------------   ---------
Class G-1...  $134,644,000   USD 3-Month LIBOR + 0.45%   August 15, 2011     100%
Class G-2...   194,522,000                      6.563%  February 15, 2012    100

(1) Plus accrued interest, if any, from the date of issuance.

    The underwriters will purchase all of the Class G-1 and G-2 certificates if any are purchased. The aggregate proceeds from the sale of the Class G-1 and G-2 certificates will be $329,166,000. Continental will pay the underwriters compensation totaling $3,000,000, representing underwriting commission, as well as certain structuring and advisory fees. Delivery of the Class G-1 and G-2 certificates in book-entry form only will be made on or about March 25, 2002.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               Joint Bookrunners
CREDIT SUISSE FIRST BOSTON
                          JPMORGAN
                                                   MERRILL LYNCH & CO.
                                                            SALOMON SMITH BARNEY
                               ------------------
                                 MORGAN STANLEY
           The date of this prospectus supplement is March 11, 2002.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross-references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                            PAGE
                                            -----
PROSPECTUS SUPPLEMENT SUMMARY.............    S-5
  Summary of Terms of Certificates........    S-5
  Equipment Notes and the Aircraft........    S-6
  Loan to Aircraft Value Ratios...........    S-7
  Cash Flow Structure.....................    S-8
  The Offering............................    S-9
SUMMARY FINANCIAL AND OPERATING DATA......   S-18
RISK FACTORS..............................   S-21
  Terrorist Attacks.......................   S-21
  Risk Factors Relating to the Company....   S-22
  Risk Factors Relating to the Airline
    Industry..............................   S-24
  Risk Factors Relating to the
    Certificates and the Offering.........   S-25
  Risk Factors Relating to the Policy
    Provider..............................   S-27
RECENT DEVELOPMENTS.......................   S-28
  Proposed Initial Public Offering of
    ExpressJet............................   S-28
USE OF PROCEEDS...........................   S-28
THE COMPANY...............................   S-29
  Domestic Operations.....................   S-29
  International Operations................   S-30
DESCRIPTION OF THE POLICY PROVIDER........   S-32
DESCRIPTION OF THE CERTIFICATES...........   S-34
  General.................................   S-34
  Issuance of Subordinated Certificates...   S-35
  Subordination...........................   S-36
  Payments and Distributions..............   S-38
  Pool Factors............................   S-41
  Reports to Certificateholders...........   S-43
  Indenture Defaults and Certain Rights
    Upon an Indenture Default.............   S-44
  Purchase Rights of Certificateholders...   S-45
  PTC Event of Default....................   S-46
  Merger, Consolidation and Transfer of
    Assets................................   S-46
  Modifications of the Pass Through Trust
    Agreements and Certain Other
    Agreements............................   S-47
  Obligation to Purchase Equipment
    Notes.................................   S-49
  Possible Issuance of Class J
    Certificates..........................   S-52
  Liquidation of Original Trusts..........   S-52
  Termination of the Trusts...............   S-53
  The Trustees............................   S-53
  Book-Entry; Delivery and Form...........   S-53
DESCRIPTION OF THE DEPOSIT AGREEMENTS.....   S-54
  General.................................   S-54
  Unused Deposits.........................   S-54
  Distribution Upon Occurrence of
    Triggering Event......................   S-55
  Depositary..............................   S-55
  Replacement of Depositary...............   S-56
DESCRIPTION OF THE ESCROW AGREEMENTS......   S-57
DESCRIPTION OF THE LIQUIDITY FACILITIES...   S-58
  Primary Liquidity Facilities............   S-58
  Above-Cap Liquidity Facility............   S-65
DESCRIPTION OF THE POLICIES AND THE POLICY
  PROVIDER AGREEMENT......................   S-67
  The Policies............................   S-67
  General.................................   S-69

                                            PAGE
                                            -----
  Definitions.............................   S-70
  The Policy Provider Agreement...........   S-70
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT...............................   S-71
  Intercreditor Rights....................   S-71
  Priority of Distributions...............   S-73
  Voting of Equipment Notes...............   S-78
  Addition of Trustee for Class J
    Certificates..........................   S-78
  The Subordination Agent.................   S-78
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS..............................   S-79
  The Aircraft............................   S-79
  The Appraisals..........................   S-79
  Deliveries of Aircraft..................   S-80
  Substitute Aircraft.....................   S-81
DESCRIPTION OF THE EQUIPMENT NOTES........   S-82
  General.................................   S-82
  Subordination...........................   S-82
  Principal and Interest Payments.........   S-83
  Determination of LIBOR..................   S-83
  Redemption..............................   S-84
  Security................................   S-86
  Loan to Value Ratios of Equipment
    Notes.................................   S-86
  Limitation of Liability.................   S-87
  Indenture Defaults, Notice and Waiver...   S-87
  Remedies................................   S-88
  Modification of Indentures..............   S-89
  Indemnification.........................   S-90
  Certain Provisions of the Indentures....   S-90
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES............................   S-94
  General.................................   S-94
  Tax Status of the Trusts................   S-94
  Taxation of Certificateholders
    Generally.............................   S-95
  Effect of Reallocation of Payments under
    the Intercreditor Agreement...........   S-96
  Dissolution of Original Trusts and
    Formation of New Trusts...............   S-97
  Sale or Other Disposition of the
    Certificates..........................   S-97
  Foreign Certificateholders..............   S-97
  Backup Withholding......................   S-97
CERTAIN DELAWARE TAXES....................   S-98
CERTAIN ERISA CONSIDERATIONS..............   S-98
UNDERWRITING..............................  S-101
NOTICE TO CANADIAN RESIDENTS..............  S-102
  Resale Restrictions.....................  S-102
  Representations of Purchasers...........  S-102
  Rights of Action - Ontario Purchasers
    Only..................................  S-103
  Enforcement of Legal Rights.............  S-103
  Taxation and Eligibility for
    Investment............................  S-103
LEGAL MATTERS.............................  S-103
EXPERTS...................................  S-103
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...............................  S-104
INDEX OF TERMS ....................... APPENDIX I
APPRAISAL LETTERS ................... APPENDIX II

                                   PROSPECTUS

                                             PAGE
                                             ----
WHERE YOU CAN FIND MORE INFORMATION........    1
FORWARD-LOOKING STATEMENTS.................    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE................................    2
SUMMARY....................................    3
  The Offering.............................    3
  Certificates.............................    3
  Pass Through Trusts......................    4
  Equipment Notes..........................    4
THE COMPANY................................    6
USE OF PROCEEDS............................    6
RATIO OF EARNINGS TO FIXED CHARGES.........    7
DESCRIPTION OF THE CERTIFICATES............    7
  General..................................    7
  Book-Entry Registration..................   10
  Payments and Distributions...............   13
  Pool Factors.............................   14
  Reports to Certificateholders............   14
  Voting of Equipment Notes................   15
  Events of Default and Certain Rights Upon
    an Event of Default....................   15
  Merger, Consolidation and Transfer of
    Assets.................................   18
  Modifications of the Basic Agreement.....   18
  Modification of Indenture and Related
    Agreements.............................   19
  Cross-Subordination Issues...............   19
  Termination of the Pass Through Trusts...   20
  Delayed Purchase of Equipment Notes......   20

                                             PAGE
                                             ----
  Liquidity Facility.......................   20
  The Pass Through Trustee.................   20
DESCRIPTION OF THE EQUIPMENT NOTES.........   21
  General..................................   21
  Principal and Interest Payments..........   21
  Redemption...............................   22
  Security.................................   22
  Ranking of Equipment Notes...............   24
  Payments and Limitation of Liability.....   24
  Defeasance of the Indentures and the
    Equipment Notes in Certain
    Circumstances..........................   24
Assumption of Obligations by Continental...   25
Liquidity Facility.........................   25
Intercreditor Issues.......................   25
U.S. INCOME TAX MATTERS....................   26
  General..................................   26
  Tax Status of the Pass Through Trusts....   26
  Taxation of Certificateholders
    Generally..............................   26
  Effect of Subordination of
    Certificateholders of Subordinated
    Trusts.................................   27
  Original Issue Discount..................   27
  Sale or Other Disposition of the
    Certificates...........................   27
  Foreign Certificateholders...............   28
  Backup Withholding.......................   28
ERISA CONSIDERATIONS.......................   28
PLAN OF DISTRIBUTION.......................   28
LEGAL OPINIONS.............................   30
EXPERTS....................................   30

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental Airlines, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in this Prospectus Supplement and the Prospectus.

SUMMARY OF TERMS OF CERTIFICATES

                                             CLASS G-1           CLASS G-2            CLASS H
                                           CERTIFICATES        CERTIFICATES       CERTIFICATES(1)
                                         -----------------   -----------------   -----------------
Aggregate Face Amount..................    $134,644,000        $194,522,000        $145,834,000
Ratings:
  Moody's..............................         Aaa                 Aaa              Not Rated
  Standard & Poor's....................         AAA                 AAA              Not Rated
Initial Loan to Aircraft Value
  (cumulative)(2)......................        52.5%               52.5%               75.7%
Expected Highest Loan to Aircraft Value
  (cumulative)(3)......................        52.5%               52.5%               76.1%
Expected Principal Distribution Window
  (in years)...........................       0.9-9.4               9.9               0.9-4.9
Initial Average Life (in years from
  Issuance Date).......................         5.0                 9.9                 4.1
Regular Distribution Dates.............  February 15, May    February 15, May    February 15, May
                                         15, August 15 and   15, August 15 and   15, August 15 and
                                            November 15         November 15         November 15
Final Expected Regular Distribution
  Date.................................   August 15, 2011    February 15, 2012   February 15, 2007
Final Maturity Date....................  February 15, 2013    August 15, 2013    February 15, 2007
Minimum Denomination...................       $1,000              $1,000             $100,000
Section 1110 Protection................         Yes                 Yes                 Yes
Liquidity Facility Coverage............     6 quarterly         6 quarterly            None
                                         interest payments   interest payments
Policy Provider Coverage...............         Yes                 Yes                None

---------------

(1) Simultaneously with the issuance of the Class G-1 and G-2 Certificates, Continental will privately place the Class H and I Certificates. The Class I Certificates will have an aggregate face amount of $40,000,000, an initial average life of 1.1 years from the Issuance Date and a final expected distribution date of August 15, 2003. The Class G-1 and G-2 Trusts will not be obligated to purchase Equipment Notes for an Aircraft unless the Class H Trust simultaneously purchases a specified amount of Equipment Notes for such Aircraft. Continental may elect at any time, subject to certain conditions, to redeem the Series H or Series I Equipment Notes, in any case, without redeeming the Equipment Notes held by the Trusts for the Class G-1 and G-2 Certificates. Redemption of the Series H Equipment Notes is subject to the requirement that Continental simultaneously issue new Series H Equipment Notes having terms the same in all material respects as the redeemed Series H Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased. In addition, any such new Series H Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class H Trust, and Continental must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series H Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class G-1 or G-2 Certificates (without regard to the Policies). If the Series I Equipment Notes are redeemed, new Series I Equipment Notes cannot be issued.

(2) These percentages are calculated assuming that the last four Boeing 767-424ER aircraft of the six Boeing 767-424ER aircraft and the second of the two Boeing 777-224ER aircraft from which Continental may choose are financed hereunder and are determined as of August 15, 2002, the first Regular Distribution Date after the aircraft are scheduled to have been delivered. In calculating these percentages, we have assumed that all aircraft to be financed hereunder are delivered prior to such date, that the required principal amount of Equipment Notes is issued and that the aggregate appraised value of such aircraft is $627,093,334 as of such date. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals--The Appraisals".

(3) See "--Loan to Aircraft Value Ratios".

EQUIPMENT NOTES AND THE AIRCRAFT

     The seven Boeing aircraft to be financed pursuant to this offering will consist of two Boeing 757-324 aircraft, four Boeing 767-424ER aircraft and one Boeing 777-224ER aircraft. Continental will select the Boeing 767-424ER aircraft and Boeing 777-224ER aircraft to be financed from among six Boeing 767-424ER aircraft and two Boeing 777-224ER aircraft. The two Boeing 757-324 aircraft were delivered in February 2002. The other relevant aircraft are scheduled for delivery from March 2002 to May 2002. See "Description of the Aircraft and the Appraisals--The Appraisals" for a description of the six Boeing 767-424ER aircraft and two Boeing 777-224ER aircraft from which Continental may select the aircraft of such models that may be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Offered Certificate Trusts and Class H Trust and the aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the last four Boeing 767-424ER aircraft and the last Boeing 777-224ER aircraft scheduled for delivery among the aircraft of such models from which Continental may choose are financed hereunder):

                                                                            REQUIRED PRINCIPAL   REQUIRED PRINCIPAL
                         EXPECTED                                            AMOUNT OF SERIES     AMOUNT OF SERIES
                       REGISTRATION   MANUFACTURER'S   SCHEDULED DELIVERY     G-1 EQUIPMENT        G-2 EQUIPMENT
AIRCRAFT TYPE             NUMBER      SERIAL NUMBER         MONTH(1)             NOTES(2)             NOTES(2)
-------------          ------------   --------------   ------------------   ------------------   ------------------
Boeing 757-324.......     N75853          32812         February 2002           $13,236,852          $19,123,458
Boeing 757-324.......     N75854          32813         February 2002            13,236,852           19,123,458
Boeing 767-424ER.....     N69063          29458          April 2002              20,053,877           28,972,107
Boeing 767-424ER.....     N76064          29459          April 2002              20,053,877           28,972,107
Boeing 767-424ER.....     N76065          29460           May 2002               20,053,877           28,972,107
Boeing 767-424ER.....     N77066          29461           May 2002               20,053,877           28,972,107
Boeing 777-224ER.....     N37018          31680          April 2002              27,954,788           40,386,656

                       REQUIRED PRINCIPAL
                       AMOUNT OF SERIES H
                           EQUIPMENT         APPRAISED
AIRCRAFT TYPE               NOTES(2)          VALUE(3)
-------------          ------------------   ------------
Boeing 757-324.......      $14,336,941      $ 61,646,667
Boeing 757-324.......       14,336,941        61,646,667
Boeing 767-424ER.....       21,720,516        93,400,000
Boeing 767-424ER.....       21,720,516        93,400,000
Boeing 767-424ER.....       21,720,516        93,400,000
Boeing 767-424ER.....       21,720,516        93,400,000
Boeing 777-224ER.....       30,278,054       130,200,000

---------------

(1) The Boeing 757-324 aircraft were delivered to Continental during February 2002. The delivery deadline for purposes of financing an aircraft pursuant to this offering is August 31, 2002 (or later under certain circumstances). The actual delivery date for any aircraft may be subject to delay or acceleration. See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft". Continental has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "Description of the Aircraft and the Appraisals--Substitute Aircraft".

(2) The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates. For information concerning the required principal amount of Equipment Notes applicable to the other Boeing 767-424ER and 777-224ER aircraft that Continental may choose to finance pursuant to this offering in lieu of the aircraft of such models listed above, see "Description of the Certificates--Obligation to Purchase Equipment Notes". Continental also expects that additional Equipment Notes will be issued with respect to each Aircraft, which will be purchased by the Class I Trust. See "Description of the Certificates--Subordinated Certificates."

(3) The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. In particular, the adverse effects of the September 11, 2001 terrorist attacks on the airline industry have created uncertainty in the valuation of aircraft. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft". The appraised value of each of the other Boeing 767-424ER and 777-224ER aircraft that Continental may choose to finance pursuant to this offering is lower than the appraised value of each of the Aircraft of the same model listed above. See "Description of the Aircraft and the Appraisals--The Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Offered Certificates and for the Class H Certificates as of August 15, 2002 (the first Regular Distribution Date that occurs after all Aircraft assumed to be financed in this Offering are scheduled to have been delivered) and each August 15 Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to August 15, 2002 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Offered Certificate Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

                                                         OUTSTANDING BALANCE(2)                       LTV(3)
                                               ------------------------------------------   ---------------------------
                           ASSUMED AGGREGATE    CLASS G-1      CLASS G-2       CLASS H       CLASS G-1      CLASS G-2
REGULAR DISTRIBUTION DATE  AIRCRAFT VALUE(1)   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------  -----------------   ------------   ------------   ------------   ------------   ------------
August 15, 2002........      $627,093,334      $134,644,000   $194,522,000   $145,834,000       52.5%          52.5%
August 15, 2003........       608,280,534       118,325,000    194,522,000    138,834,000       51.4           51.4
August 15, 2004........       589,467,734       102,345,000    194,522,000    122,834,000       50.4           50.4
August 15, 2005........       570,654,934        86,704,000    194,522,000    103,834,000       49.3           49.3
August 15, 2006........       551,842,134        71,404,000    194,522,000     88,834,000       48.2           48.2
August 15, 2007........       533,029,334        56,444,000    194,522,000              0       47.1           47.1
August 15, 2008........       514,216,534        41,823,000    194,522,000              0       46.0           46.0
August 15, 2009........       495,403,734        27,542,000    194,522,000              0       44.8           44.8
August 15, 2010........       476,590,934        13,601,000    194,522,000              0       43.7           43.7
August 15, 2011........       457,778,134                 0    194,522,000              0         NA           42.5

                              LTV(3)
                           ------------
                             CLASS H
REGULAR DISTRIBUTION DATE  CERTIFICATES
-------------------------  ------------
August 15, 2002........        75.7%
August 15, 2003........        74.3
August 15, 2004........        71.2
August 15, 2005........        67.5
August 15, 2006........        64.3
August 15, 2007........          NA
August 15, 2008........          NA
August 15, 2009........          NA
August 15, 2010........          NA
August 15, 2011........          NA

---------------

(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft", declines by approximately 3% per year for the first ten years after the year of delivery of such Aircraft. The aggregate Aircraft value as of any date does not include the value of Aircraft as to which the Equipment Notes secured by such Aircraft are expected to have been paid in full on or prior to such date. Other rates or methods of depreciation would result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the required principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of the other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the amount required for all Aircraft under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus Supplement.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

[Diagram omitted, which shows that Continental will pay the mortgage payments to the Loan Trustees. From such mortgage payments, the Loan Trustees will make Equipment Note payments on the Series G-1 Equipment Notes, the Series G-2 Equipment Notes and the Subordinated Equipment Notes with respect to all Aircraft to the Subordination Agent. From such Equipment Note payments, the Subordination Agent will pay principal, premium, if any, and interest distributions to the Class G-1 Trustee, the Class G-2 Trustee and the Subordinated Certificate Trustees, who will pay such principal, premium, if any, and interest distributions to the Class G-1 Certificateholders, the Class G-2 Certificateholders and the Subordinated Certificateholders, respectively. The Subordination Agent may also receive advances, if any, from, and pay reimbursements, if any, to, the applicable Primary Liquidity Provider. The Subordination Agent may also receive payments from the Class G-1 Above-Cap Account (into which payments may be deposited by the Class G-1 Above-Cap Liquidity Provider). The Subordination Agent may also receive policy advances, if any, from, and pay reimbursements, if any, to, the Policy Provider. The Depositary will make interest payments on the Deposits held for the benefit of the Class G-1 Certificateholders and the Class G-2 Certificateholders to the Escrow Agent. From such interest payments, the Escrow Agent will make payments to the Class G-1 Certificateholders and the Class G-2 Certificateholders.]
---------------

(1) Each Aircraft will be subject to a separate Indenture.

(2) The Primary Liquidity Facility for each of the Class G-1 and G-2 Certificates, together with the Above-Cap Liquidity Facility for the Class G-1 Certificates, are expected to cover six consecutive quarterly interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits. There will be no Liquidity Facility for the Subordinated Certificates.

(3) The Policies cover regular interest distributions and outstanding principal on the Final Maturity Date (or earlier under some circumstances) relating to the Class G-1 and G-2 Certificates, but do not cover any other amounts payable in respect of the Class G-1 or G-2 Certificates. The Policies do not cover amounts payable in respect of the Subordinated Certificates.

(4) To the extent not used to purchase Equipment Notes at the closing of the offering, the proceeds of the offering of the Class G-1 and G-2 Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each applicable Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed after the closing of the offering. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to the Class G-1 or G-2 Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and, in the case of the Class G-1 Trust, LIBOR break amount, if any, or, in the case of the Class G-2 Trust, a premium. Continental will be obligated to pay any such LIBOR break amount and premium. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

(5) The Subordinated Certificates will be issued in a private placement simultaneously with the issuance of the Offered Certificates. There will be no escrow arrangement for the Subordinated Certificates. Instead, the purchasers of the Subordinated Certificates will be required to provide funds to the related Trust when necessary to acquire Subordinated Equipment Notes. See "Description of the Certificates--Issuance of Subordinated Certificates".

THE OFFERING

Certificates Offered..........    - Class G-1 Certificates

                                  - Class G-2 Certificates

                                  Each Class of Offered Certificates will
                                  represent a fractional undivided interest in a related Trust.

Use of Proceeds...............    The proceeds from the sale of the Offered
                                  Certificates will initially be held in escrow and deposited with the Depositary, except for any funds used on the issuance date to acquire
                                  Equipment Notes. Each Trust for the Offered
                                  Certificates will withdraw funds from the escrow relating to such Trust to acquire
                                  Equipment Notes. The Equipment Notes will be issued to finance the purchase by Continental of seven new Boeing aircraft.

Issuance of Subordinated
  Certificates................    Simultaneously with the issuance of the Class
                                  G-1 and G-2 Certificates, Continental will privately place the Class H and I
                                  Certificates. Distributions on the Class H and
                                  Class I Certificates will be subordinated to distributions on the Class G-1 and Class G-2
                                  Certificates. There will be no escrow
                                  arrangement for the Subordinated Certificates.
                                  Instead, the holders of the Subordinated
                                  Certificates will be required to provide funds to the Subordinated Certificate Trusts when necessary to acquire Equipment Notes. The
                                  Offered Certificate Trusts will not be
                                  obligated to purchase Equipment Notes for an Aircraft unless the Class H Trust simultaneously purchases a specified amount of Equipment Notes for such Aircraft.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee.....................    Wilmington Trust Company

Escrow Agent..................    Wells Fargo Bank Northwest, National
                                  Association

Depositary....................    Credit Suisse First Boston, New York branch

Primary Liquidity Provider....    Landesbank Hessen-Thuringen Girozentrale

Above-Cap Liquidity
Provider......................    Merrill Lynch Capital Services, Inc. The
                                  obligations of Merrill Lynch Capital Services under the Above-Cap Liquidity Facility will be guaranteed by its parent company, Merrill
                                  Lynch & Co., Inc.

Policy Provider...............    Ambac Assurance Corporation

Trust Property................    The property of each Offered Certificate Trust
                                  will include:

                                  - Equipment Notes acquired by such Trust.

                                  - All monies receivable under the Liquidity
                                    Facilities for such Trust.

                                  - All monies receivable under the Policy for
                                    such Trust.

                                  - Funds from time to time deposited with the
                                    Trustee in accounts relating to such Trust.

Regular Distribution Dates....    February 15, May 15, August 15 and November
                                  15, commencing on May 15, 2002.

Record Dates..................    The fifteenth day preceding the related
                                  Distribution Date.

Distributions.................    The Trustee will distribute all payments of
                                  principal, LIBOR break amount (if any),
                                  premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                  Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                  Payments of principal, LIBOR break amount (if any), premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to Certificateholders.

Subordination.................    Distributions on the Certificates will be made
                                  in the following order:

                                  - First, to the holders of the Class G-1 and
                                    Class G-2 Certificates.

                                  - Second, to the holders of the Subordinated
                                    Certificates (subject to rankings of
                                    priority between the Subordinated
                                    Certificates).

                                  If Continental is in bankruptcy or certain other specified events have occurred but Continental is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.......    The holders of at least a majority of the
                                  outstanding principal amount of Equipment
                                  Notes issued under each Indenture (or, in the case of the Series G-1 and G-2 Equipment
                                  Notes, the Policy Provider except under
                                  certain circumstances) will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture
                                  Default is continuing thereunder. If an
                                  Indenture Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                  The Controlling Party will be:

                                  - The Policy Provider or, if a Policy Provider
                                    Default is continuing:

                                    (1) The Class G-1 Trustee or Class G-2
                                        Trustee, whichever represents the Class
                                        with the larger principal amount of
                                        Certificates outstanding at the time
                                        that the Indenture Default occurs.

                                    (2) Upon payment of final distributions to
                                        the holders of such larger Class, the
                                        other of the Class G-1 Trustee or Class
                                        G-2 Trustee.

                                  - Upon payment of final distributions to the
                                    holders of Class G-1 and G-2 Certificates and, unless a Policy Provider Default is continuing, of any obligations to the Policy Provider, the Trustees for the Subordinated Certificates (subject to certain ranking provisions between such Trustees).

                                  - Under certain circumstances, and
                                    notwithstanding the foregoing, the Primary
                                    Liquidity Provider with the largest amount owed to it.

                                  In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Continental, the Controlling Party may not direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums.

Right to Buy Other Classes of
  Certificates................    If Continental is in bankruptcy or certain
                                  other specified events have occurred, the Certificateholders and the Policy Provider may have the right to buy certain Classes of Certificates on the following basis:

                                  - If the Class G-1 or Class G-2
                                    Certificateholders are then represented by the Controlling Party, the
                                    Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

                                  - The Subordinated Certificateholders will
                                    have the right to purchase all of the Class
                                    G-1 and G-2 Certificates (subject to certain purchase rights between the Subordinated Certificateholders).

                                  - Whether or not any Class of
                                    Certificateholders has purchased or elected to purchase the Class G-1 or G-2 Certificates, the Policy Provider will have the right to purchase all of the Class G-1 and G-2 Certificates if it is the Controlling Party and 180 days have elapsed since the occurrence of a Triggering Event that is continuing.

                                  The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities..........    Under the Primary Liquidity Facility for each
                                  Offered Certificate Trust, the Primary
                                  Liquidity Provider will, if necessary, make advances in an aggregate amount, together, in the case of the Class G-1 Trust, with amounts payable by the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility, expected to provide an amount sufficient to pay interest on the applicable Certificates on up to six successive quarterly Regular
                                  Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Primary Liquidity Facilities and payments under the Above-Cap Liquidity Facility cannot be used to pay any other amount in respect of the Offered Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

                                  There will be no Liquidity Facility for the Subordinated Certificate Trusts.

                                  Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Offered Certificate Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility for such Trust and, in the case of the Class G-1 Trust, withdrawals from the account into which payments under the Above-Cap Liquidity Facility are required to be made.

                                  Upon each drawing under any Primary Liquidity Facility to pay interest on the Offered Certificates, the Subordination Agent will reimburse the applicable Primary Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Primary Liquidity Provider under any Primary Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Primary Liquidity Facility and will rank senior to the Certificates in right of payment.

Policy Coverage...............    Under the Policy for each Offered Certificate
                                  Trust, the Policy Provider will honor drawings to cover:

                                  - Any shortfall on any Regular Distribution
                                    Date (other than the Final Maturity Date) in funds to be distributed as accrued interest on the Certificates of such Trust and the related Escrow Receipts.

                                  - Any shortfall on the Final Maturity Date for
                                    such Trust in the Final Distributions (other than any unpaid premium) on the Certificates issued by such Trust.

                                  - Any shortfall in the proceeds from the
                                    disposition of an Equipment Note held for such Trust (or any underlying collateral) on the related Special Distribution Date from the amount required to reduce the Pool Balance of such Trust by the outstanding principal amount of such Equipment Note plus accrued and unpaid interest.

                                  - If certain payments with respect to the
                                    Certificates of such Trust are by court
                                    order determined to be a "preferential
                                    transfer" under the Bankruptcy Code or
                                    otherwise required to be returned, the
                                    amount of such payments.

                                  - If (1) there has been a principal payment
                                    default on an Equipment Note held for such Trust or such an Equipment Note has been accelerated and (2) the Subordination Agent has not received any proceeds of the disposition of such Equipment Note (or its underlying collateral) on or prior to the first Business Day that is 24 months after the last date on which the Subordination Agent received payment in full of scheduled payments on such Equipment Note (which Business Day shall be set as a Special Distribution Date for such Trust), an amount equal to the then outstanding principal amount of such Equipment Note plus accrued and unpaid interest from the last Regular Distribution Date to such Special Distribution Date.

                                  The Policy Provider has the right at the end of the 24-month period referred to above, so long as no Policy Provider Default has occurred and is continuing, to elect instead:

                                  - To pay on such Special Distribution Date an
                                    amount equal to any shortfall in the
                                    scheduled principal and interest that came due on the applicable Equipment Note (without regard to any acceleration thereof) during the 24-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Cash Collateral Account or, in the case of the Class G-1 Certificates, the Above-Cap Account, in each case with respect to such interest), and

                                  - To permit, on each subsequent Regular
                                    Distribution Date, drawings under the Policy for an amount equal to the scheduled principal (without regard to any acceleration thereof) and interest that were to become due on the applicable Equipment Note on the related payment date until paid in full.

                                  After the Policy Provider has made such
                                  election, (1) on any Business Day elected by the Policy Provider upon 20 days' notice (which shall be set as a Special Distribution Date for such Trust) or (2) if a Policy Provider Default occurs and is continuing or the Subordination Agent receives proceeds from the sale or other disposition of that Equipment Note (or its underlying collateral) in connection with the exercise of remedies, on any Business Day specified by the Subordination Agent upon 20 days' notice (which shall be set as a Special Distribution Date for such Trust), the Subordination Agent will request a Policy Drawing for an amount equal to the then outstanding principal balance of such Equipment Note and accrued interest on such Equipment Note from the last Regular Distribution Date to that Special Distribution Date less any Policy Drawings previously paid by the Policy Provider of principal on that Equipment Note.

                                 Any shortfall for which a drawing under a Policy may be made as described above (except in specified circumstances) will be calculated after the application of funds available through the subordination provisions applicable to the Certificates, in respect of accrued interest on the related Deposits, drawings under the related Primary Liquidity Facility, withdrawals from the related Cash Collateral Account and, in the case of the Class G-1 Trust, withdrawals from the Above-Cap Account. A Policy will cover only the applicable Offered Certificates (and interest on the Escrow Receipts attached to such Certificates), and will not cover any Subordinated Certificates.

                                 The Policy Provider will honor drawings under the Policy for any Class of Offered Certificates by the Primary Liquidity Provider for such Class to cover the payment to such Primary Liquidity Provider of interest accruing on outstanding drawings under the related Primary Liquidity Facility from and after the end of the 24-month period referred to above as and when such interest becomes due in accordance with such Primary Liquidity Facility.

                                 The reimbursement of drawings under each Policy ranks junior to further distributions on the Offered Certificates.

Escrowed Funds................   Funds in escrow for the Certificateholders of
                                 each Offered Certificate Trust will be held by the Depositary as Deposits relating to such Trust. The Offered Certificate Trustees may withdraw these funds from time to time to purchase Equipment Notes prior to the deadline established for purposes of this offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Offered Certificate Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Offered
                                 Certificate Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The
                                 Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds.........   All of the Deposits held in escrow may not be
                                 used to purchase Equipment Notes by the
                                 deadline established for purposes of this offering. This may occur because of delays in the delivery of Aircraft, failure of the Class
                                 H Certificate Trustee to purchase Equipment
                                 Notes or other reasons. See "Description of the Certificates--Obligation to Purchase Equipment
                                 Notes". If any funds remain as Deposits with respect to any Offered Certificate Trust after such deadline, the funds held as Deposits will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest and, in the case of the Class G-1
                                 Trust, LIBOR break amount, if any, or, in the case of the Class G-2 Trust, a premium, to the Certificateholders of such Trust after at least
                                 15 days' prior written notice. Continental will be obligated to pay any such LIBOR break amount and premium. See "Description of the Deposit
                                 Agreements--Unused Deposits".

Obligation to Purchase
Equipment Notes...............   The Trustees will be obligated to purchase the
                                 Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase
                                 Agreement. Continental will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note
                                 Purchase Agreement. The terms of such financing agreements must (a) contain the Mandatory
                                 Document Terms set forth in the Note Purchase
                                 Agreement and (b) not vary the Mandatory
                                 Economic Terms set forth in the Note Purchase
                                 Agreement. In addition, Continental must certify to the Trustees that any modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating
                                 Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Offered Certificates.

                                 It is a condition to the Offered Certificate
                                 Trustees' obligation to purchase Equipment
                                 Notes relating to any Aircraft that the
                                 required amount of Series H Equipment Notes relating to such Aircraft specified in the Note Purchase Agreement shall be concurrently purchased by the Class H Trustee. In addition, the Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See "Description of the
                                 Certificates--Obligation to Purchase Equipment Notes".

Equipment Notes

  (a) Issuer..................   Continental

  (b) Interest................   The Equipment Notes held in each Offered
                                 Certificate Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on February 15, May 15, August 15 and November
                                 15 of each year, commencing on the first such date after issuance of such Equipment Notes.
                                 Interest on the Series G-1 Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on the Series G-2 Equipment Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months. LIBOR is determined from time to time by the Reference Agent as described in "Description of the Equipment
                                 Notes--Determination of LIBOR".

  (c) Principal...............   Amortizing Notes.  Principal payments on the
                                 Series G-1 Equipment Notes are scheduled on
                                 February 15 and August 15 in certain years, commencing on February 15, 2003.

                                 Bullet Maturity Notes. The entire principal amount of the Series G-2 Equipment Notes is scheduled to be paid on February 15, 2012.

  (d) Redemption and
Purchase......................   Aircraft Event of Loss.  If an Event of Loss
                                 occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and, in the case of the Series G-1
                                 Equipment Notes, LIBOR break amount, if any, but without any premium.

                                 Optional Redemption. Continental may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Make-Whole Premium, if any, plus, in the case of the Series G-1 Equipment Notes, LIBOR break amount, if any. See "Description of the Equipment Notes--Redemption".

                                 Continental may elect at any time, subject to certain conditions, to redeem all of the Series H or Series I Equipment Notes, in any case, without redeeming the Equipment Notes held for the Offered Certificate Trusts. Redemption of the Series H Equipment Notes is subject to the requirement that Continental simultaneously issue new Series H Equipment Notes having terms the same in all material respects as the redeemed Series H Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased. In addition, any such new Series H Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class H Trust, and Continental must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series H Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class G-1 or G-2 Certificates (without regard to the Policies). If the Series I Equipment Notes are redeemed, new Series I Equipment Notes may not be issued.

  (e) Security................   The Equipment Notes issued with respect to each
                                 Aircraft will be secured by a security interest in such Aircraft.

                                 There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

  (f)
Cross-collateralization.......   The Equipment Notes will be
                                 cross-collateralized. This means that any proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

  (g) Section 1110
Protection....................   Continental's outside counsel will provide its
                                 opinion to the Trustees that the benefits of
                                 Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment
                                 Notes.

Certain Federal Income Tax
  Consequences................   Each Certificate Owner generally should report
                                 on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See
                                 "Certain U.S. Federal Income Tax Consequences".

Certain ERISA
Considerations................   Each person who acquires a Certificate will be
                                 deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain
                                 ERISA Considerations".

Rating of the Certificates....   It is a condition to the issuance of the
                                 Offered Certificates that they be rated by Moody's and Standard & Poor's not less than the ratings set forth below:

                                                                                           STANDARD &
                                          CERTIFICATES                           MOODY'S     POOR'S
                                          ------------                           -------   ----------
                                          Class G-1............................    Aaa        AAA
                                          Class G-2............................    Aaa        AAA

                                 A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency after the Offered Certificates have been issued.

                                                                                             STANDARD &
                                                                                   MOODY'S     POOR'S
                                                                                   -------   ----------
Rating of the Depositary..................  Short Term...........................    P-1        A-1+

                                                                                             STANDARD &
                                                                                   MOODY'S     POOR'S
                                                                                   -------   ----------
Threshold Rating for the Liquidity          Short Term...........................
  Providers...............................                                           P-1        A-1

Primary Liquidity Provider
Rating........................   The Primary Liquidity Provider meets the
                                 Threshold Rating requirement.

Above-Cap Liquidity Provider
Rating........................   Merrill Lynch & Co., Inc., the guarantor of the
                                 obligations of Merrill Lynch Capital Services,
                                 Inc., as the Above-Cap Liquidity Provider, meets the Threshold Rating requirement.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2001, 2000 and 1999 are derived from the audited consolidated financial statements of Continental (including certain reclassifications to conform to the current year presentation) including the notes thereto incorporated by reference in this Prospectus Supplement and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 1998 and 1997 are derived from the selected financial data contained in Continental's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, incorporated by reference in this Prospectus Supplement, and the audited consolidated financial statements of Continental for the years ended December 31, 1998 and 1997 and should be read in conjunction therewith.

                                                          YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------
                                               2001       2000     1999       1998       1997
                                              ------     ------   ------     ------     ------
                                              (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA,
                                                         PER SHARE DATA AND RATIOS)
FINANCIAL DATA--OPERATIONS:
Operating Revenue...........................  $8,969     $9,899   $8,639     $7,927     $7,194
Operating Expenses..........................   8,825(1)   9,170    8,024(2)   7,226(3)   6,478
                                              ------     ------   ------     ------     ------
Operating Income............................     144        729      615        701        716
Nonoperating Income (Expense), net..........    (258)(4)   (158)     183(5)     (53)       (76)
                                              ------     ------   ------     ------     ------
Income (Loss) before Income Taxes,
  Extraordinary Charges and Cumulative
  Effect of Change in Accounting
  Principles................................    (114)       571      798(6)     648        640
Net Income (Loss)...........................  $  (95)    $  342   $  455     $  383     $  385
                                              ======     ======   ======     ======     ======
Basic Earnings (Loss) per Share.............  $(1.72)    $ 5.62   $ 6.54(7)  $ 6.34     $ 6.65
                                              ======     ======   ======     ======     ======
Diluted Earnings (Loss) per Share...........  $(1.72)    $ 5.45   $ 6.20(8)  $ 5.02     $ 4.99
                                              ======     ======   ======     ======     ======
Ratio of Earnings to Fixed Charges(9).......      --(10)   1.51x    1.80x      1.94x      2.07x
                                              ======     ======   ======     ======     ======
OPERATING DATA(11):
Revenue passenger miles (millions)(12)......  61,140     64,161   60,022     53,910     47,906
Available seat miles (millions)(13).........  84,485     86,100   81,946     74,727     67,576
Passenger load factor(14)...................    72.4%      74.5%    73.2%      72.1%      70.9%
Breakeven passenger load factor(15)(16).....    74.9%      67.6%    66.4%      61.6%      61.0%
Passenger revenue per available seat mile
  (cents)(17)...............................    8.98       9.84     9.12       9.23       9.29
Operating cost per available seat mile
  (cents)(18)(19)...........................    9.58       9.68     8.98       8.89       9.04
Average yield per revenue passenger mile
  (cents)(20)...............................   12.42      13.20    12.45      12.79      13.11
Average length of aircraft flight (miles)...   1,185      1,159    1,114      1,044        967

                                                                 AS OF DECEMBER 31,
                                                              ------------------------
                                                                2001           2000
                                                              ---------      ---------
                                                              (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
  Cash, Cash Equivalents and Short-Term Investments.........   $1,132         $1,395
  Other Current Assets......................................    1,012          1,064
  Total Property and Equipment, net.........................    6,153          5,163
  Routes and Airport Operating Rights, net..................    1,033          1,081
  Other Assets, net.........................................      461            498
                                                               ------         ------
     Total Assets...........................................   $9,791         $9,201
                                                               ======         ======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities.......................................   $3,191         $2,980
  Long-Term Debt and Capital Leases.........................    4,198          3,374
  Deferred Credits and Other Long-Term Liabilities..........      998            995
  Continental-Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely
     Convertible Subordinated Debentures(21)................      243            242
  Redeemable Common Stock(22)...............................       --            450
  Stockholders' Equity......................................    1,161          1,160
                                                               ------         ------
     Total Liabilities and Stockholders' Equity.............   $9,791         $9,201
                                                               ======         ======

---------------

 (1) Includes $417 million grant under the Stabilization Act and $124 million of special charges, which consist of $61 million of fleet impairment losses, $29 million of costs associated with furloughs and company offered leaves, $17 million of costs for environmental remediation expenses and $17 million of costs associated with the closure and nonutilization of certain facilities and for certain uncollectable receivables.

 (2) Includes an $81 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of six DC-10-30 aircraft and the disposal of related excess inventory.

 (3) Includes a $122 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of certain jet and turboprop aircraft.

 (4) Includes a $22 million special charge related to the impairment of investments in certain affiliates and the uncollectibility of related notes receivable.

 (5) Includes a $326 million net gain on the sale of the Company's interest in Amadeus Global Travel Distribution S.A. and other asset sales.

 (6) Reflects income before income taxes and cumulative effect of a change in accounting principle. During 1999, Continental recorded a $33 million charge for the cumulative effect of changes in the accounting for the sale of frequent flyer mileage credits to participating partners and preoperating costs related to the integration of new types of aircraft.

 (7) Reflects basic earnings per share after cumulative effect of changes in accounting principles. See Note (6) for a description of the changes in accounting principles. Basic earnings per share for the year ended December 31, 1999 was $7.02 before the cumulative effect of such changes in accounting principles.

 (8) Reflects diluted earnings per share after cumulative effect of changes in accounting principles. See Note (6) for a description of the changes in accounting principles. Diluted earnings per share for the year ended December 31, 1999 was $6.64 before the cumulative effect of such changes in accounting principles.

 (9) For purposes of calculating this ratio, earnings consist of income before income taxes, extraordinary charges and cumulative effect of a change in accounting principle plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

(10) For the year ended December 31, 2001, earnings were inadequate to cover fixed charges and the coverage deficiency was $152 million.

(11) Includes operating data for CMI, but does not include operating data for ExpressJet's regional jet operations or turboprop operations.

(12) The number of scheduled miles flown by revenue passengers.

(13) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(14) Revenue passenger miles divided by available seat miles.

(15) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges and other special items.

(16) Excludes $417 million of Stabilization Act Grant and $146 million of fleet impairment, severance and other special charges in 2001. Also excludes a $81 million fleet disposition/impairment loss and a $326 million net gain on the sale of the Company's interest in Amadeus Global Travel Distribution S.A. and other asset sales in 1999, and a $122 million fleet disposition/impairment loss in 1998. See Notes (1), (2), (3) and (4) for description of the charges.

(17) Passenger revenue divided by available seat miles.

(18) Operating expenses divided by available seat miles.

(19) Excludes $417 million of Stabilization Act grant and $124 million of fleet impairment, severance and other special charges in 2001, a $81 million fleet disposition/impairment loss in 1999 and a $122 million fleet disposition/impairment loss in 1998. See Notes (1), (2) and (3) for description of charges.

(20) The average revenue received for each mile a revenue passenger is carried.

(21) The sole assets of the Trust are convertible subordinated debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 6% per annum and mature on November 15, 2030. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(22) Represents the Company's commitment to repurchase 6.7 million shares of Class A common stock of Continental owned by Northwest Airlines Corporation. The transaction closed on January 22, 2001 and was accounted for as an equity transaction.

                                  RISK FACTORS

TERRORIST ATTACKS

  LAST YEAR'S TERRORIST ATTACKS ADVERSELY AFFECTED, AND MAY CONTINUE TO ADVERSELY AFFECT, CONTINENTAL'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS

     As described in greater detail in Continental's filings with the Securities and Exchange Commission, the terrorist attacks of September 11, 2001 involving commercial aircraft have adversely affected Continental's financial condition, results of operations and prospects, and the airline industry generally. Those effects continue, although they have been mitigated somewhat by increased traffic, the Air Transportation Safety and System Stabilization Act (the "Stabilization Act") and Continental's cost-cutting measures. Moreover, additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks, could further negatively impact Continental and the airline industry.

     Among the effects Continental experienced from the September 11, 2001 terrorist attacks were significant flight disruption costs caused by the Federal Aviation Administration ("FAA") imposed grounding of the U.S. airline industry's fleet, significantly increased security, insurance and other costs, significantly higher ticket refunds, significantly reduced load factors, and significantly reduced yields. Further terrorist attacks using commercial aircraft could result in another grounding of Continental's fleet, and would likely result in significant reductions in load factor and yields, along with increased ticket refunds and security and other costs. In addition, terrorist attacks not involving commercial aircraft, or other world events, could result in decreased load factors and yields for airlines, including Continental, and could also result in increased costs. For instance, fuel costs, which have declined since September 11, 2001, could escalate if oil-producing countries were impacted by hostilities or reduce output, which could also impact fuel availability. In February 2002, Continental purchased out of the money call options to hedge a significant increase in fuel costs for approximately 35% of its projected 2002 fuel requirements for the period March through December. Premiums for aviation insurance have increased substantially, and could escalate further, or certain aviation insurance could become unavailable or available only for reduced amounts of coverage that are insufficient to comply with the levels of insurance coverage required by aircraft lenders and lessors or required by applicable government regulations. Additionally, war-risk coverage or other insurance might cease to be available to Continental's vendors, or might be available only at significantly increased premiums or for reduced amounts of coverage, which could adversely impact Continental's operations or costs.

     Due in part to the lack of predictability of future traffic, business mix and yields, Continental is currently unable to estimate the long-term impact on it of the events of September 11, 2001 and the sufficiency of its financial resources to absorb that impact. However, given the magnitude of these unprecedented events and their potential subsequent effects, the adverse impact to Continental's financial condition, results of operations and prospects may continue to be material.

  CONTINENTAL MAY HAVE TO RECOGNIZE FURTHER SPECIAL CHARGES RELATED TO GROUNDED AIRCRAFT

     As of January 31, 2002, Continental had 56 jet aircraft and 19 turboprop aircraft out of service from its fleet. The majority of these aircraft have been temporarily removed from service and Continental will continue to evaluate whether to return these temporarily grounded aircraft to service, which will primarily depend on demand and yield in the coming months. In the fourth quarter of 2001, Continental incurred a special charge of $39 million after taxes ($61 million pre-tax) associated primarily with the impairment of various owned aircraft and spare engines, including all DC-10-30, ATR-42, EMB-120 and Boeing 747 and 727 aircraft. On February 28, 2002, Continental announced the permanent grounding and retirement of its DC-10-30 fleet resulting in a special charge for leased aircraft of $52 million after taxes ($83 million pre-tax). Continental could suffer additional impairment of operating aircraft and other long-lived assets in the future if the economic environment in which it operates does not continue to improve or further deteriorates due to unforeseen circumstances. The special charges for all or a significant portion of the temporarily grounded aircraft would, and any additional special charges for impairment of operating aircraft and other long-lived assets could, be material.

  THE AVIATION SECURITY ACT WILL IMPOSE ADDITIONAL COSTS AND MAY CAUSE POSSIBLE SERVICE DISRUPTIONS

     In November 2001, the President signed into law the Aviation and Transportation Security Act (the "Aviation Security Act"). This law federalizes substantially all aspects of civil aviation security, creating a new Transportation Security Administration under the Department of Transportation. Under the Aviation Security Act, all security screeners at airports will be federal employees, and significant other elements of airline and airport security will be overseen and performed by federal employees, including federal security managers, federal law enforcement officers, federal air marshals, and federal security screeners. Among other matters, the law mandates improved flight deck security, deployment of federal air marshals onboard flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs, and enhanced background checks. Funding for airline and airport security under the law is provided by a new $2.50 per enplanement ticket tax (subject to a $5 per one-way trip cap), and a new annual tax on air carriers in an amount not to exceed the amounts paid in calendar year 2000 by carriers for screening passengers and property. Air carriers began collecting the new ticket tax from passengers, and became subject to the new tax on air carriers, on February 1, 2002. The law requires that the Undersecretary of Transportation for Security will assume all the civil aviation security functions and responsibilities related to passenger screening called for under the law beginning February 17, 2002, and provides that the Undersecretary may assume existing contracts for the provision of passenger screening services at U.S. airports for up to 270 days from that date, after which all security screeners must be federal employees. The law also requires that all checked baggage be screened by explosive detection systems by December 31, 2002, which will require significant equipment acquisitions by the government and may require facility and baggage process changes to implement. Implementation of the requirements of the Aviation Security Act will result in increased costs for Continental and its passengers and may result in delays and disruptions to air travel.

RISK FACTORS RELATING TO THE COMPANY

  CONTINENTAL CONTINUES TO EXPERIENCE SIGNIFICANT OPERATING LOSSES

     Since September 11, 2001, Continental has not generated positive cash flow from its operations. Although improved traffic since September has significantly decreased the average daily negative cash flow from operations, Continental's cash flow from operations as of February 20, 2002, remains negative at approximately $2 million per day, and Continental currently anticipates that it will incur a significant loss in the first quarter of 2002. Based on current information and trends, Continental also expects to incur a loss for the fourth quarter of 2002 and for the full year 2002. Although load factors continue to improve, they have done so against significantly reduced capacity. The reduced capacity, coupled with the fact that many of Continental's costs are fixed in the intermediate to long term, will continue to cause higher unit costs. Cost per available seat mile for 2002 is expected to increase 5%, holding fuel rate constant, as compared to 2001. This increase is partly attributable to anticipated additional insurance costs in 2002 of approximately $85 million. Business traffic in most markets continues to be weak, and carriers continue to offer reduced fares to attract passengers, which lowers Continental's passenger revenue and yields and raises Continental's break-even load factor. We cannot predict when business traffic or yields will increase.

     In addition, Continental's capacity purchase agreement with ExpressJet provides that Continental purchase in advance all of its available seat miles for a negotiated price, and Continental is at risk for reselling the available seat miles at market prices. Continental previously announced its intention to sell or otherwise dispose of some or all of its interests in ExpressJet. If Continental does so, then it would have greater fixed costs, which could result in lower or more volatile earnings or both. See "Recent Developments--Proposed Initial Public Offering of ExpressJet."

  CONTINENTAL'S HIGH LEVERAGE MAY AFFECT ITS ABILITY TO SATISFY ITS SIGNIFICANT FINANCING NEEDS OR MEET ITS OBLIGATIONS

     Continental has a higher proportion of debt compared to its equity capital than some of its principal competitors. Continental also has significant operating leases and facility rental costs. In addition, Continental has fewer cash resources than some of its principal competitors. Most of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

     As of December 31, 2001, Continental had:

     - approximately $4.6 billion (including current maturities) of long-term debt and capital lease obligations.

     - $250 million liquidation amount of Continental-obligated mandatorily redeemable preferred securities of trust ($243 million net of unamortized discount).

     - approximately $1.2 billion of stockholder's equity.

     - $1.13 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of December 31, 2001, Continental had firm commitments for 87 aircraft from Boeing, with an estimated cost of approximately $3.7 billion, after giving effect to the rescheduling discussed below. Continental expects that 20 of these aircraft will be delivered between January 2002 and May 2002. Thirteen of these 20 aircraft have been pre-financed, and Continental expects to finance the remaining seven aircraft pursuant to this Offering. Continental has agreed with Boeing to reschedule deliveries of the remaining 67 aircraft so that they will be delivered between late 2003 and mid 2008. Continental does not have backstop financing from Boeing or any other financing currently in place for the remaining 67 aircraft.

     As of December 31, 2001, ExpressJet had firm commitments for 137 regional jets from Empresa Brasileira de Aeronautica S.A. ("Embraer"), with an estimated cost of approximately $2.6 billion. Neither ExpressJet nor Continental will have any obligation to take any of these firm Embraer aircraft that are not financed by a third party and leased to Continental.

     In addition, Continental has significant operating lease and facility rental obligations. For the year ended December 31, 2001 and 2000, cash expenditures under operating leases approximated $1.3 billion and $1.2 billion, respectively.

     Additional financing will be needed to satisfy Continental's capital commitments. Continental cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments. On several occasions subsequent to September 11, 2001, each of Moody's, Standard and Poor's and Fitch downgraded the credit ratings of a number of major airlines, including Continental's credit ratings. Reductions in Continental's credit ratings may increase the cost and reduce the availability of financing to Continental.

  SIGNIFICANT CHANGES OR EXTENDED PERIODS OF HIGH FUEL COSTS WOULD MATERIALLY AFFECT CONTINENTAL'S OPERATING RESULTS

     Fuel costs constitute a significant portion of Continental's operating expense. Fuel costs represented approximately 13.5% of Continental's operating expenses for the year ended December 31, 2001 (excluding severance and other special charges and Stabilization Act grant), and 15.2% of Continental's operating expenses for the year ended December 31, 2000. Fuel prices and supplies are influenced significantly by international political and economic circumstances. From time to time Continental enters into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Continental's fuel hedging strategy may limit its ability to benefit from declines in fuel prices. In February 2002, Continental purchased out of the money call options to hedge a significant increase in fuel costs for approximately 35% of its projected 2002 fuel requirements for the period March through December. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or reduction of scheduled airline service could result. Significant changes in fuel costs or extended periods of high jet fuel prices would materially affect Continental's operating results.

  LABOR COSTS IMPACT CONTINENTAL'S RESULTS OF OPERATIONS

     Labor costs constitute a significant percentage of Continental's total operating costs. In July 2000, Continental completed a three-year program bringing all employees to industry standard wages and also announced and began implementing a phased plan to bring employee benefits to industry standard levels by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) matching cash contributions and additional past service retirement credit for most senior employees.

     Collective bargaining agreements between Continental and its mechanics (who are represented by the International Brotherhood of Teamsters) and between both Continental and ExpressJet and their respective pilots (who are represented by the Air Line Pilots Association) are amendable in January 2002 and October 2002, respectively. Negotiations were deferred due to the economic uncertainty following the September 11, 2001 terrorist attacks. Negotiations with these employee groups have recommenced with the International Brotherhood of Teamsters in the first quarter of 2002 and are scheduled to commence with the Air Line Pilots Association in the summer of 2002. Continental will incur increased labor costs in connection with the negotiation of its collective bargaining agreements. In addition, certain other U.S. air carriers have experienced work slowdowns, strikes or other labor disruptions in connection with contract negotiations. Although Continental enjoys generally good relations with its employees, there can be no assurance that Continental will not experience labor disruptions in the future.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  THE INDUSTRY IN WHICH CONTINENTAL COMPETES IS HIGHLY COMPETITIVE

     The airline industry is highly competitive and susceptible to price discounting. Carriers use discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental.

     Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels are influenced by, among other things, the state of the global economy, domestic and international events, airline capacity and pricing actions taken by carriers. The weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines from 1990 to 1993. Since September 11, 2001, these same factors, together with the effects of the terrorist attacks and the industry's reduction in capacity, have resulted in dramatic losses for Continental and the airline industry generally. Continental cannot predict when conditions will improve.

     In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on its segment of flights connecting with its alliance partners. Continental's alliance with Northwest Airlines is an example of such an arrangement, and Continental has existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than Continental's. The Company cannot predict the extent to which Continental will be disadvantaged by competing alliances.

     Since its deregulation in 1978, the U.S. airline industry has undergone substantial consolidation, and it may in the future experience additional consolidation. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances and business combination transactions. Continental has had, and expects it will continue to have, discussions with third parties regarding strategic alternatives. The impact of any consolidation within the U.S. airline industry cannot be predicted at this time.

  CONTINENTAL'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

     As evidenced by the enactment of the Aviation Security Act, airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses to comply with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Additionally, because of significantly higher security and other costs incurred by airports since September 11, 2001, and because reduced landing weights since September 11, 2001 have reduced the fees airlines pay to airports, many airports are significantly increasing their rates and charges to air carriers, including to Continental. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that laws or regulations enacted in the future will not adversely affect it.

  CONTINENTAL'S OPERATIONS ARE AFFECTED BY THE SEASONALITY ASSOCIATED WITH THE AIRLINE INDUSTRY

     Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare actions, excise and similar taxes, changing levels of operations, fuel prices, weather, air traffic control delays, foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals".

     An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors.

Accordingly, Continental cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

     In addition, the value of the Aircraft may be negatively affected as a consequence of the events of September 11, 2001 referred to under "--Terrorist Attacks--Last Year's Terrorist Attacks Adversely Affected, and May Continue to Adversely Affect, Continental's Financial Condition, Results of Operations and Prospects". Each of the appraisals indicates that current market values of aircraft have been adversely affected by such events. However, the appraised values set forth in the appraisals generally assume a stable market environment and certain other market conditions. Accordingly, the extent to which the September 11 events have been taken into account in determining these appraised values varies among the appraisals, as discussed in the attached appraisal letters. Each of the appraisals notes that the long-term impact on aircraft values of these events is uncertain.

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default".

     The Controlling Party will be:

     - The Policy Provider or, if a Policy Provider Default is continuing:

      (1) The Class G-1 Trustee or Class G-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

      (2) Upon payment of final distributions to the holders of such larger Class, the other of the Class G-1 Trustee or Class G-2 Trustee.

     - Upon payment of final distributions to the holders of Class G-1 and G-2 Certificates and, unless a Policy Provider Default is continuing, of any obligations to the Policy Provider, the Trustees for the Subordinated Certificates (subject to certain ranking provisions among such Trustees).

     - Under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the largest amount owed to it.

     During the continuation of any Indenture Default, the Controlling Party may direct the acceleration and sale of the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental or any Trustee.

  RATINGS OF THE OFFERED CERTIFICATES

     It is a condition to the issuance of the Offered Certificates that the Class G-1 and G-2 Certificates be rated not lower than Aaa by Moody's and AAA by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental, the Depositary, a Liquidity Provider or the Policy Provider) so warrant.

     The rating of the Offered Certificates is based primarily on the availability of the Policies, as well as the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Offered Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $329,166,000 (less any amounts used to purchase Equipment Notes on the Issuance Date) of Deposits. Amounts deposited under the Escrow Agreements are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Offered Certificates nor the Escrow Receipts may be separately assigned or transferred.

     Continental's ability to pay any LIBOR break amount and premium due upon distribution of Deposits not used to acquire Equipment Notes during the Delivery Period has not been rated by either of the Rating Agencies.

  RETURN OF ESCROWED FUNDS

     Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. See "Description of the Deposit Agreements--Unused Deposits". If any funds remain as Deposits with respect to any Offered Certificate Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest and LIBOR break amount, in the case of the Class G-1 Trust, or a premium, in the case of the Class G-2 Trust, to the Certificateholders of such Trust. See "Description of the Deposit Agreements--Unused Deposits". Continental will be obligated to pay any such LIBOR break amount and premium.

  ABOVE-CAP LIQUIDITY FACILITY

     The Above-Cap Liquidity Facility provides that upon (i) a downgrading of an Above-Cap Liquidity Provider (or, in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor) below the applicable Threshold Rating, (ii) in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor's guarantee of the initial Above-Cap Liquidity Provider's obligations thereunder becoming invalid or unenforceable, or (iii) the occurrence of certain other events relating to certain changes in law or other circumstances, unless the Above-Cap Liquidity Facility is replaced by a replacement Above-Cap Liquidity Facility, the Above-Cap Liquidity Facility shall be terminated. The Above-Cap Liquidity Provider will have the right to replace the Above-Cap Liquidity Facility by a replacement Liquidity Facility or to terminate the Above-Cap Liquidity Facility upon the occurrence of certain events relating to deduction or withholding for tax. If the Above-Cap Liquidity Facility is so terminated, the Above-Cap Liquidity Provider is required to deposit into the Above-Cap Collateral Account a termination payment expected to be sufficient to cover future payments under the Above-Cap Liquidity Facility, assuming that LIBOR will not exceed 20%. See "Description of the Liquidity Facilities--Above-Cap Liquidity Facility--Payments". Thus, if LIBOR at any time exceeds 20%, there can be no assurance that the amounts available in the Above-Cap Collateral Account would be sufficient to cover any interest shortfalls on the Class G-1 Certificates as otherwise described herein.

  LIMITED ABILITY TO RESELL THE OFFERED CERTIFICATES

     Prior to this offering, there has been no public market for the Offered Certificates. Neither Continental nor any Trust intends to apply for listing of the Offered Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Offered Certificates, but they are not required to do so. A secondary market for the Offered Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Offered Certificates.

RISK FACTORS RELATING TO THE POLICY PROVIDER

 IF THE FINANCIAL CONDITION OF THE POLICY PROVIDER DECLINES, THE RATING ON THE OFFERED CERTIFICATES MAY DECLINE

     The Aaa rating by Moody's and the AAA rating by Standard & Poor's of the Offered Certificates are based, primarily, on the existence of the Policies that insure the complete and timely payment of interest relating to the Offered Certificates on each Regular Distribution Date and the payment of outstanding principal on or, in some cases, before the Final Maturity Date. Ambac Assurance Corporation, the Policy Provider, will issue the Policies. If the Policy Provider's financial condition declines or if it becomes insolvent, the Subordination Agent may be unable to recover the full amount due under the Policies. In addition, such a decline or insolvency could lead Moody's or Standard & Poor's to downgrade the ratings of the Offered Certificates because of a concern that the Policy Provider may be unable to make payments to the holders of the Offered Certificates under the Policies. For information on the financial information generally available relating to the Policy Provider, see "Description of the Policy Provider".

  POLICY PROTECTION IS LIMITED

     Although the Subordination Agent may make drawings under the Policies for interest payments on each Regular Distribution Date, the Subordination Agent generally may not make drawings for principal payments until the Final Maturity Date for the Offered Certificates except in certain limited circumstances. This limits the protection afforded to holders of Offered Certificates by the Policies.

                              RECENT DEVELOPMENTS

PROPOSED INITIAL PUBLIC OFFERING OF EXPRESSJET

     Continental has announced that its wholly owned subsidiary, ExpressJet Holdings, Inc. ("ExpressJet Holdings"), filed an amendment to its registration statement previously filed with the Commission for the proposed initial public offering of its common stock. ExpressJet wholly owns ExpressJet Airlines, Inc., the regional airline that operates as Continental Express ("ExpressJet").

     In the initial public offering, ExpressJet Holdings intends to sell 10,000,000 shares of its common stock and use the proceeds to repay a portion of its indebtedness to Continental. In addition, Continental expects to sell 10,000,000 of its shares of ExpressJet Holdings common stock in the offering and to grant the underwriters an option to purchase an additional 3,000,000 shares to cover over-allotments. Continental intends to use $150 million of the proceeds received by it in connection with the offering to fund a portion of its obligations to the Continental pension plan for its employees, and to use the remainder of the proceeds for general corporate purposes.

     Continental currently does not intend to remain a stockholder of ExpressJet Holdings over the long term. Following the expiration of the 180-day lock-up period that it expects to agree to in connection with the offering, Continental expects to pursue other steps to divest its remaining ownership of ExpressJet Holdings.

     If the proposed initial public offering is consummated, ExpressJet's financial results will cease to be consolidated in Continental's financial statements. Assuming Continental had disposed of all of its ExpressJet Holdings common stock as of January 1, 2001, for the year ended December 31, 2001, on a pro forma basis Continental would have had operating income of $43 million (as compared to $144 million actually reported), excluding any gain on the sale. In addition, Continental's capacity purchase agreement with ExpressJet will result in greater fixed costs for Continental. See "--Risk Factors Relating to the Company--Continental Continues to Experience Significant Operating Losses."

     Consummation of the proposed offering is subject to a number of conditions. No assurance can be given that the proposed offering will be completed.

                                USE OF PROCEEDS

     The proceeds from the sale of the Offered Certificates will be used to purchase Equipment Notes issued by Continental during the Delivery Period to finance a portion of the purchase price of the Aircraft. To the extent not used on the Issuance Date to purchase Equipment Notes, the proceeds from the sale of the Offered Certificates will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

                                  THE COMPANY

     Continental Airlines, Inc. ("Continental" or the "Company") is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in 2001) and, together with its wholly owned subsidiaries, ExpressJet Airlines, Inc., which does business as Continental Express, and Continental Micronesia, Inc. ("CMI"), serves 216 airports worldwide at January 31, 2002. As of January 31, 2002, Continental flew to 123 domestic and 93 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly serves 15 European cities, seven South American cities, Tokyo, Hong Kong and Tel Aviv and is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company's executive offices are located at 1600 Smith Street, Houston, Texas 77002. The Company's telephone number is (713) 324-2950.

DOMESTIC OPERATIONS

     Continental operates its domestic route system primarily through its hubs in New York at Newark International Airport ("Newark"), in Houston, Texas at George Bush Intercontinental Airport ("Bush Intercontinental") and in Cleveland, Ohio at Hopkins International Airport ("Hopkins International"). The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of January 31, 2002, Continental operated 61% of the average daily jet departures from Newark, 83% of the average daily jet departures from Bush Intercontinental, and 66% of the average daily jet departures from Hopkins International (in each case including regional jets). Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

  EXPRESSJET

     Continental's mainline jet service at each of its domestic hub cities is coordinated with ExpressJet, which operates new-generation regional jets and turboprop aircraft under the name "Continental Express". Effective January 1, 2001, Continental entered into a capacity purchase agreement with ExpressJet pursuant to which Continental purchases in advance all of ExpressJet's available seat miles for a negotiated price. Under the agreement, ExpressJet operates regional flights on Continental's behalf, while Continental is responsible for all scheduling, pricing and seat inventories, and is entitled to all revenue associated with those flights. Continental pays ExpressJet based on scheduled block hours in accordance with a formula designed to provide ExpressJet with an operating margin of approximately 10% before taking into account variations in some costs and expenses that are generally controllable by ExpressJet. Accordingly, Continental assumes the risk of revenue volatility associated with fares and passenger traffic, price volatility for specified expense items such as fuel and the cost of all distribution and revenue-related costs.

     As of January 31, 2002, ExpressJet served 41 destinations from Newark (38 by regional jet), 61 destinations from Bush Intercontinental (50 by regional jet) and 47 destinations from Hopkins International (47 by regional jet). Additional commuter feed traffic is currently provided by other code-sharing partners. The regional jets average two years of age and seat either 37 or 50 passengers. The turboprop aircraft average approximately 11.7 years of age and seat 46 or fewer passengers.

     Continental believes ExpressJet's regional jet and turboprop service complements Continental's jet operations by carrying traffic that connects onto Continental's mainline jets and allowing more frequent service to small cities than could be provided economically with conventional jet aircraft. Continental believes that ExpressJet's new regional jets provide greater comfort and enjoy better customer acceptance than its turboprop aircraft. The regional jets also allow ExpressJet to serve certain routes that cannot be served by turboprop aircraft. Continental anticipates that ExpressJet's fleet will be entirely comprised of regional jets by early 2003.

     See "Recent Developments--Proposed Initial Public Offering of ExpressJet" for a discussion of the proposed initial public offering of common stock of ExpressJet Holdings.

  DOMESTIC CARRIER ALLIANCES

     Continental has entered into and continues to develop alliances with domestic carriers. Continental has a long-term global alliance (the "Northwest Alliance") with Northwest Airlines, Inc. ("Northwest Airlines") through 2025, subject to early termination by either carrier in the event of certain changes in control of either Northwest Airlines or Continental. The Northwest Alliance provides that each carrier will place its code on a large number of the flights of the other and includes reciprocity of frequent flyer programs and executive lounge access and other joint marketing activities. Northwest Airlines and Continental also have joint contracts with major corporations and travel agents designed to create access to a broader product line encompassing the route systems of both carriers.

     The alliance agreement also provides that subject to certain conditions, including the receipt by Northwest Airlines, KLM Royal Dutch Airlines ("KLM") and Continental of an adequate grant of antitrust immunity, Continental will join, as an economic participant, a new transatlantic joint venture with Northwest Airlines and KLM on terms to be negotiated by the parties in good faith. If the parties cannot resolve the terms of Continental's entrance into such a joint venture, the terms of Continental's entrance would be determined by arbitration in accordance with the alliance agreement's dispute resolution procedures. Continental has not yet applied for such antitrust immunity and neither Continental nor Northwest has sought to invoke the arbitration provisions relating to its joint venture participation.

     Continental also has domestic code-sharing agreements with America West Airlines, Inc., Gulfstream International Airlines, Inc. ("Gulfstream"), Mesaba Aviation, Inc., Hawaiian Airlines, Inc., Alaska Airlines, Inc., Horizon Airlines, Inc., Champlain Enterprises, Inc. (CommutAir) and American Eagle Airlines, Inc. Continental owns 28% of the common equity of Gulfstream.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tokyo, Hong Kong and Tel Aviv and has extensive operations in the western Pacific conducted by CMI. As measured by available seat miles for 2001, approximately 38% of Continental's mainline jet operations, including CMI, were dedicated to international traffic. As of January 31, 2002, the Company offered 119 weekly departures to 15 European cities and marketed service to 34 other cities through code-sharing agreements.

     Continental's Newark hub is a significant international gateway. From Newark, at January 31, 2002 Continental served 15 European cities, five Canadian cities, four Mexican cities, five Central American cities, four South American cities, 11 Caribbean destinations, Tel Aviv, Hong Kong and Tokyo and marketed numerous other destinations through code-sharing arrangements with foreign carriers.

     The Company's Houston hub is the focus of its operations in Mexico and Central America. As of January 31, 2002, Continental flew from Houston to 20 cities in Mexico, every country in Central America, six cities in South America, two Caribbean destinations, three cities in Canada, two cities in Europe and Tokyo. In addition, Continental announced that it would begin daily non-stop service between Houston and Montreal, Quebec effective June 1, 2002.

     Continental flies to Montreal, Toronto and two Caribbean destinations from its hub in Cleveland. In addition, Continental announced that it would resume daily non-stop service between Cleveland and London Gatwick beginning on April 15, 2002.

  CONTINENTAL MICRONESIA

     CMI is a United States-certificated international air carrier transporting passengers, cargo and mail in the western Pacific. From its hub operations based on the island of Guam as of January 31, 2002, CMI provided service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, Australia and Indonesia.

     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Hong Kong, Tokyo and Honolulu, each of which CMI serves non-stop from Guam. CMI and Continental also maintain a code-sharing agreement and coordinate schedules on certain flights from the west coast of the United States to Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

  FOREIGN CARRIER ALLIANCES

     Continental seeks to develop international alliance relationships that complement Continental's own flying and permit expanded service through its hubs to major international destinations. International alliances assist Continental in the development of its route structure by enabling Continental to offer more frequencies in a market, by providing passengers connecting service from Continental's international flights to other destinations beyond an alliance partner's hub, or by expanding the product line that Continental may offer in a foreign destination.

     In October 2001, Continental announced a cooperative marketing agreement with KLM that includes extensive codesharing and reciprocal frequent flyer program participation and airport lounge access. On December 1, 2001, Continental placed its code on selected flights to more than 30 European destinations operated by KLM and KLM Cityhopper beyond its Amsterdam hub, and KLM placed its code on Continental's flights between New York and Amsterdam, as well as on selected flights to U.S. destinations operated by us beyond Continental's New York and Houston hubs. In addition, members of each carrier's frequent flyer program are able to earn mileage anywhere on the other's global route network, as well as the global network of Northwest Airlines. This code-share agreement terminates on May 31, 2002, unless extended by the parties.

     Continental has also implemented international code-sharing agreements with Air Europa, Air China, Emirates (the flag carrier of the United Arab Emirates), EVA Airways Corporation, an airline based in Taiwan, Virgin Atlantic Airways, Societe Air France ("Air France"), and Compania Panamena de Aviacion, S.A. ("Copa"). Continental owns 49% of the common equity of Copa.

     Certain of Continental's code-sharing agreements involve block-space arrangements (under which carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Continental and Air France purchase blocks of seats on each other's flights between Houston and Newark and Paris. Continental and Virgin exchange blocks of seats on each other's flights between Newark and London, and Continental purchases blocks of seats on eight other routes flown by Virgin between the United Kingdom and the United States. Continental's codeshare agreement with Air France will terminate on March 31, 2002.

                       DESCRIPTION OF THE POLICY PROVIDER

     The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by Ambac Assurance Corporation ("Ambac" or the "Policy Provider") for inclusion in this Prospectus Supplement, and such information has not been independently verified by Continental, the Underwriters, the Trustees, the Depositary or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of Continental, the Underwriters, the Trustees, the Depositary or the Liquidity Provider assumes any responsibility for the accuracy, completeness or applicability of such information.

     Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch, Inc. have each assigned a triple-A financial strength rating to Ambac.

     The following are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof: (i) the consolidated financial statements of the Policy Provider and its subsidiaries as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 28, 2001, Commission File Number 1-10777), (ii) the unaudited consolidated financial statements of the Policy Provider and its subsidiaries as of March 31, 2001 and for the periods ending March 31, 2001 and March 31, 2000 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the Commission on May 15, 2001); (iii) the unaudited consolidated financial statements of the Policy Provider and its subsidiaries as of June 30, 2001 and for the periods ending June 30, 2001 and June 30, 2000 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the Commission on August 10, 2001); (iv) the unaudited consolidated financial statements of the Policy Provider and its subsidiaries as of September 30, 2001 for the periods ending September 30, 2001 and September 30, 2000 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the Commission on November 14,
2001); and (v) the Current Reports on Form 8-K filed with the Commission on January 24, 2001, March 19, 2001, July 23, 2001, September 17, 2001, September 19, 2001, October 22, 2001, December 4, 2001 and January 25, 2002, as such reports relate to Ambac. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other document subsequently filed with the Commission that is also incorporated in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any financial statements contained therein, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates, shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of those documents.

     The following table sets forth the capitalization of Ambac as of December 31, 2001 (based on unaudited financial information), December 31, 2000 and December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED CAPITALIZATION TABLE

                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              2001           2000           1999
                                                          ------------   ------------   ------------
                                                          (UNAUDITED)
                                                                    (DOLLARS IN MILLIONS)
Unearned premiums.......................................     $1,790         $1,556         $1,442
Other liabilities.......................................        888            581            524
                                                             ------         ------         ------
Total liabilities.......................................      2,678          2,137          1,966
                                                             ------         ------         ------
Stockholder's equity:
Common stock............................................         82             82             82
Additional paid-in capital..............................        928            760            752
Accumulated other comprehensive income (loss)...........         81             82            (92)
Retained earnings.......................................      2,386          2,002          1,674
                                                             ------         ------         ------
Total stockholder's equity..............................      3,477          2,926          2,416
                                                             ------         ------         ------
Total liabilities and stockholder's equity..............     $6,155         $5,063         $4,382
                                                             ------         ------         ------

     For additional financial information concerning Ambac and its subsidiaries, see the audited financial statements of Ambac and its subsidiaries incorporated by reference herein. Copies of the filings with the Commission relating to Ambac incorporated in this Prospectus Supplement as described above, including the financial statements of Ambac contained therein, and copies of Ambac's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, New York, New York, 10004 and (212) 668-0340.

     Ambac makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under the heading "Description of the Policy Provider" and in the financial statements of Ambac and the other filings by Ambac with the Commission incorporated herein by reference.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes all material terms of the Offered Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Offered Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Offered Certificates, the Trust Supplements for the Offered Certificate Trusts, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental.

     Except as otherwise indicated, the following summary relates to each of the Offered Certificate Trusts and the Offered Certificates issued by each such Trust. The terms and conditions governing each of the Offered Certificate Trusts will be substantially the same, except as described under "--Subordination" and "--Purchase Rights of Certificateholders" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Offered Certificate Trust and the interest rate and maturity date of the Equipment Notes held by each Offered Certificate Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of four Continental Airlines 2002-1 Pass Through Trusts (the "Class G-1 Trust", the "Class G-2 Trust", the "Class H Trust" and the "Class I Trust", collectively, the "Trusts"). The Class G-1 Trust and the Class G-2 Trust are referred to, collectively, as the "Offered Certificate Trusts". The Class H Trust and Class I Trust are referred to, collectively, as the "Subordinated Certificate Trusts". The Trusts will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the "Trustee"), dated as of September 25, 1997 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Continental and the Trustee, as trustee under each Trust. The Certificates to be issued by the Class G-1 Trust, the Class G-2 Trust, the Class H Trust and the Class I Trust are referred to herein, respectively, as the "Class G-1 Certificates", the "Class G-2 Certificates", the "Class H Certificates" and the "Class I Certificates". The Class G-1 Certificates and the Class G-2 Certificates are referred to, collectively, as the "Offered Certificates". The Class H Certificates and the Class I Certificates are referred to, collectively, as the "Subordinated Certificates".

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the "Trust Property") will consist of:

     - Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by Continental in a separate secured loan transaction in connection with the purchase by Continental of each Aircraft during the Delivery Period.

     - The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

     - In the case of each Offered Certificate Trust, the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the Issuance Date on the delivery of an Aircraft during the Delivery Period.

     - The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     - In the case of each Offered Certificate Trust, all monies receivable under the Liquidity Facilities for such Trust.

     - In the case of each Offered Certificate Trust, all monies receivable under the Policy for such Trust.

     - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Offered Certificates will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form". Offered Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Offered Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees or any of the Loan Trustees or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Offered Certificate Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Offered Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of an Offered Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Offered Certificates (the "Certificateholders"). Rights with respect to the Deposits and the Escrow Agreement relating to an Offered Certificate Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

ISSUANCE OF SUBORDINATED CERTIFICATES

     Simultaneously with the issuance of the Offered Certificates, Continental will privately place the Class H and I Certificates. Interest on the Series H Equipment Notes will be based on LIBOR. Interest on the Series I Equipment Notes will be a fixed rate. Interest on the Series H and I Equipment Notes will be payable on February 15, May 15, August 15 and November 15. Principal on such Equipment Notes would be payable on February 15 and August 15 in certain years. Regular distribution dates for the Subordinated Certificates would be February 15, May 15, August 15 and November 15 of each year.

     Continental may elect to redeem all of the Series H or Series I Equipment Notes at any time, in any case, without redeeming the Equipment Notes held for the Offered Certificate Trusts, so long as no Indenture Default or certain payment or bankruptcy defaults exist under the relevant Indenture. Redemption of the Series H Equipment Notes is subject to certain additional conditions, including the requirement that Continental simultaneously issue new Series H Equipment Notes having terms the same in all material respects as the redeemed Series H Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased. In addition, any such new Series H Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class H Trust, and Continental must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series H Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class G-1 or G-2 Certificates (without regard to the Policies). If the Series I Equipment Notes are redeemed, new Series I Equipment Notes may not be issued.

     There will be no escrow arrangement for the Subordinated Certificates comparable to the Escrow Agreements. Instead, the holders of the Subordinated Certificates will be required to provide funds to the Subordinated Certificate Trusts when necessary to acquire Equipment Notes.

     The Subordinated Certificate Trusts will not be entitled to the benefit of a liquidity facility similar to the Liquidity Facilities or a policy similar to the Policies.

     Continental may also elect to issue Class J Certificates, subject to certain conditions. See "--Possible Issuance of Class J Certificates".

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred. "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $140 million) or
(z) certain bankruptcy or insolvency events involving Continental.

  BEFORE A TRIGGERING EVENT

     On each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order:

     - To the Primary Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses.

     - To the Primary Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers attributable to interest accrued on such drawings.

     - To the Primary Liquidity Providers to the extent required to pay or reimburse the Primary Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers), if applicable, to replenish each Cash Collateral Account up to the Required Amount and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers in respect of principal of drawings under the Primary Liquidity Facilities.

     - If applicable, to the extent necessary to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account).

     - Except, subject to certain conditions, in the case of a Special Distribution Date solely on account of the redemption of one or more Series H Equipment Notes or Series I Equipment Notes, to the trustee for the Class G-1 Trust (the "Class G-1 Trustee") and the trustee for the Class G-2 Trust (the "Class G-2 Trustee") to the extent required to pay Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

     - To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations).

     - To the trustees for the Subordinated Certificate Trusts (the "Subordinated Certificate Trustees") to the extent required to pay Expected Distributions on the Subordinated Certificates (subject to rankings of priority between the Subordinated Certificates).

     - To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

     - To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     - If applicable, to the extent necessary to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

  AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order:

     - To the Subordination Agent, any Trustee, any Certificateholder, any Primary Liquidity Provider and the Policy Provider to the extent required to pay Administration Expenses.

     - To the Primary Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses.

     - To the Primary Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers attributable to interest accrued on such drawings.

     - To (i) the Primary Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers), (ii) if applicable, with respect to any particular Primary Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Cash Collateral Account with respect to such Primary Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while sub-clause (x) of this clause is applicable) and (iii) if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers in respect of principal of drawings under the Primary Liquidity Facilities.

     - If applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the Primary Liquidity Facility for the Class G-1 Trust or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account).

     - To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

     - To the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

     - To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Excess Reimbursement Obligations).

     - To the Subordinated Certificate Trustees to the extent required to pay Adjusted Expected Distributions on the Subordinated Certificates (subject to rankings of priority between the Subordinated Certificates).

     - To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

     - If applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the Primary Liquidity Facility for the Class G-1 Trust or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Payments in respect of the Deposits relating to a Trust and monies drawn under a Liquidity Facility or a Policy will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Offered Certificate Trust and payments of principal, premium (if any), Break Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

  INTEREST

     The Deposits held with respect to each Offered Certificate Trust and the Equipment Notes held in each Offered Certificate Trust will accrue interest at the applicable rate per annum for the Offered Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement (the "Stated Interest Rates"), payable on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2002 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest on the Series G-1 Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on the Series G-2 Equipment Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest payable on the Deposits with respect to the Class G-1 Trust and the Series G-1 Equipment Notes will be determined based on LIBOR. As promptly as practicable after the determination of LIBOR for an Interest Period under the Reference Agency Agreement, the Reference Agent will give notice of such determination of LIBOR to Continental, the Trustees, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Primary Liquidity Providers, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Trustee or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

     Payments of interest applicable to the Offered Certificates to be issued by each of the Offered Certificate Trusts will be supported by a separate Primary Liquidity Facility and, in the case of the Class G-1 Certificates, an Above-Cap Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Offered Certificates. Each such Primary Liquidity Facility, together in the case of the Class G-1 Trust with the Above-Cap Liquidity Facility, is expected to provide an amount sufficient to pay interest on the Offered Certificates of the related Offered Certificate Trust at the Stated Interest Rate for such

Trust on up to six successive Regular Distribution Dates (without regard to any future payments of principal on such Offered Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facilities for any Class of Offered Certificates do not provide for drawings or payments thereunder to pay for principal of or Break Amount or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest, premium or Break Amount on the Certificates of any other Class. Therefore, only the holders of the Offered Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility for such Trust and, in the case of the Class G-1 Trust, withdrawals from the Above-Cap Account. See "Description of the Liquidity Facilities".

     Except in specified circumstances, after use of any available funds under the Primary Liquidity Facility for any Class of Offered Certificates, the Cash Collateral Account for such Class of Offered Certificates and, in the case of the Class G-1 Certificates, the Above-Cap Account, the payment of interest at the Stated Interest Rate on such Certificates will be supported by the Policy for such Class provided by the Policy Provider. See "Description of the Policies and the Policy Provider Agreement--The Policies."

  PRINCIPAL

     Payments of principal of the Series G-1 Equipment Notes are scheduled to be received by the Trustee on February 15 and August 15 in certain years, depending upon the terms of the Equipment Notes held in such Trust. The entire principal amount of the Series G-2 Equipment Notes is scheduled for payment on February 15, 2012.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and February 15, May 15, August 15 and November 15 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments". The "Final Maturity Date" for the Class G-1 Certificates is February 15, 2013, and for the Class G-2 Certificates is August 15, 2013.

     Payment of principal of the Class G-1 and Class G-2 Certificates on the Final Maturity Date and, in certain limited circumstances, earlier will be supported by the Policy for such Class provided by the Policy Provider. See "Description of the Policies and the Policy Provider Agreement--The Policies".

  DISTRIBUTIONS

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Offered Certificate Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Offered Certificate Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Offered Certificate Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Offered Certificate Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreements, Sections
2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Offered Certificate Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.03) See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to an Offered Certificate Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, or Wilmington, Delaware, or, if any Series G-1 or Series H Equipment Note is outstanding, which is not a day for trading by and between banks in the London interbank Eurodollar market (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, and interest shall be added for such additional period in the case of the Class G-1 Certificates but not in the case of the Class G-2 Certificates.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust (or, in the case of the Class H Trust and the Class I Trust, the original aggregate principal amount of the Equipment Notes purchased by such Trust on or prior to such date) less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest, Break Amount, Deposit Break Amount, Deposit Make-Whole Premium or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, any payment under the Policy (other than in respect of interest on the Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

     The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, payment under the Policy (other than in respect of interest on the Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Offered Certificate Trust will be 1.0000000 on the date of issuance of the Offered Certificates; thereafter, the Pool Factor for each Offered Certificate Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. Because there is no escrow arrangement for the Class H Trust, the Pool Factor for such Trust will be lower than 1.0000000 on the date of issuance of the Class H Certificates. Thereafter, the Pool Factor for the Class H Trust will increase to reflect increases in the Pool Balance of the Class H Trust due to the purchase by such Trust of Series H Equipment Notes and decrease as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Offered Certificate Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in the Class G-1 Trust, the Class G-2 Trust and the Class H Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. For purposes of the expected Pool Factors for Class H set forth in the following table, we have assumed that all the Aircraft will be delivered and the corresponding Series H Equipment Notes issued on or prior to August 15, 2002. The actual aggregate principal amortization schedule applicable to the Class G-1 Trust or the Class H Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Series G-1 or Series H Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule if an Aircraft is delivered later than currently scheduled. In the case of the Class G-2 Trust, the scheduled date for payment of principal of the applicable Equipment Notes may not be changed under the Mandatory Economic Terms. However, the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                               CLASS G-1                     CLASS G-2                     CLASS H
                       --------------------------   ---------------------------   --------------------------
                         SCHEDULED      EXPECTED       SCHEDULED      EXPECTED      SCHEDULED      EXPECTED
                         PRINCIPAL        POOL         PRINCIPAL        POOL        PRINCIPAL        POOL
DATE                      PAYMENTS       FACTOR        PAYMENTS        FACTOR        PAYMENTS       FACTOR
----                   --------------   ---------   ---------------   ---------   --------------   ---------
May 15, 2002 ........  $         0.00   1.0000000   $          0.00   1.0000000   $         0.00    Omitted*
August 15, 2002......            0.00   1.0000000              0.00   1.0000000             0.00   1.0000000
November 15, 2002....            0.00   1.0000000              0.00   1.0000000             0.00   1.0000000
February 15, 2003....   10,077,000.00   0.9251582              0.00   1.0000000     2,000,000.00   0.9862858
May 15, 2003.........            0.00   0.9251582              0.00   1.0000000             0.00   0.9862858
August 15, 2003......    6,242,000.00   0.8787989              0.00   1.0000000     5,000,000.00   0.9520002
November 15, 2003....            0.00   0.8787989              0.00   1.0000000             0.00   0.9520002
February 15, 2004....    6,874,000.00   0.8277458              0.00   1.0000000     7,000,000.00   0.9040004
May 15, 2004.........            0.00   0.8277458              0.00   1.0000000             0.00   0.9040004
August 15, 2004......    9,106,000.00   0.7601156              0.00   1.0000000     9,000,000.00   0.8422864
November 15, 2004....            0.00   0.7601156              0.00   1.0000000             0.00   0.8422864
February 15, 2005....    6,670,000.00   0.7105775              0.00   1.0000000    10,000,000.00   0.7737153
May 15, 2005.........            0.00   0.7105775              0.00   1.0000000             0.00   0.7737153
August 15, 2005......    8,971,000.00   0.6439500              0.00   1.0000000     9,000,000.00   0.7120013
November 15, 2005....            0.00   0.6439500              0.00   1.0000000             0.00   0.7120013
February 15, 2006....    6,466,000.00   0.5959270              0.00   1.0000000     8,000,000.00   0.6571444
May 15, 2006.........            0.00   0.5959270              0.00   1.0000000             0.00   0.6571444
August 15, 2006......    8,834,000.00   0.5303170              0.00   1.0000000     7,000,000.00   0.6091446
November 15, 2006....            0.00   0.5303170              0.00   1.0000000             0.00   0.6091446
February 15, 2007....    6,262,000.00   0.4838092              0.00   1.0000000    88,834,000.00   0.0000000
May 15, 2007.........            0.00   0.4838092              0.00   1.0000000             0.00   0.0000000
August 15, 2007......    8,698,000.00   0.4192092              0.00   1.0000000             0.00   0.0000000
November 15, 2007....            0.00   0.4192092              0.00   1.0000000             0.00   0.0000000
February 15, 2008....    6,059,000.00   0.3742090              0.00   1.0000000             0.00   0.0000000
May 15, 2008.........            0.00   0.3742090              0.00   1.0000000             0.00   0.0000000
August 15, 2008......    8,562,000.00   0.3106191              0.00   1.0000000             0.00   0.0000000
November 15, 2008....            0.00   0.3106191              0.00   1.0000000             0.00   0.0000000
February 15, 2009....    5,855,000.00   0.2671341              0.00   1.0000000             0.00   0.0000000
May 15, 2009.........            0.00   0.2671341              0.00   1.0000000             0.00   0.0000000
August 15, 2009......    8,426,000.00   0.2045542              0.00   1.0000000             0.00   0.0000000
November 15, 2009....            0.00   0.2045542              0.00   1.0000000             0.00   0.0000000
February 15, 2010....    5,651,000.00   0.1625843              0.00   1.0000000             0.00   0.0000000
May 15, 2010.........            0.00   0.1625843              0.00   1.0000000             0.00   0.0000000
August 15, 2010......    8,290,000.00   0.1010145              0.00   1.0000000             0.00   0.0000000
November 15, 2010....            0.00   0.1010145              0.00   1.0000000             0.00   0.0000000
February 15, 2011....    5,447,000.00   0.0605597              0.00   1.0000000             0.00   0.0000000
May 15, 2011.........            0.00   0.0605597              0.00   1.0000000             0.00   0.0000000
August 15, 2011......    8,154,000.00   0.0000000              0.00   1.0000000             0.00   0.0000000
November 15, 2011....            0.00   0.0000000              0.00   1.0000000             0.00   0.0000000
February 15, 2012....            0.00   0.0000000    194,522,000.00   0.0000000             0.00   0.0000000

---------------

* Omitted as not comparable, since the Pool Factor for the Class H Trust does not reflect the full principal amount of Series H Equipment Notes expected to be purchased until all Aircraft have been financed.

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements". If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or
(ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee of the Offered Certificate Trusts will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a), (f) and (g) below):

          (a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Primary Liquidity Provider or the Policy Provider or withdrawn from the Above-Cap Account.

          (b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium and Break Amount, if any.

          (c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

          (d) The amount of such distribution under the Escrow Agreement allocable to interest.

          (e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

          (f) The Pool Balance and the Pool Factor for such Trust.

          (g) In the case of the Class G-1 Trust, the LIBOR rates for the current and immediately preceding Interest Periods, as determined by the Reference Agent. (Trust Supplements, Section 3.01(a))

     So long as the Offered Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Offered Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Offered Certificate Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c),
(d) and (e) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Offered Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Offered Certificate Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing event of default under such Indenture (an "Indenture Default") would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions".

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes held in the Offered Certificate Trusts are sold for less than their outstanding principal amount, the holders of the Offered Certificates, absent payments under the related Policy, would receive a smaller amount of principal distributions than anticipated and would not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Offered Certificate Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement for an Offered Certificate Trust provides that the applicable Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, Break Amount, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Offered Certificate Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement for an Offered Certificate Trust contains a provision entitling the applicable Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement for an Offered Certificate Trust and to the Intercreditor Agreement, the Certificateholders of each Offered Certificate Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of an Offered Certificate Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium or Break Amount, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same
Class:

     - If the Class G-1 or Class G-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

     - The Subordinated Certificateholders will have the right to purchase all of the Class G-1 and Class G-2 Certificates (subject to certain purchase rights between the Subordinated Certificateholders).

     - Whether or not any Class of Certificateholders has purchased or elected to purchase the Class G-1 or Class G-2 Certificates, the Policy Provider (except in the event of a Policy Provider Default) shall have the right to purchase all of the Class G-1 and Class G-2 Certificates if it is the Controlling Party and 180 days have elapsed since the occurrence of a Triggering Event that is continuing.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If Continental or any of its Affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

     - The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class (unless, in the case of the Class G-1 or G-2 Certificates, the Subordination Agent shall have made a drawing under the applicable Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Trustee entitled thereto).

     - Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, withdrawals from the Cash Collateral Account, withdrawals from the Above-Cap Account or drawings under the Policy for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement--Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

     - The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

     - The surviving successor or transferee corporation shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

     - The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

     - Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

     The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement with respect to the Offered Certificates contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust:

     - To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, the Policies Provider Agreement or the Note Purchase Agreement.

     - To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement.

     - To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

     - To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

     - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

     - To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     - To provide for the issuance of new "Class H Certificates" or Class J Certificates after the Issuance Date, provided that (i) the Rating Agencies have given written confirmation that the terms of such Class of Certificates (including such amendments and supplements) will not result in a withdrawal, suspension or downgrading of the rating of any Class of Offered Certificates (without regard to the Policies) and (ii) Continental certifies to the Trustees that any such amendment or supplement does not materially and adversely affect the Certificateholders (other than, in the case of the issuance of new "Class H Certificates", the holders of the outstanding Class H Certificates).

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements,
Section 6.02)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, the Policies or the Policy Provider Agreement. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits) or with respect to payments on the Policy, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

     - Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

     - Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     - Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

     - Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

     - Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

     - Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

     - How to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

     - As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding paragraph, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent.

     Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Continental agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each, an "Indenture") relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

     The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes". Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory

Economic Terms for the Offered Certificates. In addition, Continental is obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Offered Certificates.

     Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Offered Certificate Trustee to purchase the Equipment Notes related to the financing of an Aircraft that:

     - The required amount of Series H Equipment Notes relating to such Aircraft specified in the Note Purchase Agreement shall have been concurrently purchased by the Class H Trustee.

     - No Triggering Event shall have occurred.

The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

     - The principal amount of the Series G-1, G-2, H and I Equipment Notes issued with respect to an Aircraft shall equal (or, in the case of the Series I, not exceed) the amounts set forth in the following table:

                                                             REQUIRED      REQUIRED      REQUIRED
                                                             PRINCIPAL     PRINCIPAL     PRINCIPAL     MAXIMUM
                                                             AMOUNT OF     AMOUNT OF     AMOUNT OF    AMOUNT OF
                                              SCHEDULED     SERIES G-1    SERIES G-2     SERIES H     EQUIPMENT
                           MANUFACTURER'S     DELIVERY       EQUIPMENT     EQUIPMENT     EQUIPMENT     SERIES I
    AIRCRAFT TYPE(1)       SERIAL NUMBER        MONTH          NOTES         NOTES         NOTES        NOTES
    ----------------       --------------   -------------   -----------   -----------   -----------   ----------
    Boeing 757-324.......      32812        February 2002   $13,236,852   $19,123,458   $14,336,941   $3,932,400
    Boeing 757-324.......      32813        February 2002    13,236,852    19,123,458    14,336,941    3,932,400

    Boeing 767-424ER.....      29456         March 2002      20,053,877    28,972,107    21,720,516    5,957,600
    Boeing 767-424ER.....      29457         March 2002      20,053,877    28,972,107    21,720,516    5,957,600
    Boeing 767-424ER.....      29458         April 2002      20,053,877    28,972,107    21,720,516    5,957,600
    Boeing 767-424ER.....      29459         April 2002      20,053,877    28,972,107    21,720,516    5,957,600
    Boeing 767-424ER.....      29460          May 2002       20,053,877    28,972,107    21,720,516    5,957,600
    Boeing 767-424ER.....      29461          May 2002       20,053,877    28,972,107    21,720,516    5,957,600

    Boeing 777-224ER.....      31679         March 2002      27,954,788    40,386,656    30,278,054    8,304,800
    Boeing 777-224ER.....      31680         April 2002      27,954,788    40,386,656    30,278,054    8,304,800

---------------

     (1) Includes all Boeing 767-424ER and 777-224ER aircraft from which Continental will choose the Aircraft to be financed in the Offering, subject to the terms of the Note Purchase Agreement.

     - The LTV for the Series G-1, G-2 and H Equipment Notes issued for each Aircraft computed on the date of issuance thereof (with value for such Aircraft for these purposes initially equal to its value (the "Assumed Appraised Value") set forth under "Description of the Aircraft and the Appraisals--The Appraisals" in the column "Appraised Value" and thereafter based on such value after giving effect to the Depreciation Assumption) will not exceed as of the issuance date of such Equipment Notes and any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the LTV for such series of Equipment Notes set forth below (or such lower percentages as shall be set forth in the Note Purchase Agreement):

    SERIES G-1         SERIES G-2        SERIES H
    EQUIPMENT NOTE   EQUIPMENT NOTE   EQUIPMENT NOTE
    --------------   --------------   --------------
         52.9%            52.9%            76.3%

     - As of the Delivery Period Termination Date and each Regular Distribution Date thereafter, the LTV for each of the Class G-1 Certificates, the Class G-2 Certificates and the Class H Certificates

       (computed as of any such date on the basis of the Assumed Appraised Value of all Aircraft that have been financed pursuant to the Note Purchase Agreement and the Depreciation Assumption) will not exceed (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the applicable percentage set forth below (or such lower percentages as shall be set forth in the Note Purchase Agreement):

    CLASS G-1       CLASS G-2       CLASS H
    CERTIFICATES   CERTIFICATES   CERTIFICATES
    ------------   ------------   ------------
        52.6%          52.6%          75.9%

     - The initial average life of the Series G-1 and H Equipment Notes for any Aircraft shall not extend beyond 5.0 and 4.1 years, respectively, from the Issuance Date.

     - As of the Delivery Period Termination Date, the average life of the Class G-1 and the Class H Certificates shall not be more than 5.0 and 4.1 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

     - The final expected distribution date of each Class of Offered Certificates shall be as set forth on the cover page of this Prospectus Supplement.

     - The final expected distribution date of the Class H Certificates shall be February 15, 2007.

     - The final maturity date of the Series G-2 Equipment Notes shall be February 15, 2012, and there shall be no scheduled amortization of such Equipment Notes.

     - The original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

     - The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

     - The payment dates for the Series G-1, G-2, H and I Equipment Notes must be February 15, May 15, August 15 and November 15.

     - The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay 110% of the unpaid principal amount of the related Series G-1 and H Equipment Notes plus the unpaid principal amount of the related Series G-2 Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

     - (a) The past due rate in the Indentures, (b) the Break Amount or Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents, Policy Provider and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreement and Indenture attached as exhibits to the Note Purchase Agreement (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

     - In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of Continental's rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Break Amount or Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

     - In the case of the Participation Agreements, modifications are prohibited
       (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

     - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee in the definitions of "Break Amount" and "Make-Whole Premium".

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Loan Trustee or the Certificateholders.

POSSIBLE ISSUANCE OF CLASS J CERTIFICATES

     Continental may elect to issue Series J Equipment Notes in connection with the financing of Aircraft, which will be funded from sources other than this Offering. If Series J Equipment Notes are issued, they will be funded through the sale of Pass Through Certificates (the "Class J Certificates") issued by a Class J Continental Airlines 2002-1 Pass Through Trust (the "Class J Trust"). Continental will not issue any Series J Equipment Notes at any time prior to the consummation of this Offering. The Note Purchase Agreement provides that Continental's ability to issue any Series J Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series J Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Offered Certificates (without regard to the Policies). If the Class J Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. Regular Distribution Dates for the Class J Certificates will be February 15, May 15, August 15 and November 15 of each year.

LIQUIDATION OF ORIGINAL TRUSTS

     On the earlier of (i) the first Business Day after August 31, 2002 or, if later, the fifth Business Day after the Delivery Period Termination Date and
(ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Offered Certificate Trusts established on the Issuance Date (the "Original Trusts") will transfer and assign all of its assets and rights to a newly created successor trust (each, a "Successor Trust") with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and
(ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Offered Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Offered Certificate Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will, in the opinion of Tax Counsel, be treated as grantor trusts. See "Certain U.S. Federal Income Tax Consequences".

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to an Offered Certificate Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company. The Trustees' address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Offered Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg. See "Description of the Certificates--Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Offered Certificates and the limited circumstances under which definitive certificates may be issued for the Offered Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in the Offered Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Offered Certificate Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of this offering (the "Offering") attributable to Certificates of the applicable Trust, to the extent not used to purchase Equipment Notes on the Issuance Date, will be deposited (each, a "Deposit") on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Offered Certificate Trust (each, a "Deposit Agreement"), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Offered Certificate Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Offered Certificate Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See "Description of the Certificates--Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each such Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft".

     If any funds remain as Deposits with respect to any Offered Certificate Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Offered Certificate Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon and, in the case of the Class G-1 Trust, Deposit Break Amount, if any, or, in the case of the Class G-2 Trust, the Deposit Make-Whole Premium, to the Certificateholders of such Trust after at least 15 days' prior written notice. Continental will be obligated to pay any Deposit Break Amount and Deposit Make-Whole Premium.

     "Deposit Break Amount" means, with respect to the distribution to holders of Class G-1 Certificates of any Deposits held for them that are not used to purchase Equipment Notes, as of the date the Depositary is obligated to pay the amount of such unused Deposits to the Paying Agent for purposes of such distribution (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below, provided, however, that no Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

         Deposit Break Amount = Z-Y

         Where:

          X     =     with respect to any applicable Interest Period, the sum of
                      (i) the amount of such unused Deposits plus (ii) interest
                      payable thereon during such entire Interest Period at then effective LIBOR.
          Y     =     X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using
                      then effective LIBOR as the discount rate.
          Z     =     X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period,
                      determined by the Reference Agent as of two Business Days
                      prior to the Applicable Date as the discount rate.

     "Deposit Make-Whole Premium" means, with respect to the distribution to holders of Class G-2 Certificates of any Deposits held for them that are not used to purchase Equipment Notes, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes in the amount of the remaining Deposits for such Class on each such Regular Distribution Date under the Assumed Amortization Schedule (assuming a pro rata reduction in the amortization amounts), such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the amount of such Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates). The date of determination of the Deposit Make-Whole Amount shall be the third Business Day prior to the applicable distribution date.

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Offered Certificate Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     Credit Suisse First Boston, New York branch, will act as depositary (the "Depositary"). Credit Suisse First Boston ("CSFB") is a Swiss bank with total consolidated assets of approximately Sfr 674.1 billion ($412.4 billion) and total consolidated shareholder's equity of approximately Sfr 18.9 billion ($11.5 billion), excluding minority interests of Sfr 10.4 billion ($6.4 billion), in each case at December 31, 2000. CSFB was founded in 1856 in Zurich. CSFB's registered head office is in Zurich, Switzerland.

     CSFB has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank.

     CSFB has long-term unsecured debt ratings of A1 from Moody's Investors Service, Inc. ("Moody's") and AA from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 2000 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

REPLACEMENT OF DEPOSITARY

     If the Depositary's short-term unsecured debt rating falls below A-1+ from Standard & Poor's or P-1 from Moody's then the Company must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1+ from Standard & Poor's and P-1 from Moody's (or lower ratings if the Policy Provider consents), subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policies.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     Wells Fargo Bank Northwest, N.A., as escrow agent in respect of each Offered Certificate Trust (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Offered Certificate Trust (the "Paying Agent"), each Trustee of an Offered Certificate Trust and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Offered Certificate Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Offered Certificate Trust, to the extent not used to purchase Equipment Notes on the Issuance Date, will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Offered Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Primary Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Primary Liquidity Facilities are substantially identical except as otherwise indicated. The term "Liquidity Facilities" refers to the Primary Liquidity Facilities and the Above-Cap Liquidity Facility.

PRIMARY LIQUIDITY FACILITIES

 GENERAL

     Landesbank Hessen-Thuringen Girozentrale (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Primary Liquidity Facility") with the Subordination Agent with respect to each Offered Certificate Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on any Class of Offered Certificates, the Primary Liquidity Provider under the relevant Primary Liquidity Facility will make an advance (an "Interest Drawing") in the amount needed to fund such interest shortfall up to the Maximum Available Commitment.

     The maximum amount of Interest Drawings available under the Primary Liquidity Facility for an Offered Certificate Trust, together, in the case of the Class G-1 Trust, with the amounts in the Above-Cap Account (if any), are expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to six consecutive quarterly Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rates. If interest payment defaults occur which exceed the amount covered by and available under the Primary Liquidity Facility for any Offered Certificate Trust and, in the case of the Class G-1 Trust, funds available in the Above-Cap Account, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Primary Liquidity Provider with respect to each Offered Certificate Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances.

 DRAWINGS

     The aggregate amount available under the Primary Liquidity Facility for each Offered Certificate Trust at August 15, 2002, the first Regular Distribution Date after the Aircraft expected to be financed in the Offering are scheduled to have been delivered, assuming that such aircraft are so financed, that Equipment Notes in the maximum principal amount with respect to all such aircraft are acquired by the Trusts and that all interest and principal due on or prior to August 15, 2002 is paid, will be as follows:

TRUST                                                  AVAILABLE AMOUNT
-----                                                  ----------------
Class G-1............................................    $15,998,793
Class G-2............................................     19,149,718

     Except as otherwise provided below, the Primary Liquidity Facility for each Offered Certificate Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement and, following a Policy Provider Election with respect to an Equipment Note, certain payments by the Policy Provider representing interest on such Equipment Note, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Primary Liquidity Facility with respect to any Offered Certificate Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Primary Liquidity Facility.

     The "Maximum Available Commitment" at any time under each Primary Liquidity Facility is an amount equal to the then Required Amount of such Primary Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Primary Liquidity Facility at such time, provided that, in the case of the Primary Liquidity Facility for the Class G-1 Trust, for purposes of calculating the amount of any Non-Extension Drawing, Downgrade Drawing or Final Drawing, the Maximum Available Commitment shall be an amount equal to (a) the then Required Amount of such Primary Liquidity Facility, calculated for this purpose using the maximum Capped Interest Rate at any time thereafter, less (b) the aggregate amount of each Interest Drawing outstanding under such Primary Liquidity Facility at such time and provided, further, that following a Non-Extension Drawing, a Downgrade Drawing or a Final Drawing under a Primary Liquidity Facility, the Maximum Available Commitment under such Primary Liquidity Facility shall be zero.

     The "Required Amount" in relation to the Primary Liquidity Facility for any Offered Certificate Trust will be equal, on any day, to the sum of the aggregate amount of interest, calculated for each relevant period, at the rate per annum equal to the Stated Interest Rate for such Trust (or, in the case of the Class G-1 Trust, the relevant Capped Interest Rate), that would be payable on such Class of Certificates on each six consecutive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Primary Liquidity Facility for any Class of Offered Certificates shall, in the event of any Policy Provider Election with respect to such Class, be deemed to be reduced by the amount by which (a) the then outstanding principal balance of each Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note.

     For each Regular Distribution Date, the "Capped Interest Rate" is equal to the Capped LIBOR for such date plus the margin for the Class G-1 Certificates shown on the cover page of this Prospectus Supplement. The "Capped LIBOR" will be determined pursuant to the table below.

            FIRST DAY OF INTEREST PERIOD               CAPPED
                 OCCURS ON OR AFTER*                   LIBOR
            ----------------------------               ------
March 26, 2002.......................................   7.00%
May 15, 2002.........................................   7.05
August 15, 2002......................................   7.15
November 15, 2002....................................   7.15
February 15, 2003....................................   7.25
May 15, 2003.........................................   7.25
August 15, 2003......................................   7.40
November 15, 2003....................................   7.40
February 15, 2004....................................   7.60
May 15, 2004.........................................   7.60
August 15, 2004......................................   7.85
November 15, 2004....................................   7.85
February 15, 2005....................................   8.15
May 15, 2005.........................................   8.15
August 15, 2005......................................   8.50
November 15, 2005....................................   8.50
February 15, 2006....................................   8.90
May 15, 2006.........................................   8.90
August 15, 2006......................................   9.35
November 15, 2006....................................   9.35
February 15, 2007....................................   9.85
May 15, 2007.........................................   9.85
August 15, 2007......................................  10.35

            FIRST DAY OF INTEREST PERIOD               CAPPED
                 OCCURS ON OR AFTER*                   LIBOR
            ----------------------------               ------
November 15, 2007....................................  10.35
February 15, 2008....................................  10.85
May 15, 2008.........................................  10.85
August 15, 2008......................................  11.40
November 15, 2008....................................  11.40
February 15, 2009....................................  12.10
May 15, 2009.........................................  12.10
August 15, 2009......................................  12.65
November 15, 2009....................................  12.65
February 15, 2010....................................  13.35
May 15, 2010.........................................  13.35
August 15, 2010......................................  14.10
November 15, 2010....................................  14.10
February 15, 2011....................................  14.75
May 15, 2011.........................................  14.75
August 15, 2011......................................  15.00
November 15, 2011....................................  15.00
February 15, 2012....................................  15.00
May 15, 2012.........................................  15.00
August 15, 2012......................................  15.00
November 15, 2012....................................  15.00
February 15, 2013....................................  15.00
May 15, 2013.........................................  15.00
August 15, 2013......................................  15.00

---------------

* Subject to adjustments in accordance with the "Following Business Day Convention" (as used in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Associations, Inc.)

     The Primary Liquidity Facility for any Class of Offered Certificates does not provide for drawings thereunder to pay for principal of or premium on, or Break Amount with respect to, the Certificates of such Class or principal of or interest or premium on, or Break Amount (if any) with respect to the Certificates of any other Class. The Primary Liquidity Facility for the Class G-1 Certificates does not provide for drawings thereunder to pay any interest thereon in excess of an amount equal to six full quarterly installments of interest calculated at the Capped Interest Rate thereon. The Primary Liquidity Facility for the Class G-2 Certificates does not provide for drawings thereunder to pay any interest on the Class G-2 Certificates in excess of the Stated Interest Rate for such Class or more than six quarterly installments of interest thereon. (Primary Liquidity Facilities, Section 2.02; Intercreditor Agreement,
Section 3.6) In addition, the Primary Liquidity Facility with respect to each Offered Certificate Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by a Primary Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Primary Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Primary Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Primary Liquidity Facility. However, such Primary Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. Any amounts paid by the Policy Provider to a Primary Liquidity Provider as described in "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party" will not reinstate the relevant Primary Liquidity Facility but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the relevant Primary Liquidity Facility to the extent of such reimbursement unless (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment

Notes are Performing Equipment Notes. With respect to any other drawings under such Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Primary Liquidity Facility for any Offered Certificate Trust will be automatically reduced or increased from time to time to an amount equal to the next six successive quarterly interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust (or, in the case of the Class G-1 Trust, the Capped Interest Rate). (Primary Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under
Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     If at any time the short-term unsecured debt rating of the Primary Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating for the relevant Class (except under certain circumstances subject to written confirmation of the Rating Agencies that such circumstances will not result in the downgrading, withdrawal or suspension of the ratings of the relevant Class of Offered Certificates (without regard to the Policies)), and such Primary Liquidity Facility is not replaced with a Replacement Facility within ten days after notice of such downgrading and as otherwise provided in the Intercreditor Agreement, such Primary Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Primary Liquidity Facility (the "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Primary Liquidity Provider.

     A "Replacement Facility" for any Primary Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Offered Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Primary Liquidity Provider but without regard to the Policy), which shall have been consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Offered Certificates of such Trust (at the Stated Interest Rate for such Trust (or, in the case of the Class G-1 Trust, the Capped Interest Rate), and without regard to expected future principal payments) on the six Regular Distribution Dates following the date of replacement of such Primary Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the applicable initial Primary Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's.

     The Primary Liquidity Facility for each Offered Certificate Trust provides that the applicable Primary Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the initial issuance date of the Offered Certificates (the "Issuance Date") (counting from, and including, the Issuance Date).

     - The date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that all of the Offered Certificates of such Trust have been paid in full.

     - The date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that a Replacement Facility has been substituted for such Primary Liquidity Facility.

     - The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Primary Liquidity Provider (see "--Liquidity Events of Default").

     - The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Primary Liquidity Facility.

     Each Primary Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Primary Liquidity Provider and the Subordination Agent. Under certain circumstances the Primary Liquidity Provider may extend its Primary Liquidity Facilities to the date that is 15 days after the Final Maturity Date for the relevant Class of Offered Certificates.

     The Intercreditor Agreement will provide for the replacement of the Primary Liquidity Facility for any Offered Certificate Trust if such Primary Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Primary Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Primary Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Primary Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Primary Liquidity Facility for any Offered Certificate Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Primary Liquidity Provider shall determine not to extend any Primary Liquidity Facility for an Offered Certificate Trust, then such Primary Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Primary Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Primary Liquidity Facility and (ii) at any time after such scheduled expiration date. The Primary Liquidity Provider may also arrange for a Replacement Facility to replace any of its Primary Liquidity Facilities at any time after it has extended such Primary Liquidity Facility to the date that is 15 days after the Final Maturity Date for the relevant class of Offered Certificates or at any time after a Downgrade Drawing under such Primary Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Primary Liquidity Facility, the funds with respect to such Primary Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Primary Liquidity Facility from the relevant Primary Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Primary Liquidity Facility. Upon receipt of such a certificate, the relevant Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Primary Liquidity Provider of the amount specified in any drawing under any Primary Liquidity Facility, such Primary Liquidity Provider will be fully discharged of its obligations under such Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

  REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Primary Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

     Amounts drawn by reason of an Interest Drawing or Final Drawing under a Primary Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Primary Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.50% per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus 1.50% per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.50% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent 1/4 of 1%).

     "Liquidity Facility LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Primary Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

  Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     - Such amount will be released on any Distribution Date to the applicable Primary Liquidity Provider to the extent that such amount exceeds the Required Amount (calculated, in the case of the Class G-1 Primary Liquidity Facility, using the maximum Capped Interest Rate at any time thereafter).

     - Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

     - The balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing under any of the Primary Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to Liquidity Facility LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum.

     Any Non-Extension Drawing under any of the Primary Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Primary Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and
(y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum.

  LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Primary Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $140 million).

     - Certain bankruptcy or similar events involving Continental. (Primary Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Primary Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Primary Liquidity Provider may, in its discretion, give a notice of termination of such Primary Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - The related Primary Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

     - The Subordination Agent will promptly request, and the applicable Primary Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

     - Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Primary Liquidity Facility.

     - All amounts owing to the applicable Primary Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights", a Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

  PRIMARY LIQUIDITY PROVIDER

     The initial Primary Liquidity Provider for the Offered Certificates will be Landesbank Hessen-Thuringen Girozentrale. Landesbank Hessen-Thuringen Girozentrale has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

ABOVE-CAP LIQUIDITY FACILITY

  GENERAL

     The Subordination Agent and the Above-Cap Liquidity Provider will enter into an irrevocable interest rate cap agreement with respect to the Class G-1 Trust (the "Above-Cap Liquidity Facility"). There will be no Above-Cap Liquidity Facility with respect to the Class G-2 Trust.

  PAYMENTS

     Under the Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will make payments on any Regular Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under the Primary Liquidity Facility for the Class G-1 Trust or withdrawals from the related Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the Class G-1 Certificates, and (ii) then effective LIBOR exceeds the Capped LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by the Primary Liquidity Provider as an Interest Drawing) the product of (x) the excess of LIBOR over the Capped LIBOR, multiplied by (y) the Pool Balance of the Class G-1 Certificates, multiplied by
(z) actual days elapsed in the applicable interest period divided by 360.

     An Above-Cap Payment will be made to the Subordination Agent which will immediately deposit such Above-Cap Payment in the Above-Cap Account to be available for withdrawals as described in "--Above-Cap Account" below.

     The Above-Cap Liquidity Facility will be available to make payments only as long as the Primary Liquidity Facility for the G-1 Trust is available to be drawn or there are amounts in the related Cash Collateral Account or in the Above-Cap Account available to be withdrawn.

     The Above-Cap Liquidity Facility does not provide for payments thereunder to pay, directly or indirectly, principal of or premium on, or Break-Amount (if any) with respect to, the Class G-1 Certificates or principal of or interest or premium on, or Break-Amount (if any) with respect to, the Certificates of any other Class. (Intercreditor Agreement, Section 3.6) In addition, the Above-Cap Liquidity Facility does not provide for payments thereunder to pay any amounts payable with respect to Deposits. The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

     If at any time (i) the short-term unsecured debt rating of an Above-Cap Liquidity Provider (or, in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor) then issued by either Rating Agency is lower than the Threshold Rating (ii) in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Guarantor's guarantee of the initial Above-Cap Liquidity Provider's obligations thereunder becoming invalid or unenforceable, or (iii) the occurrence of certain other events relating to certain changes in law or other circumstances, then the Above-Cap Liquidity Facility may be replaced by a replacement Above-Cap Facility to be provided by one or more financial institutions having such short-term unsecured debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. If the Above-Cap Liquidity Facility is not replaced within ten days after notice of such downgrading, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into an account (the "Above-Cap Collateral Account") for the benefit of the Class G-1 Certificates an amount in cash (the "Above-Cap Collateral Amount") equal to the product of:

     - 1.528, multiplied by

     - 20% per annum minus Capped LIBOR then in effect, multiplied by

     - the Pool Balance of the Class G-1 Certificates,

plus all other unpaid amounts then due under the Above-Cap Liquidity Facility. Upon such payment, the Above-Cap Liquidity Facility shall terminate. The Above-Cap Liquidity Provider will have the right to replace the Above-Cap Liquidity Facility by a replacement Liquidity Facility or to terminate the Above-Cap

Liquidity Facility by paying the Above-Cap Collateral Amount upon the occurrence of certain events relating to deduction or withholding for tax.

     The Above-Cap Collateral Amount will be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of "Above-Cap Payments" under the Above-Cap Liquidity Facility (were such Liquidity Facility still in effect) would be used. Cash deposited into the account will be invested in certain specified eligible investments.

     The Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider's obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Maturity Date for the Class G-1 Certificates and (ii) the date on which the Pool Balance of the Class G-1 Certificates equals zero.

  ABOVE-CAP ACCOUNT

     The Subordination Agent will maintain an account (the "Above-Cap Account") for the Class G-1 Trust into which Above-Cap Payments made by the Above-Cap Liquidity Provider will be deposited.

     If, on any Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the Primary Liquidity Facility for the Class G-1 Trust or withdrawals from the related Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G-1 Certificates (regardless of whether LIBOR is lower or higher than Capped LIBOR), the Subordination Agent shall make a withdrawal from the Above-Cap Account to fund such shortfall to the extent funds are available in the Above-Cap Account (after giving effect to any Above-Cap Payment).

     Amounts deposited into the Above-Cap Account are not available to pay principal of or any premium on, or Break Amount (if any) with respect to, the Certificates of any Class. On the earlier of the first Business Day after (i) the Final Maturity Date for the Class G-1 Certificates and (ii) the date of payment of Final Distributions with respect to such Certificates, the Subordination Agent will pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts remaining in the Above-Cap Account and the Above-Cap Collateral Account, if any.

     Amounts in the Above-Cap Account (if any), together with the maximum amount of Interest Drawings available under the Primary Liquidity Facility for the Class G-1 Trust, are expected to provide an amount sufficient to pay interest (calculated at the Stated Interest Rate for the Class G-1 Certificates) on the Class G-1 Certificates on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates).

     Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class G-1 Certificates will be entitled to receive and retain the proceeds of withdrawals from the Above-Cap Account.

  INITIAL ABOVE-CAP LIQUIDITY PROVIDER

     The initial Above-Cap Liquidity Provider will be Merrill Lynch Capital Services, Inc. (the "Above-Cap Liquidity Provider" and, together with the Primary Liquidity Provider, the "Liquidity Providers"). The obligations of the initial Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility will be guaranteed by its parent company, Merrill Lynch & Co., Inc. (the "Above-Cap Liquidity Guarantor"). The Above-Cap Liquidity Guarantor has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

         DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT

     The following summary describes all material terms of the Policies and certain provisions of the Policy Provider Agreement. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policies and the Policy Provider Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Policies are substantially identical except as otherwise indicated.

THE POLICIES

     The Policy Provider will issue a certificate guarantee insurance policy (each, a "Policy") in favor of the Subordination Agent with respect to each Offered Certificate Trust for the benefit of the Trustee for such Trust and the holders of the Certificates issued by such Trust (and the holders of the Escrow Receipts attached to such Certificates in respect of interest only). The Policies do not cover any amounts payable on the Subordinated Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for a Class of Offered Certificates under the following five circumstances:

  INTEREST DRAWINGS

     If on any Regular Distribution Date (other than the applicable Final Maturity Date) for a Class of Offered Certificates after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any amounts received by the Escrow Agent in the Paying Agent Account for such Class in respect of accrued interest on the Deposits for such Class on such Distribution Date, any drawing paid under the Primary Liquidity Facility for such Class in respect of interest due on the Certificates of such Class on such Distribution Date, any withdrawal of funds from the Cash Collateral Account for such Class in respect of such interest and, in the case of the Class G-1 Certificates, any withdrawal from the Above-Cap Account (collectively, "Prior Funds"), the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Certificates for such Class at the applicable Stated Interest Rate and, without duplication, accrued and unpaid interest on any Deposit relating to the Escrow Receipts attached to such Certificates (together, "Accrued Interest"), the Subordination Agent is to request a Policy Drawing under the Policy for such Class in an amount sufficient to enable the Subordination Agent to pay such Accrued Interest.

  PROCEEDS DEFICIENCY DRAWING

     If, except as provided under "--No Proceeds Drawing" below, on any Special Distribution Date for a Class of Offered Certificates established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds of any Equipment Note held by the Trust for such Class or the related Collateral under (and as defined in) the related Indenture, as the case may be (each, a "Disposition"), after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance for such Class by an amount equal to the outstanding principal amount of such Equipment Note (determined immediately prior to the receipt of such proceeds) plus accrued and unpaid interest on the amount of such reduction at the applicable Stated Interest Rate for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, the Subordination Agent is to request a Policy Drawing under the Policy for such Class in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued interest.

  NO PROCEEDS DRAWING

     On the first Business Day (which shall be a Special Distribution Date) that is 24 months after the last date on which any payment was made in full on any Equipment Note held by an Offered Certificate Trust as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the Subordination Agent has not received a Special Payment constituting proceeds from the Disposition of or in respect of that Equipment Note, the Subordination Agent is to request a Policy Drawing under the Policy for such Trust in an amount equal to the then outstanding principal amount of such Equipment Note plus accrued and unpaid interest thereon at the applicable Stated Interest Rate from the immediately preceding Regular Distribution Date to that Special Distribution Date. Unless a Policy Provider Election has been made with respect to such Equipment Note, the Subordination Agent is to give prompt notice to the Trustee for such Trust and the Policy Provider setting forth the non-receipt of any such Special Payment, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of such amount of principal and accrued interest for such Policy Drawing, the Subordination Agent will have no right to request any further Policy Drawing in respect of any subsequent sale or other disposition of such Equipment Note except for Preference Amounts.

     Notwithstanding the foregoing, under each Policy, the Policy Provider has the right, so long as no Policy Provider Default shall have occurred and be continuing, to make a "Policy Provider Election" instead by giving notice to the Subordination Agent at least 35 days prior to the end of any such 24-month period, in which case:

     - On the Special Distribution Date established pursuant to the preceding paragraph, the Policy Provider shall pay an amount equal to any shortfall in the scheduled principal and interest payable on such Equipment Note (without regard to the acceleration thereof) during such 24-month period (reduced by the amount of funds received from the Primary Liquidity Facility for such Class, the Cash Collateral Account for such Class and, in the case of the Class G-1 Certificates, the Above-Cap Account, in each case with respect to such interest).

     - On each Regular Distribution Date that occurs after such Special Distribution Date, the Policy Provider shall permit drawings under the Policy for such Class for an amount equal to the scheduled principal and interest that were to become due on such Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under any Primary Liquidity Facility, any Cash Collateral Account or the Above-Cap Account) until the establishment of an Election Distribution Date or a Special Distribution Date elected by the Policy Provider upon 20 days' notice.

     - On an Election Distribution Date or a Special Distribution Date elected by the Policy Provider upon 20 days' notice, the Subordination Agent shall be required to request a Policy Drawing for an amount equal to the then outstanding principal balance of such Equipment Note and accrued interest thereon at the applicable Stated Interest Rate from the immediately preceding Regular Distribution Date to such Election Distribution Date or such Special Distribution Date less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note, without derogation of the Policy Provider's continuing obligations for all previous requests for Policy Drawings that remain unpaid in respect of such Equipment Note.

     The Intercreditor Agreement instructs the Subordination Agent to make each such drawing under the Policy.

     In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider will honor drawings under the Policy for any Class of Offered Certificates by the Primary Liquidity Provider for such Class to cover the payment to such Primary Liquidity Provider of interest (other than default interest) accruing on the outstanding drawings under the related Primary Liquidity Facility from and after the end of such 24-month period as and when such interest becomes due in accordance with such Primary Liquidity Facility.

  FINAL POLICY DRAWING

     If on the Final Maturity Date of any Class of Offered Certificates after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid Make-Whole Premium or Break Amount) on such Certificates, the Subordination Agent is to request a Policy Drawing under the Policy for such class in an amount sufficient to enable the Subordination Agent to pay the Final Distributions (calculated as of such date but excluding any accrued and unpaid Make-Whole Premium or Break Amount) on such Certificates.

  AVOIDANCE DRAWING

     If at any time the Subordination Agent has actual knowledge of the issuance of any Order, the Subordination Agent is to give prompt notice to each Trustee, each Liquidity Provider and the Policy Provider of such Order and, prior to the expiration of the Policy for any Offered Certificate Trust, to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy for such Trust with respect to such Order. To the extent that any portion of such Preference Amount is to be paid to the Subordination Agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in such Policy), the Subordination Agent shall establish as a Special Distribution Date the date that is the earlier of three Business Days after the date of the expiration of such Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such Policy Drawing. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to such Policy Provider a copy of the documentation required by such Policy with respect to such Order.

GENERAL

     All requests by the Subordination Agent for a Policy Drawing under any Policy are to be made by it no later than 1:00 p.m. (New York City time) on the applicable Distribution Date and in the form required by such Policy and delivered to the Policy Provider in accordance with such Policy. All proceeds of any Policy Drawing under the Policy for any Offered Certificate Trust are to be deposited by the Subordination Agent in a separate policy account and from there paid to the Trustee for such Trust (or the Escrow Agent, as the case may be) for distribution to the holders of the Certificates issued by such Trust (or the Escrow Receipts attached to such certificates, as the case may be) without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the bankruptcy receiver, conservator, debtor-in-possession or trustee to the extent such amounts have not been paid by the Certificateholders. If any request for a Policy Drawing is rejected as not meeting the requirements of any Policy, the Subordination Agent is to resubmit such request so as to meet such requirements.

     Each Policy provides that if such a request for a Policy Drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in a separate policy account the applicable payment under such Policy no later than 4:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Business Day (if the request is received after that time).

     Once any payment under a Policy is paid to the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments. THE POLICY PROVIDER SHALL NOT BE REQUIRED TO MAKE ANY PAYMENT EXCEPT AT THE TIMES AND IN THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICIES.

     The Policy for any Offered Certificate Trust does not cover (i) shortfalls, if any, attributable to the liability of such Trust, the Trustee of such Trust or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium on prepayment or other acceleration payment payable in respect of the Certificates issued by such Trust or the related Escrow Receipts, (iii) any Break Amount, Make-Whole Premium, Deposit Break Amount or Deposit Make-Whole Premium or (iv) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the Certificates issued by such Trust from funds received.

     The Policy Provider's obligation under the Policy for such Trust will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Trustee of such Trust and the holders of Certificates issued by such Trust or the applicable Escrow Agent and the holders of Escrow Receipts attached to such certificates, whether or not the funds are properly distributed by the Subordination Agent, the applicable Escrow Agent or the Trustee of such Trust.

     Each Policy is noncancellable. The Policy for each Trust expires and terminates without any action on the part of the Policy Provider or any other person on the date (the "Termination Date") that is one year and one day following the date on which Final Distributions are made on the Certificates issued by such Trust, unless an Insolvency Proceeding has commenced and has not been concluded or dismissed on the Termination Date, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and
(ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of Preference Amounts. No portion of the premium under any Policy is refundable for any reason including payment or provision being made for payment.

     Each Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York.

DEFINITIONS

     "Order" means the order referred to in the definition of the term "Preference Amount".

     "Election Distribution Date" means, with respect to any Policy, any Special Distribution Date specified by the Subordination Agent upon 20 days' notice, by reason of (i) the occurrence and continuation of a Policy Provider Default under such Policy occurring after a Policy Provider Election or (ii) the receipt of a Special Payment constituting the proceeds of a Disposition relating to any Equipment Note as to which a Policy Provider Election has been given under such Policy.

     "Insolvency Proceeding" means the commencement, after the Issuance Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Continental or any Liquidity Provider and the commencement, after the Issuance Date, of any proceedings by Continental or any Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the Issuance Date, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Continental or any Liquidity Provider.

     "Preference Amount" means, with respect to a Policy relating to any Offered Certificate Trust, any payment of principal of, or interest at the applicable Stated Interest Rate on, the Equipment Notes held by such Trust made to the Trustee for such Trust or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the applicable Stated Interest Rate on, the Certificates issued by such Trust or any payment of the proceeds of any drawing under the Primary Liquidity Facility for such Trust or, in the case of the Class G-1 Trust, the Above-Cap Account made to a holder which has become recoverable or been recovered from the Trustee for such Trust, the Subordination Agent or the holders of the Certificates issued by such Trust (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or requested to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding.

THE POLICY PROVIDER AGREEMENT

     The Subordination Agent, Continental and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the Issuance Date pursuant to which Continental agrees to reimburse the Policy Provider for amounts paid pursuant to claims made under each Policy. Pursuant to the Policy Provider Agreement, Continental agrees to pay the Policy Provider a premium for each Policy based on the Pool Balance of the related Certificates and a fee in connection with any prepayment of such Certificates (including by reason of an acceleration of the underlying Equipment Notes, but excluding a prepayment associated with an event of loss of an Aircraft) and to reimburse the Policy Provider for certain expenses.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, the Policy Provider and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

INTERCREDITOR RIGHTS

  CONTROLLING PARTY

     Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of the Equipment Notes, except that so long as the Final Distributions on the Offered Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 Trustee with respect to the Series G-1 Equipment Notes or the Class G-2 Trustee with respect to the Series G-2 Equipment Notes (subject to the proviso contained in "-- Voting of Equipment Notes").

     After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - Policy Provider or, if a Policy Provider Default is continuing:

      (1) The Class G-1 Trustee or Class G-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

      (2) Upon payment of Final Distributions to the holders of such larger Class, the other of the Class G-1 Trustee or Class G-2 Trustee.

     - Upon payment of Final Distributions to the holders of Class G-1 and G-2 Certificates and (unless a Policy Provider Default is continuing) of any obligations to the Policy Provider, the Trustees for the Subordinated Certificates (subject to certain ranking provisions between such Trustees).

     - Under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire Required Amount as of such date (in the case of the Primary Liquidity Facility for the Class G-1 Trust, calculated on the basis of the applicable Capped Interest Rate on each of the six successive Regular Distribution Dates immediately following such date or, if such date is a Regular Distribution Date, on such date and the succeeding five Regular Distribution Dates) under any Primary Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing but including a Final Drawing or a Downgrade

Drawing or a Non-Extension Drawing that has been converted to a Final Drawing under such Primary Liquidity Facility) and remain unreimbursed, (y) the date on which the portion of any Downgrade Drawing or Non-Extension Drawing equal to the Required Amount as of such date (in the case of the Primary Liquidity Facility for the Class G-1 Trust, calculated on the basis of the applicable Capped Interest Rate on each of the six successive Regular Distribution Dates immediately following such date or, if such date is a Regular Distribution Date, on such date and the succeeding five Regular Distribution Dates) under any Primary Liquidity Facility shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed, and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that (1) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $140 million, and (2) in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor, such acceleration shall not be considered until the expiration of the applicable initial period under Section 1110 of the U.S. Bankruptcy Code), the Primary Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under any Primary Liquidity Facility) shall have the right to become the Controlling Party with respect to any Indenture, provided that if the Policy Provider pays to each Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under the Primary Liquidity Facilities including all interest accrued thereon to such date, the Policy Provider shall be the Controlling Party so long as the Policy Provider shall pay to each Primary Liquidity Provider all drawings under the related Primary Liquidity Facility outstanding from time to time thereafter and interest thereon and so long as no Policy Provider Default has occurred and is continuing.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

     "Policy Provider Default" shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under any Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes (including the Equipment Notes held by the Trusts for the Subordinated Certificates) issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes (including the Equipment Notes held by the Trusts for the Subordinated Certificates).

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing), all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     - To the Primary Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses.

     - To the Primary Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers attributable to interest accrued on the drawings.

     - To the Primary Liquidity Providers to the extent required to pay or reimburse the Primary Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers), if applicable, to replenish each Cash Collateral Account up to the Required Amount and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of the payment made to the Primary Liquidity Providers in respect of principal of drawings under the Primary Liquidity Facilities.

     - If applicable, to the extent necessary to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account).

     - Except, subject to certain conditions, in the case of a Special Distribution Date solely on account of the redemption of one or more Series H Equipment Notes or Series I Equipment Notes, to the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

     - To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations).

     - To the Subordinated Certificate Trustees to the extent required to pay Expected Distributions on the Subordinated Certificates (subject to rankings of priority between the Subordinated Certificates).

     - To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

     - To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     - If applicable, to the extent necessary to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Primary Liquidity Providers all principal, interest, fees and other amounts owing to them under each Primary Liquidity Facility or certain other agreements.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Primary Liquidity Facilities.

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities (to the extent not included in Policy Expenses) due to the Policy Provider under the Policy Provider Agreement and, if the Primary Liquidity Provider has failed to honor any Interest Drawing, interest on any Policy Drawing made to cover the shortfall attributable to such failure by the Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full. Except as provided in the definition of Policy Provider Obligations, no interest will accrue on any Policy Drawing.

     "Policy Expenses" means all amounts (including amounts in respect of premiums, fees, expenses or indemnities) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than (i) the amount of any Excess Reimbursement Obligations, (ii) any Policy Drawing, (iii) any interest accrued on any Policy Provider Obligation, (iv) certain specified fees payable to the Policy Provider and (v) reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Providers, provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses will not include any indemnity payments owed to the Policy Provider.

     "Policy Drawing" means any payment of a claim under the Policy.

     "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Equipment Note in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Providers from and after the end of the 24-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing".

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on the outstanding Pool Balance of such Certificates (less the amount of interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Issuance Date) (plus, in the case of the Subordinated Certificate Trusts, the original aggregate principal amount of the Equipment Notes purchased by such Trust after the immediately preceding Distribution Date (or, if the Current

     Distribution Date is the first Distribution Date, the Issuance Date) and prior to or on the Current Distribution Date) and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on the outstanding Pool Balance of such Certificates together with (without duplication) accrued and unpaid interest on a portion of the outstanding Pool Balance of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case less the amount of interest, if any, payable with respect to any Deposits relating to such Trust".

  AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     - To the Subordination Agent, any Trustee, any Certificateholder, any Primary Liquidity Provider and the Policy Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, any Primary Liquidity Provider or the Policy Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Collateral under (and as defined in) any Indenture (collectively, the "Administration Expenses").

     - To the Primary Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to pay the Policy Expenses.

     - To the Primary Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Providers attributable to interest accrued on such drawings.

     - To (i) the Primary Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Providers), (ii) if applicable, with respect to any particular Primary Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Cash Collateral Account with respect to such Primary Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while sub-clause (x) of this clause is applicable) and (iii) if the Policy Provider has paid to the Primary Liquidity Providers all outstanding drawings and interest thereon owing to the Primary Liquidity Providers, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to such Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities.

     - If applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the Primary Liquidity Facility for the Class G-1 Trust or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account).

     - To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

     - To the Class G-1 Trustee and the Class G-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class G-1 Certificates and the Class G-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

     - To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Excess Reimbursement Obligations).

     - To the Subordinated Certificate Trustees to the extent required to pay Adjusted Expected Distributions on the Subordinated Certificates (subject to rankings of priority between the Subordinated Certificates).

     - To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

     - If applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the Primary Liquidity Facility for the Class G-1 Trust or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on the outstanding Pool Balance of such Certificates (less the amount of interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Issuance Date) (plus, in the case of the Subordinated Certificate Trusts, the original aggregate principal amount of the Equipment Notes purchased by such Trust after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and prior to or on the Current Distribution Date), and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Issuance Date) (plus, in the case of the Subordinated Certificate Trusts, the original aggregate principal amount of the Equipment Notes purchased by such Trust after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and prior to or on the Current Distribution Date), less the amount of any Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of any Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

     provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (A) (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, multiplied by (B) (i) in the case of the Class G-1 Certificates or Class G-2 Certificates, a fraction the numerator of which equals the Current Pool Balance for the Class G-1 Certificates or Class G-2 Certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class G-1 Certificates and Class G-2 Certificates, and (ii) in the case of the Subordinated Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class G-1 Certificates, the Class G-2 Certificates and the Class H Certificates as of any Distribution Date, the percentages set forth in the following table:

       CLASS G-1                 CLASS G-2                  CLASS H
      CERTIFICATES              CERTIFICATES              CERTIFICATES
      ------------              ------------              ------------
                                   52.6%                     75.9%
         52.6%

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Primary Liquidity Facilities, withdrawals from the Cash Collateral Account and drawings under the Policy, in each case in respect of interest on the Certificates of any Offered Certificate Trust, and, in the case of the Class G-1 Trust, withdrawals from the Above-Cap Account will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Primary Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) (except that, so long as the Final Distributions on the Offered Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Trustee for any Offered Certificate Trust with respect to the Equipment Notes held in such Trust) and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Primary Liquidity Providers and the Policy Provider, reduce the amount of principal or interest payable by Continental under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS J CERTIFICATES

     If the Class J Certificates are issued, the Class J Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of two Boeing 757-324 aircraft, four Boeing 767-424ER aircraft and one Boeing 777-224ER aircraft (collectively, the "Aircraft"), all of which will be newly delivered by the manufacturer during the Delivery Period (except for the two Boeing 757-324 aircraft which were delivered in February
2002). The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  BOEING 757-324 AIRCRAFT

     The Boeing 757-324 aircraft is a medium-range aircraft with a seating capacity of approximately 210 passengers. The engine type utilized on Continental's 757-324 aircraft is the Rolls-Royce Model RB211-535E4B37.

  BOEING 767-424ER AIRCRAFT

     The Boeing 767-424ER aircraft is a long-range aircraft with a seating capacity of approximately 235 passengers. The engine type utilized on Continental's 767-424ER aircraft is the General Electric CF6-80C2B8F.

  BOEING 777-224ER AIRCRAFT

     The Boeing 777-224ER aircraft is a long-range aircraft with a seating capacity of approximately 283 passengers. The engine type utilized on Continental's 777-224ER aircraft is the General Electric GE90-90B.

THE APPRAISALS

     The table below sets forth the appraised values of the aircraft that may be financed with the proceeds of this Offering, as determined by AVITAS, Inc. ("AVITAS"), BK Associates, Inc. ("BK") and Morten Beyer and Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms (the "Appraisers"). Under the Note Purchase Agreement, Continental will select to be financed pursuant to this Offering four of the six Boeing 767-424ER aircraft and one of the two Boeing 777-224ER aircraft listed below. Each of the two Boeing 757-324 aircraft listed below will be financed pursuant to this Offering, subject to the terms of the Note Purchase Agreement.

                     EXPECTED                        SCHEDULED               APPRAISER'S VALUATIONS
                   REGISTRATION   MANUFACTURER'S     DELIVERY      ------------------------------------------    APPRAISED
AIRCRAFT TYPE         NUMBER      SERIAL NUMBER      MONTH(1)         AVITAS           BK            MBA          VALUE(2)
-------------      ------------   --------------   -------------   ------------   ------------   ------------   ------------
Boeing 757-324        N75853          32812        February 2002   $ 60,300,000   $ 62,800,000   $ 61,840,000   $ 61,646,667
Boeing 757-324        N75854          32813        February 2002     60,300,000     62,800,000     61,840,000     61,646,667

Boeing 767-424ER      N68061          29456         March 2002       92,700,000     92,200,000     97,790,000     92,700,000
Boeing 767-424ER      N76062          29457         March 2002       92,700,000     92,200,000     97,790,000     92,700,000
Boeing 767-424ER      N69063          29458         April 2002       93,400,000     92,400,000     97,990,000     93,400,000
Boeing 767-424ER      N76064          29459         April 2002       93,400,000     92,400,000     97,990,000     93,400,000
Boeing 767-424ER      N76065          29460          May 2002        93,400,000     92,400,000     98,190,000     93,400,000
Boeing 767-424ER      N77066          29461          May 2002        93,400,000     92,400,000     98,190,000     93,400,000

Boeing 777-224ER      N78017          31679         March 2002      127,100,000    130,200,000    133,650,000    130,200,000
Boeing 777-224ER      N37018          31680         April 2002      128,000,000    130,200,000    133,920,000    130,200,000

---------------

(1) The Boeing 757-324 aircraft were delivered to Continental during February 2002. The actual delivery date for the other aircraft may be subject to delay or acceleration. See "--Deliveries of Aircraft".

(2) The appraised value of each aircraft for purposes of this Offering is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

     For purposes of the foregoing chart, AVITAS, BK and MBA each was asked to provide its opinion as to the appraised value of each aircraft projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

     In addition, the value of the Aircraft may be negatively affected as a consequence of the events of September 11, 2001 referred to under "Risk Factors--Recent Developments--Last Year's Terrorist Attacks Adversely Affected, and May Continue to Adversely Affect, Continental's Financial Condition, Results of Operations and Prospects". Each of the appraisals indicates that current market values of aircraft have been adversely affected by such events. However, the appraised values set forth in the appraisals generally assume a stable market environment and certain other market conditions. Accordingly, the extent to which the September 11 events have been taken into account in determining these appraised values varies among the appraisals, as discussed in the attached appraisal letters. Each of the appraisals notes that the long-term impact on aircraft values of these events is uncertain.

DELIVERIES OF AIRCRAFT

     The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental's purchase agreements with The Boeing Company ("Boeing") from March 2002 through May 2002. See the table under "--The Appraisals" for the scheduled month of delivery of each such aircraft. The two Boeing 757-324 Aircraft were delivered to Continental in February 2002. Under such purchase agreements, delivery of an aircraft may be delayed due to "excusable delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on August 31, 2002, subject to extension if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, to the earlier of (i) the date on which the Trustees purchase Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) November 30, 2002. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond August 31, 2002, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in the case of the Class G-1 Trust, Deposit Break Amount, if any, or, in the case of the Class G-2 Trust, the Deposit Make-Whole Premium, if any. See "Description of the Deposit Agreements--Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond August 31, 2002, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions:

     - A Substitute Aircraft must be a Boeing 757-300, 767-400ER or 777-200ER aircraft manufactured after the Issuance Date.

     - One or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

     - Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, Continental will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft. The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements are required (i) to contain the Mandatory Document Terms and (ii) not to vary the Mandatory Economic Terms for the Offered Certificates. In addition, Continental will be obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates--Obligation to Purchase Equipment Notes".

GENERAL

     Equipment Notes will be issued in four series with respect to each Aircraft (the "Series G-1 Equipment Notes", the "Series G-2 Equipment Notes", the "Series H Equipment Notes" and the "Series I Equipment Notes"; collectively, the "Equipment Notes" and the Series H Equipment Notes and Series I Equipment Notes, together, the "Subordinated Equipment Notes"). Continental may elect to issue a fifth series of Equipment Notes with respect to an Aircraft (the "Series J Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates--Possible Issuance of Class J Certificates". The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between Continental and Wilmington Trust Company, as indenture trustee thereunder (each, a "Loan Trustee"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

     Continental's obligations under the Equipment Notes will be general obligations of Continental.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series G-1 and Series G-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior to other Equipment Notes issued in respect of such Aircraft.

     - Subordinated Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G-1 and Series G-2 Equipment Notes issued in respect of such Aircraft.

     - If Continental elects to issue Series J Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series G-1, G-2, H and I Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Offered Certificate Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Offered Certificate Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust. See "--Determination of LIBOR" for a discussion of the determination of LIBOR.

     Interest will be payable on the unpaid principal amount of each Series G-1 and Series G-2 Equipment Note at the rate applicable to such Equipment Note on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after initial issuance thereof. Interest on the Series G-1 Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on the Series G-2 Equipment Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Scheduled principal payments on the Series G-1 Equipment Notes will be made on February 15 and August 15 in certain years. The entire principal amount of the Series G-2 Equipment Notes is scheduled to be paid on February 15, 2012. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, and interest shall be added for such additional period in the case of the Series G-1 Equipment Notes but not in the case of the Series G-2 Equipment Notes.

DETERMINATION OF LIBOR

     LIBOR ("LIBOR") for the period commencing on and including the Issuance Date and ending on but excluding the first Regular Distribution Date (the "Initial Interest Period" and an "Interest Period") will be determined on the second Business Day preceding the Issuance Date as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor.

     For the purpose of calculating LIBOR for the periods from and including a Regular Distribution Date to but excluding the next succeeding Regular Distribution Date (each, also an "Interest Period"), Continental will enter into a Reference Agency Agreement (the "Reference Agency Agreement") with Wilmington Trust Company, as reference agent (the "Reference Agent"), the Subordination Agent and the Escrow Agent. The Reference Agent will determine LIBOR for each Interest Period following the Initial Interest Period, on a date (the "Reference Date") that is two London banking days (meaning days on which commercial banks are open for general business in London, England) before the Regular Distribution Date on which such Interest Period commences.

     On each Reference Date, the Reference Agent will determine LIBOR as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m. (London time).

     If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the floating rate of interest in effect for the last preceding Interest Period.

     The Reference Agent's determination of LIBOR (in the absence of negligence, willful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to Continental, the Trustees, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Primary Liquidity Providers, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Trustee or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

     Continental reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Certificates. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, and, in the case of the Series G-1 Equipment Notes, Break Amount, if any, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time at the option of Continental at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, in the case of the Series G-1 and G-2 Equipment Notes, a Make-Whole Premium, if any, and, in the case of the Series G-1 Equipment Notes, Break Amount, if any. Continental may elect to redeem all of the Series H or Series I Equipment Notes at any time, in any case, without redeeming the Series G-1 or G-2 Equipment Notes, so long as no Indenture Default or certain payment or bankruptcy defaults exist under the relevant Indenture. Redemption of the Series H Equipment Notes is subject to certain additional conditions, including the requirement that Continental simultaneously issue new Series H Equipment Notes having terms the same in all material respects as the redeemed Series H Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased. In addition, any such new Series H Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class H Trust, and Continental must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series H Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class G-1 or G-2 Certificates (without regard to the Policies). If the Series I Equipment Notes are redeemed, new Series I Equipment Notes may not be issued. (Indentures, Section 2.11)

     "Break Amount" means, as of any date of payment, redemption or acceleration for any Series G-1 Equipment Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below.

        The Break Amount will be calculated as follows:

        Break Amount = Z-Y

        Where:

        X = with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Equipment Note as of the first day of the then applicable Interest Period and (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

        Y = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

        Z = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

     No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

     "Make-Whole Premium" means, (i) with respect to any Series G-1 Equipment Note, the following percentage of the principal amount of such Equipment Note: if redeemed before the first anniversary of the Issuance Date, 1.5%; if redeemed on or after such first anniversary and before the second anniversary of the Issuance Date, 1.0%; and if redeemed on or after such second anniversary and before the third anniversary of the Issuance Date, 0.5%; and (ii) with respect to any Series G-2 Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

  AIRCRAFT

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of Continental's rights under its purchase agreement with the Aircraft manufacturer.

     Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes.

  CASH

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Continental, in investments described in the related Indenture. (Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables set forth illustrative loan to Aircraft value ratios for the Series G-1, Series G-2 and Series H Equipment Notes issued in respect of an Aircraft as of August 15, 2002 and the August 15 Regular Distribution Dates thereafter, assuming that the Series G-1, G-2 and Series H Equipment Notes in the required principal amount are issued in respect of each such Aircraft and the Aircraft are delivered as currently scheduled. These examples were utilized by Continental in preparing the Assumed Amortization Schedule, although the amortization schedule for the Series G-1 and Series H Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule if an Aircraft is delivered later than currently scheduled. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised value per year for the first ten years after the year of delivery of such Aircraft. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                                BOEING 757-324                          BOEING 767-424ER
                                    --------------------------------------   --------------------------------------
                                    SERIES G-1,                              SERIES G-1,
                                     G-2 AND H                                G-2 AND H
                                     EQUIPMENT                                EQUIPMENT
                                       NOTES       ASSUMED                      NOTES       ASSUMED
                                    OUTSTANDING    AIRCRAFT                  OUTSTANDING    AIRCRAFT
                                      BALANCE       VALUE        LOAN TO       BALANCE       VALUE        LOAN TO
DATE                                (MILLIONS)    (MILLIONS)   VALUE RATIO   (MILLIONS)    (MILLIONS)   VALUE RATIO
----                                -----------   ----------   -----------   -----------   ----------   -----------
August 15, 2002...................    $46.70        $61.65        75.7%        $70.75        $93.40        75.7%
August 15, 2003...................     44.40         59.80        74.3          67.27         90.60        74.3
August 15, 2004...................     41.26         57.95        71.2          62.51         87.80        71.2
August 15, 2005...................     37.86         56.10        67.5          57.35         84.99        67.5
August 15, 2006...................     34.88         54.25        64.3          52.84         82.19        64.3
August 15, 2007...................     24.67         52.40        47.1          37.38         79.39        47.1
August 15, 2008...................     23.24         50.55        46.0          35.20         76.59        46.0
August 15, 2009...................     21.83         48.70        44.8          33.07         73.79        44.8
August 15, 2010...................     20.46         46.85        43.7          31.00         70.98        43.7
August 15, 2011...................     19.12         45.00        42.5          28.97         68.18        42.5

                                                                 BOEING 777-224ER
                                                      --------------------------------------
                                                      SERIES G-1,
                                                       G-2 AND H
                                                       EQUIPMENT
                                                         NOTES       ASSUMED
                                                      OUTSTANDING    AIRCRAFT
                                                        BALANCE       VALUE        LOAN TO
DATE                                                  (MILLIONS)    (MILLIONS)   VALUE RATIO
----                                                  -----------   ----------   -----------
August 15, 2002.....................................    $98.62       $130.20        75.7%
August 15, 2003.....................................     93.78        126.29        74.3
August 15, 2004.....................................     87.14        122.39        71.2
August 15, 2005.....................................     79.95        118.48        67.5
August 15, 2006.....................................     73.66        114.58        64.3
August 15, 2007.....................................     52.11        110.67        47.1
August 15, 2008.....................................     49.07        106.76        46.0
August 15, 2009.....................................     46.10        102.86        44.8
August 15, 2010.....................................     43.21         98.95        43.7
August 15, 2011.....................................     40.39         95.05        42.5

LIMITATION OF LIABILITY

     Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include:

     - The failure by Continental to pay any interest, principal, Break Amount, if any, or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after Continental receives written demand from the related Loan Trustee or holder of an Equipment Note.

     - Any representation or warranty made by Continental in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

     - Failure by Continental to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

     - The lapse or cancellation of insurance required under such Indenture.

     - The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental. (Indentures, Section 5.01)

     There will not be cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium, Break Amount or interest on, any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and Break Amount, if any. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, Break Amount, if any, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to holders of security interests with respect to "equipment" (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

     It is a condition to the Trustees' obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "--Certain Provisions of the Indentures--Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of
Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 10.01)

     Without the consent of the Primary Liquidity Providers and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or Break Amount, if any, premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Break Amount, if any, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

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INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, each Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Subordination Agent, the Escrow Agent, the Policy Provider and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

CERTAIN PROVISIONS OF THE INDENTURES

  MAINTENANCE

     Continental is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

  POSSESSION, LEASE AND TRANSFER

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Airframe or Engine are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee's security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Indenture Default exists, Continental has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

  LIENS

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes and Continental arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;
(ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or

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are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

  REPLACEMENT OF PARTS; ALTERATIONS

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Indentures, Section 4.04(d))

  INSURANCE

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the unpaid principal amount of the related Series G-1 and H Equipment Notes plus the unpaid principal amount of the related Series G-2 Equipment Notes together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence in the case of a Boeing 757-324 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-424ER or 777-224ER aircraft, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $5,000,000 per occurrence in the case of a Boeing 757-324 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-424ER or 777-224ER aircraft, such proceeds will be payable directly to Continental so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

     In respect of each Aircraft, Continental is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes, the Liquidity Providers and the Policy Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either
(i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts and, in the case of the Series G-1 Equipment Notes, Break Amount, if any, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Event of Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. Continental is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make interest and principal payments with respect thereto shall cease. The payments made under the Indenture by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Continental. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the

Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.05)

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

     - The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

     - Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

     - Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

     - As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years.

     - With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

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                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Offered Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Offered Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Offered Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Offered Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Offered Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Offered Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Offered Certificate Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Original Trusts therefore will meet the 90% test, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts.

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

TAXATION OF CERTIFICATEHOLDERS GENERALLY

  TRUSTS CLASSIFIED AS GRANTOR TRUSTS

     Assuming that an Offered Certificate Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Deposit Make-Whole Premium, if any, paid by us with respect to any unused Deposits will be ordinary income. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to an Offered Certificate. Any amounts received by an Offered Certificate Trust under a Liquidity Facility or Policy in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     In the case of a subsequent purchaser of an Offered Certificate, the purchase price for the Offered Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Offered Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of an Offered Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Offered Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Policy Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  ORIGINAL TRUSTS CLASSIFIED AS PARTNERSHIPS

     If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of an Offered Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

EFFECT OF REALLOCATION OF PAYMENTS UNDER THE INTERCREDITOR AGREEMENT

     In the event that the Class G-1 Trust or the Class G-2 Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between Trusts of equal seniority, the corresponding owners of beneficial interests in the Certificates issued by such Trust (the "Shortfall Certificateholders") would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal or premium;

     - paid over to the Class G-2 Certificateholders or Class G-1
       Certificateholders (the "Other Certificateholders") an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

     Under this analysis:

     - The Shortfall Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Trust that was a component of the shortfall, even though that amount was in fact paid to the Other Certificateholders;

     - a loss would only be allowed to Shortfall Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Shortfall Certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for Shortfall Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Shortfall Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

DISSOLUTION OF ORIGINAL TRUSTS AND FORMATION OF NEW TRUSTS

     Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of an Offered Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of an Offered Certificate that is not a U.S. Person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Continental;

     - the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Continental; and

     - certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of an Offered Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Offered Certificates and proceeds from the sale of Offered Certificates will not be subject to a backup withholding tax (currently at a rate of 30%), unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Offered Certificate Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Offered Certificate Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and
(ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling an Offered Certificate.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Underwriters, the Trustees, the Escrow Agent, the Depositary, the Policy Provider and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class G-1 Certificates and Class G-2 Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters (or their predecessors) which are substantially the same as the administrative exemptions issued to First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42,597 (1989)), Chase Manhattan Bank, Prohibited Transaction Exemption 90-31 (55 Fed. Reg. 23,144 (1990)), Merrill Lynch, Pierce, Fenner & Smith, Inc., Prohibited Transaction Exemption 90-29 (55 Fed. Reg. 21, 455 (1990)), and Salomon Brothers Inc., Prohibited Transaction Exemption 89-89 et al. (54 Fed. Reg. 42,589 (1989)), each as amended (together, the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch

Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a) (1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreements, the proceeds from the Offering of each Class of Offered Certificates, to the extent not used to purchase Equipment Notes on the Issuance Date, will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Offered Certificate Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class G-1 Certificates and Class G-2 Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class G-1 Certificates and Class G-2 Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class G-1 Certificates or the Class G-2 Certificates or the assets of the Class G-1 Trust or the Class G-2 Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by holders of Subordinated Certificates of Class G-1 Certificates or Class G-2 Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class G-1 Certificate or Class G-2 Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated March 11, 2002, the underwriters listed below (the "Underwriters") have agreed with Continental to purchase from the Trustee the following respective principal amounts of Offered Certificates.

                                                        PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                          OF CLASS G-1       OF CLASS G-2
                     UNDERWRITER                          CERTIFICATES       CERTIFICATES
                     -----------                        ----------------   ----------------
Credit Suisse First Boston Corporation................    $ 26,932,000       $ 38,906,000
J.P. Morgan Securities Inc. ..........................      26,928,000         38,904,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated....      26,928,000         38,904,000
Salomon Smith Barney Inc. ............................      26,928,000         38,904,000
Morgan Stanley & Co. Incorporated.....................      26,928,000         38,904,000
                                                          ------------       ------------
     Total............................................    $134,644,000       $194,522,000
                                                          ============       ============

     The underwriting agreement provides that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting Underwriters may be increased or the offering of the Offered Certificates may be terminated.

     The aggregate proceeds from the sale of the Offered Certificates will be $329,166,000. Continental will pay the Underwriters compensation totaling $3,000,000, representing underwriting commission, as well as certain structuring and advisory fees. Continental estimates that its expenses associated with the offer and sale of the Offered Certificates will be approximately $1,500,000 (including certain expenses of the Underwriters and the Policy Provider required to be reimbursed by Continental).

     The Underwriters propose to offer the Offered Certificates initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the Underwriters may change public offering prices and concessions and discounts.

PASS THROUGH                                                TO SELLING      DISCOUNT TO
CERTIFICATES DESIGNATION                                   GROUP MEMBERS   BROKER/DEALERS
------------------------                                   -------------   --------------
2002-1G-1................................................       0.50%           0.25%
2002-1G-2................................................       0.50            0.25

     The Offered Certificates are a new issue of securities with no established trading market. Continental does not intend to apply for the listing of the Offered Certificates on a national securities exchange. One or more of the Underwriters currently intend to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     Continental has agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in that respect.

     Credit Suisse First Boston, New York branch, an affiliate of Credit Suisse First Boston Corporation, will act as the Depositary. Merrill Lynch Capital Services, Inc. and Merrill Lynch & Co., Inc., affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, will act as the Above-Cap Liquidity Provider and the Above-Cap Liquidity Guarantor, respectively. From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates. In particular, affiliates of Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are lenders to Continental.

     Certain of the Underwriters will make securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between those Underwriters and their customers and is not a party to any transactions. Market Axess Inc. will not function as an underwriter or agent of the issuer, nor will Market Axess Inc. act as a broker for any customer of those Underwriters. Market Axess Inc., a registered broker-dealer, will receive compensation from certain of the Underwriters based on transactions those Underwriters conduct through the system. Those Underwriters will make securities available to their customers through the Internet distributions, whether made through a proprietary or third party system, on the same terms as distributions made through other channels.

     Continental expects that delivery of the Offered Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+ 10). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date hereof or the next six succeeding business days will be required, by virtue of the fact that the Offered Certificates initially will settle in T+ 10, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Offered Certificates in Canada is being made only on a private placement basis exempt from the requirement that Continental prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Offered Certificates are made. Any resale of the Offered Certificates in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Offered Certificates.

REPRESENTATIONS OF PURCHASERS

     By purchasing Offered Certificates in Canada and accepting a purchase confirmation, a purchaser is representing to Continental and the dealer from whom the purchase confirmation is received that:

     - the purchaser is entitled under applicable provincial securities laws to purchase the Offered Certificates without the benefit of a prospectus qualified under those securities laws,

     - where required by law, that the purchaser is purchasing as principal and not as agent, and

     - the purchaser has reviewed the text above under "--Resale Restrictions".

RIGHTS OF ACTION--ONTARIO PURCHASERS ONLY

     Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against Continental in the event that this prospectus supplement contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against Continental. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, Continental will have no liability. In the case of an action for damages, Continental will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

ENFORCEMENT OF LEGAL RIGHTS

     All of Continental's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon Continental or those persons. All or a substantial portion of the assets of Continental and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Continental or those persons in Canada or to enforce a judgment obtained in Canadian courts against Continental or those persons outside of Canada.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Offered Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Offered Certificates in their particular circumstances and about the eligibility of the Offered Certificates for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     The validity of the Offered Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K), as amended, for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements (including the financial statement schedule) are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Ambac and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 are incorporated by reference in this Prospectus Supplement in reliance on the report of KPMG LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

     The references to AVITAS, BK and MBA, and to their respective appraisal reports, dated as of December 31, 2001, January 2, 2002 and February 20, 2002, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Continental with the Commission (File No. 0-9781) are incorporated by reference in this Prospectus Supplement:

FILING                                                           DATE FILED
------                                                        -----------------
Annual Report on Form 10-K for the year ended December 31,
  2001......................................................  February 21, 2002
Amendment to Annual Report on Form 10-K/A-1 for the year
  ended December 31, 2001...................................      March 1, 2002
Current Report on Form 8-K..................................    January 2, 2002
Current Report on Form 8-K..................................   January 10, 2002
Current Report on Form 8-K..................................   January 16, 2002
Current Report on Form 8-K..................................   January 23, 2002
Current Report on Form 8-K..................................   February 1, 2002
Current Report on Form 8-K..................................  February 11, 2002
Current Report on Form 8-K..................................  February 28, 2002
Current Report on Form 8-K..................................      March 1, 2002

     Reference is made to the information under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. All documents filed under the Securities Exchange Act of 1934 with the Commission prior to January 1, 2002 and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement.

                          APPENDIX I --INDEX OF TERMS

                                       PAGE
                                       ----
Above-Cap Account....................  S-66
Above-Cap Collateral Account.........  S-65
Above-Cap Collateral Amount..........  S-65
Above-Cap Liquidity Facility.........  S-65
Above-Cap Liquidity Guarantor........  S-66
Above-Cap Liquidity Provider.........  S-66
Above-Cap Payment....................  S-65
Accrued Interest.....................  S-67
Adjusted Expected Distributions......  S-76
Administration Expenses..............  S-75
Aggregate LTV Collateral Amount......  S-77
Air France...........................  S-31
Aircraft.............................  S-79
Aircraft Operative Agreements........  S-51
Ambac................................  S-32
Applicable Date......................  S-54
Appraised Current Market Value.......  S-77
Appraisers...........................  S-79
Assumed Aircraft Value...............  S-86
Assumed Amortization Schedule........  S-41
Assumed Appraised Value..............  S-50
Average Life Date....................  S-86
Aviation Security Act................  S-22
AVITAS...............................  S-79
Base Rate............................  S-63
Basic Agreement......................  S-34
BK...................................  S-79
Boeing...............................  S-80
Break Amount.........................  S-85
Bush Intercontinental................  S-29
Business Day.........................  S-41
Capped Interest Rate.................  S-59
Capped LIBOR.........................  S-59
Cash Collateral Account..............  S-61
Cede.................................  S-53
Certificate Account..................  S-40
Certificate Owner....................  S-53
Certificateholders...................  S-35
Certificates.........................  S-34
Class Exemptions.....................  S-99
Class G-1 Certificates...............  S-34
Class G-1 Trust......................  S-34

                                       PAGE
                                       ----
Class G-1 Trustee....................  S-36
Class G-2 Certificates...............  S-34
Class G-2 Trust......................  S-34
Class G-2 Trustee....................  S-36
Class H Certificates.................  S-34
Class H Trust........................  S-34
Class I Certificates.................  S-34
Class I Trust........................  S-34
Class J Certificates.................  S-52
Class J Trust........................  S-52
CMI..................................  S-29
Code.................................  S-48
Commission...........................  S-34
Company..............................  S-29
Continental..........................  S-29
Controlling Party....................  S-71
Convention...........................  S-90
Copa.................................  S-31
CSFB.................................  S-55
Current Distribution Date............  S-74
Current Pool Balance.................  S-77
Debt Balance.........................  S-91
Delivery Period......................  S-80
Delivery Period Termination Date.....  S-54
Deposit..............................  S-54
Deposit Agreement....................  S-54
Deposit Break Amount.................  S-54
Deposit Make-Whole Premium...........  S-55
Depositary...........................  S-55
Depreciation Assumption..............  S-86
Disposition..........................  S-67
disqualified persons.................  S-98
Distribution Date....................  S-36
Downgrade Drawing....................  S-61
DTC..................................  S-53
DTC Participants.....................  S-53
Election Distribution Date...........  S-70
Embraer..............................  S-23
Equipment............................  S-89
Equipment Notes......................  S-82
ERISA................................  S-98
ERISA Plans..........................  S-98

                                       PAGE
                                       ----
Escrow Agent.........................  S-57
Escrow Agreements....................  S-57
Escrow Receipts......................  S-57
Event of Loss........................  S-93
Excess Reimbursement Obligations.....  S-74
Expected Distributions...............  S-74
ExpressJet...........................  S-28
Express Jet Holdings.................  S-28
FAA..................................  S-21
Final Distributions..................  S-72
Final Drawing........................  S-62
Final Maturity Date..................  S-39
Gulfstream...........................  S-30
H.15(519)............................  S-85
Hopkins International................  S-29
Indenture............................  S-49
Indenture Default....................  S-44
Initial Interest Period..............  S-83
Insolvency Proceeding................  S-70
Intercreditor Agreement..............  S-71
Interest Drawing.....................  S-58
Interest Period......................  S-83
IRS..................................  S-94
Issuance Date........................  S-61
KLM..................................  S-30
LIBOR................................  S-83
Liquidity Event of Default...........  S-64
Liquidity Expenses...................  S-74
Liquidity Facilities.................  S-58
Liquidity Facility LIBOR.............  S-63
Liquidity Obligations................  S-74
Liquidity Provider...................  S-58
Liquidity Providers..................  S-66
Loan Trustee.........................  S-82
LTV Appraisal........................  S-78
LTV Collateral Amount................  S-77
LTV Ratio............................  S-77
LTVs.................................  S-7
Make-Whole Premium...................  S-85
Mandatory Document Terms.............  S-51
Mandatory Economic Terms.............  S-50
Maximum Available Commitment.........  S-59
MBA..................................  S-79
Minimum Sale Price...................  S-73

                                       PAGE
                                       ----
Moody's..............................  S-56
most recent H.15(519)................  S-85
New Trustee..........................  S-52
Newark...............................  S-29
Non-Extension Drawing................  S-62
Non-Performing Equipment Notes.......  S-76
Northwest Airlines...................  S-30
Northwest Alliance...................  S-30
Note Holders.........................  S-51
Note Purchase Agreement..............  S-49
Offered Certificate Trusts...........  S-34
Offered Certificates.................  S-34
Offering.............................  S-54
Order................................  S-70
Original Trustee.....................  S-52
Original Trusts......................  S-52
Other Certificateholders.............  S-96
Participation Agreement..............  S-49
parties in interest..................  S-98
Pass Through Trust Agreements........  S-34
Paying Agent.........................  S-57
Paying Agent Account.................  S-40
Performing Equipment Note............  S-61
Plan Asset Regulation................  S-98
Plans................................  S-98
Policy...............................  S-67
Policy Drawing.......................  S-74
Policy Expenses......................  S-74
Policy Provider......................  S-32
Policy Provider Agreement............  S-70
Policy Provider Default..............  S-72
Policy Provider Election.............  S-68
Policy Provider Obligations..........  S-74
Pool Balance.........................  S-41
Pool Factor..........................  S-41
Preference Amount....................  S-70
Primary Liquidity Facility...........  S-58
Prior Funds..........................  S-67
Prospectus...........................  S-34
PTC Event of Default.................  S-46
PTCE.................................  S-99
Rating Agencies......................  S-56
Receiptholder........................  S-57
Reference Agency Agreement...........  S-83

                                       PAGE
                                       ----
Reference Agent......................  S-83
Reference Date.......................  S-83
Regular Distribution Dates...........  S-39
Remaining Weighted Average Life......  S-86
Replacement Facility.................  S-61
Required Amount......................  S-59
Scheduled Payments...................  S-39
Section 1110.........................  S-88
Series G-1 Equipment Notes...........  S-82
Series G-2 Equipment Notes...........  S-82
Series H Equipment Notes.............  S-82
Series I Equipment Notes.............  S-82
Series J Equipment Notes.............  S-82
Shortfall Certificateholders.........  S-96
Special Distribution Date............  S-40
Special Payment......................  S-39
Special Payments Account.............  S-40
Stabilization Act....................  S-21
Standard & Poor's....................  S-56
Stated Interest Rates................  S-38
Subordinated Certificate Trustees....  S-36
Subordinated Certificate Trusts......  S-34

                                       PAGE
                                       ----
Subordinated Certificates............  S-34
Subordinated Equipment Notes.........  S-82
Subordination Agent..................  S-71
Substitute Aircraft..................  S-81
Successor Trust......................  S-52
Tax Counsel..........................  S-94
Termination Date.....................  S-70
Termination Notice...................  S-64
Threshold Rating.....................  S-61
Transfer Date........................  S-52
Transportation Code..................  S-46
Treasury Yield.......................  S-85
Triggering Event.....................  S-36
Trust Indenture Act..................  S-47
Trust Property.......................  S-34
Trust Supplement.....................  S-34
Trustee..............................  S-34
Trusts...............................  S-34
U.S. Certificateholders..............  S-94
U.S. Persons.........................  S-94
Underwriter Exemption................  S-99
Underwriters.........................  S-101

                       APPENDIX II - APPRAISAL LETTERS


[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

INTRODUCTION

AVITAS, Inc. has been retained by Continental Airlines (the "Client") to provide its opinion as to the Base Value and Market Value for two (2) Boeing 757-300, six (6) 767-400ER and two (2) 777-200ER aircraft. The subject aircraft are identified and their values are set forth in Figure 1 on page 3.

The opinions expressed in this report reflect the latest analysis from AVITAS of the effect on values of the events of September 11, 2001. Since then, uncertainty in the commercial aircraft market is at an unprecedented level, with trading activity at a minimum, and it will be some time before a volume of transaction information can confirm to us how far the market has fallen. We have, however, adapted our methodology to take account of recent extraordinary events and this has allowed us to predict the magnitude of the effects of the economy and traffic on asset value. The market is changing rapidly and will lead us to constantly update our opinions as more information becomes available.

The values presented in this report assume that the aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

AVITAS's value definitions, conform to those of the International Society of
                                                  Transport Aircraft Trading
---------------- [MAP GRAPHIC] -----------------  ("ISTAT") adopted in January
                                                  1994, and are as follows:
WORLD HEADQUARTERS: 14520 Avion Pkwy, Chantilly,
VA 20151 USA * Telephone: (703) 476-2300 Fax:     *BASE VALUE is the appraiser's
(703) 860-5855 Email: avitas@dnv.com               opinion of the underlying
                                                   economic value of an aircraft
AVITAS EUROPE: Palace House, 3 Cathedral St.       in an open, unrestricted,
London SE1 9DE * Telephone: 0171-716-6621          stable market environment
Fax: 0717-357-6873 Email: avitas@dnv.com           with a reasonable balance of
                                                   supply and demand and assumes
AVITAS ENGINEERING: 5040 N.W. 7th Street, #900     full consideration of its
Miami, FL 33126 * Telephone: (305) 476-9650        "highest and best use." An
Fax: (305) 476-9915 Email: avitas@dnv.com          aircraft's Base Value is
                                                   founded in the historical
                                                   trend of values and in the
          A DET NORSKE VERITAS COMPANY             projection of value trends
-------------------------------------------------  and presumes an arm's-length, cash transaction between
willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

 physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

*MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

*ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

*DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

[AVITAS LOGO]

CONTINENTAL AIRLINES                                          DECEMBER 31, 2001
-------------------------------------------------------------------------------

SECURITIZED VALUE OR LEASE - Encumbered Value is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease -- Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars. With regard to new aircraft, AVITAS considers the Base Value and the Market Value to be the same. The Base Value of a new aircraft is the typical price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price. Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

FIGURE 1




                                                          CONTINENTAL AIRLINES
                                             AIRCRAFT DESCRIPTION & SUMMARY OF AIRCRAFT VALUES
                                                            IN US$ DOLLARS
--------------------------------------------------------------------------------------------------------------------

NO.     AIRCRAFT        ENGINE TYPE       SERIAL NUMBER   TAIL NUMBER    MTOW (LBS)    DELIVERY DATE    BASE VALUE
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
 1       B757-324        RB211-535E4B        32812          N75853         272,500       February-02     $  60.3
--------------------------------------------------------------------------------------------------------------------
 2       B757-324        RB211-535E4B        32813          N75854         272,500       February-02        60.3
====================================================================================================================
 3       B767-424ER      CF6-80C2B8F         29456          N68061         450,000       March-02           92.7
--------------------------------------------------------------------------------------------------------------------
 4       B767-424ER      CF6-80C2B8F         29457          N76062         450,000       March-02           92.7
--------------------------------------------------------------------------------------------------------------------
 5       B767-424ER      CF6-80C2B8F         29458          N69063         450,000       April-02           93.4
--------------------------------------------------------------------------------------------------------------------
 6       B767-424ER      CF6-80C2B8F         29459          N76064         450,000       April-02           93.4
--------------------------------------------------------------------------------------------------------------------
 7       B767-424ER      CF6-80C2B8F         29460          N76065         450,000       May-02             93.4
--------------------------------------------------------------------------------------------------------------------
 8       B767-424ER      CF6-80C2B8F         29461          N77066         450,000       May-02             93.4
====================================================================================================================
 9       B777-224ER      GE90-90B            31679          N78017         648,000       March-02          127.1
--------------------------------------------------------------------------------------------------------------------
10       B777-224ER      GE90-90B            31680          N37018         648,000       April-02          128.0
--------------------------------------------------------------------------------------------------------------------



[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

GENERAL MARKET OVERVIEW

INTRODUCTION

The events of September 11, 2001, in which several high profile targets within the U.S. were the subject of terrorist action, have had a considerable impact on the world's commercial aviation industry. AVITAS is continuing to analyze the depth of these effects, but it is already clear that the implications for civil aviation will be extremely serious. The last major downturn in commercial air transport, in the early 1990s, occurred with a combination of a massive overbooking of new aircraft orders, higher fuel prices and a slump in the demand for air travel exacerbated by the Gulf War and the threat of terrorist action. On this occasion, the threat has become a reality and its consequences for the aircraft industry will be far-reaching. The depth of these consequences will be better understood as we monitor the performance of the industry through 2002.

MARKET OVERVIEW

While the continuation of the economic boom through 2000 took most observers by surprise, the downturn in the commercial aircraft market became well established. In addition to the steady increase in the number of aircraft advertised as available for sale or lease, the U.S. major airlines have, on the whole, experienced an extremely difficult first quarter.

NARROWBODIES

The market for aircraft in this class declined in the mid-1990s as the effects of recession and the aftermath of the Gulf War were felt. Orders recovered dramatically in the second half of the decade, but dropped sharply again in 1999 as expectations of another cyclical downturn mounted. However, while sales remained relatively strong in 2000, declines were experienced in 2001 and are expected again in 2002.

WIDEBODIES

Although economic recovery in the Far East is now sustained, weaker demand for larger aircraft is still apparent. Widebody orders also peaked in the mid-1990s, but had declined very markedly by 1999 and 2000 and 2001 are predicted to be the poorest years for sales in the last decade, with around 130 widebody units ordered in each year. The success of the A380 program will depend to a large extent on commitments to it from carriers based in Asia or operating to cities there, while types such as the longer-range variants of the 777 will help to open up new trans-Pacific routes and boost frequencies in existing markets.

AIRCRAFT AVAILABILITY

In the days immediately following the terrorist attacks against the U.S., a majority of carriers in the country had announced widespread reductions in capacity and the grounding or permanent withdrawal of large numbers of aircraft. Older narrowbodies were particularly hard hit. Faced with a massive slump in traffic, operators moved quickly to divest themselves of unneeded lift. The 727-200, DC-9, MD-80 and

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

737-200 were the types most affected. Overall, at least 1,200 aircraft of all types are likely to be retired from the fleet or placed in some cases in temporary storage. Prior to September 2001, the number of aircraft available for either sale or lease had been growing substantially, although this was partially a result of the passing of the Stage 3 noise gate at the end of 1999. Other types, for example, the 737-300/-400, 757-200 and 767-200/-300, may also find favor as freighters a little earlier than anticipated, if conversion programs become established.

RETIREMENTS

The passing of the Stage 3 noise gate at the end of 1999 contributed significantly to an acceleration in aircraft retirements, especially among older narrowbodies. Some passenger widebodies were also affected and retirements occurred somewhat earlier than might have been expected in a number of cases, such as with the DC-10, the A300 and the 747-200. The events of September 2001 resulted almost immediately in the announcement of the withdrawal from service of large numbers of aircraft, many of which will leave the active fleet permanently. Prospects are particularly bleak for the 727-200, 737-200 and DC-9 while large numbers of other aircraft types - such as the MD-80, which had been expected to remain in widespread use for some time to come - could initially be stored but may eventually encounter serious difficulty in finding new operators as the market recovers.

BACKGROUND - BOEING 757-300

The Boeing 757-300 was launched in early 1996 with an order for 12 aircraft from the German charter airline Condor Flugdienst. The 757-300 is a stretched version of the -200 with 160 inches added in front of the wing and 120 inches added behind the wing. The 757-300 also has a new interior and the landing gear, high lift system and fuselage have been strengthened to accommodate the larger size and heavier weight. The 757-300 received type certification from the FAA and was also recommended for type validation by the JAA in January 1999. The first aircraft was delivered in March 1999 and seats 240 passengers in a mixed-class layout with a range of 3,500 nautical miles. The -300 has ETOPS capability and offers 10% lower seat-mile costs than the -200.

CURRENT MARKET - BOEING 757-300

CURRENT MARKET

Prior to September 11, 2001, AVITAS considered the market for the 757-300 stable with some recent large orders from major carriers and one leasing company. The launch customer, Condor, took delivery of its first aircraft in 1999.

Due to the recent tragic events on September 11th of this year, the market for all aircraft are in an uncertain state. While trading activity is at a minimum, it is clear that prices and lease rates will come under some pressure with airlines cutting capacity, deferring orders and parking many aircraft. AVITAS expects that older aircraft will be more severely affected than newer equipment.

[AVITAS LOGO]



CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
________________________________________________________________________________

RECENT FLEET DEVELOPMENTS

In March 2001, Tyco Capital Corporation ordered five 757-300s and optioned another five and became the first leasing company to place an order for the type.

In January 2001, Northwest Airlines announced an order for 20 Pratt & Whitney powered 757-300 aircraft from Boeing. Northwest, which already operates a fleet of 48 757-200s, confirmed the purchase of 24 A330-300s, six A319s and two 747-400s at the same time. The 757-300s, which will be delivered between 2002 and 2004, will reportedly be used to replace the carrier's fleet of 21 DC-10-40s.

AVAILABILITY

As of October 2001, AVITAS was aware of two 757-300 being advertised for sale or lease by Arkia Israeli Airlines and Condor. Both aircraft have been marketed for 4-5 months.

RECENT TRANSACTIONS AND OPERATING LEASE RATES

Since the aircraft has not been in service for long, a secondary market has yet to develop. The Boeing list price for the Boeing 757-300 is $81.0 - $89.5 million, which is $8.5 - $9 million higher than the list price for the 757-200. The 757-300 should command similar or slightly higher lease rates than the 757-200, whose operating lease rates have been reported at mid $300,000 to low $400,000 per month. We expect lease rates to come under pressure in the current weak economic environment.

CURRENT OPERATOR BASE AND BACKLOG

As of October 2001, there were 22 aircraft in service among four airlines and one listed as in service with the manufacturer. Regarding future deliveries, there were 39 Boeing 757-300s on firm order and options for 19 more.

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

FIGURE 2

--------------------------------------------------------------------------------
                        757-300 CURRENT FLEET & BACKLOG
                               AS OF OCTOBER 2001
--------------------------------------------------------------------------------
OPERATOR/ORDERHOLDER          IN SERVICE     FIRM ORDERS    OPTIONS   TOTAL
--------------------------------------------------------------------------------
CONDOR                           13                            11        24
--------------------------------------------------------------------------------
NORTHWEST AIRLINES                              16                       16
--------------------------------------------------------------------------------
CONTINENTAL AIRLINES                            15                       15
--------------------------------------------------------------------------------
AMERICAN TRANS AIR                4              5                        9
--------------------------------------------------------------------------------
TYCO CAPITAL CORP.                               1              5         6
--------------------------------------------------------------------------------
JMC AIRLINES                      2                             3         5
--------------------------------------------------------------------------------
ARKIA                             2                                       2
--------------------------------------------------------------------------------
ICELANDAIR                                       2                        2
--------------------------------------------------------------------------------
BOEING                            1                                       1
--------------------------------------------------------------------------------
GRAND TOTAL                      22             39             19        80
--------------------------------------------------------------------------------

Source: BACK Information Services


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The 757-200 and -300 competes with the Airbus A321-100 and -200 which is somewhat smaller than the Boeing product. Airbus has enjoyed a great deal of success in the past several years with its narrowbody family and has received several large and strategically important orders from traditional Boeing customers. Competition is also coming from other Boeing products such as the 737-800, which already has a large fleet and a solid backlog. For the 757-300, we believe that it is unlikely that the type will sell as well as the -200. Unless the orderbook significantly expands, the type may be considered a niche aircraft and its values will suffer.


FIGURE 3

---------------------------------------------------------------------------------------------------------
                                       BOEING 757-300 COMPETITIVE PROFILE
                                              AS OF OCTOBER 2001
---------------------------------------------------------------------------------------------------------
AIRCRAFT TYPE       EIS   IN SERVICE   FIRM ORDERS   OPERATORS/ORDERHOLDERS   RANGE (nm)    SEAT CAPACITY
---------------------------------------------------------------------------------------------------------
757-200 non-ETOPS  1982      865*          26                77             2,700 w/194 pax    194-239
---------------------------------------------------------------------------------------------------------
757-200 ETOPS      1982      865*          26                77             3,900 w/194 pax    194-239
---------------------------------------------------------------------------------------------------------
737-800            1998      535          300                63             2,940 w/162 pax    162-189
---------------------------------------------------------------------------------------------------------
A321-200           1997      128          103                36             3,000 w/185 pax    185-220
---------------------------------------------------------------------------------------------------------
A321-100           1994       88           85                17             2,350 w/185 pax    185-220
---------------------------------------------------------------------------------------------------------
757-300            1999       22           39                 9             3,450 w/243 pax    243-289
---------------------------------------------------------------------------------------------------------
737-900            2001       18           28                 5             2,728 w/177 pax    177-189
---------------------------------------------------------------------------------------------------------

* Data include both non-ETOPS and ETOPS aircraft

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

BACKGROUND - BOEING 767-400

The 767-400ER, a stretched version of the 767-300ER, was launched in April 1997 for Delta Air Lines as a replacement for their L-1011s on domestic services. In addition to the 21 foot stretch, 11 feet forward of the wing and 10 feet aft of the wing, are numerous changes and enhancements to the aircraft. The wing includes an all new 7 foot raked wing tip and a strengthened wing box. The aircraft features an upgraded flight deck, new modernized 777-style interior and longer main landing gear with 777-type wheels, tires and brakes. Unlike the 767-300ER only PW and GE engines are offered as powerplants for this model. The upgrades and changes have reduced the commonality of this aircraft with its other family members. The aircraft can carry 304 passengers in a standard two-class configuration or 245 passengers in a standard three-class configuration. In a three-class configuration the aircraft has a range of 5,635 nautical miles. The first of these new derivatives rolled out of the factory in August 1999.

All versions of the Boeing 767 meet the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3.

CURRENT MARKET - BOEING 767-400ER

CURRENT MARKET

Prior to September 11, 2001, AVITAS believed that the Boeing 767-400ER market was stable. The aircraft was launched by Delta Air Lines in 1997 and the first entered service in 2000. The carrier is replacing its 48 L1011s with the type over the next couple of years. The 767-400ER is a 21-foot stretch of the 767-300ER of which there are 447 aircraft in service, along with 42 firm orders.

Due to the recent tragic events on September 11th of this year, the market for all aircraft are in an uncertain state. We are not aware of any transactions since then, however it is clear that prices and lease rates will come under some pressure with airlines cutting capacity, deferring orders and parking many aircraft. AVITAS expects that older aircraft will be more severely affected than newer equipment.

RECENT FLEET DEVELOPMENTS

In March 2000, Kenya Airways announced its order of three 767-400ERs to replace its A310 fleet. Deliveries are expected to begin in May 2004.

RECENT TRANSACTIONS & LEASE RATES

Since the aircraft has just entered airline service, there is little transaction data available. The Boeing list price for the Boeing 767-400ER is $125.5 - $138.5 million, which is $11 million higher than the list price for the 767-300ER. We are aware of operating lease rates for new 767-300ER in the range of $650,000 to $700,000 for average lease terms. The 767-400ER should fetch similar or slightly higher rates; however, we expect all lease rates to come under pressure in the current softening economic environment.

[AVITAS LOGO]


CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

CURRENT OPERATOR BASE AND BACKLOG

As of October 2001, there are 23 aircraft in service among two airlines, Delta Airlines and Continental Airlines and one with the manufacturer. There are 25 firm orders and 24 options among three airlines. The GE CF6-80C2B7 engines will power all aircraft currently on order. Pratt & Whitney engines are also available however, no orders have been placed.

FIGURE 4

--------------------------------------------------------------------------------
                    BOEING 767-400ER CURRENT FLEET & BACKLOG
                               AS OF OCTOBER 2001
--------------------------------------------------------------------------------
     OPERATOR/ORDERHOLDER          IN SERVICE     FIRM ORDERS    OPTIONS   TOTAL
--------------------------------------------------------------------------------
Delta Air Lines                        16              4             24       44
Continental Airlines                    6             18                      24
Kenya Airways                                          3                       3
Boeing                                  1                                      1
--------------------------------------------------------------------------------
GRAND TOTAL                            23             25             24       72
--------------------------------------------------------------------------------

Source: BACK Information Services


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 767-400ER competes with the A330-200, which has greater range and is also heavier than the 767-400ER. The -400ER is a stretched and updated derivative of the 767-300ER, which has been a successful product with airlines and leasing companies. It was designed to replace older L-1011s, DC-10-30s and A300s. Unless the orderbook for the 767-400ER expands markedly, the type will most likely become a niche aircraft with suffering values.

FIGURE 5

--------------------------------------------------------------------------------------------
          BOEING 767-300/-300ER PASSENGER AIRCRAFT COMPETITIVE PROFILE
                               AS OF OCTOBER 2001
--------------------------------------------------------------------------------------------
AIRCRAFT    EIS    SEAT CAPACITY     RANGE (nm)      MTOW (lbs)    IN SERVICE    FIRM ORDERS
--------------------------------------------------------------------------------------------
A300-600R  1988     230-361        4,100 w/266 pax    378,535           159            3
A330-200   1998     253-380        6,400 w/253 pax    507,000            94          132
A330-300   1994     295-400        5,600 w/335 pax    507,000           113           53
767-300    1986     218-325        4,300 w/261 pax    351,000           103           --
767-300ER  1988     218-325        6,150 w/218 pax    412,000           447           42
767-400ER  2000     245-375        5,635 w/245 pax    450,000            23           25
--------------------------------------------------------------------------------------------

Source: BACK Information Services, Airbus, Boeing

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

BACKGROUND - BOEING 777

The 777 is a very large, twin-engine, two-crew cockpit, Stage 3 noise compliant airliner. It was designed with considerable consultation between Boeing and its initial customers. Five models are currently offered: the 777-200, -200ER and -200LR and the stretched 777-300 and 777-300ER. All use fly-by-wire control systems, have an advanced wing design and use advanced lightweight alloys and composites to reduce structural weight. Boeing has worked with its customers, engine manufacturers and regulatory authorities in order to achieve 180-minute ETOPS certification of the aircraft upon introduction into service.

Boeing has designed the 777 to offer considerable flexibility in seating, galley and lavatory configurations. Both the -200 and -200ER models offer seating capacities of 305 to 440 passengers. As many as 32 LD-3 containers or ten 96-inch by 125-inch pallets can be accommodated below the main deck. A 106-inch wide aft cargo door is optional to permit loading of pallets.

The 777-200ER model, formerly known as the 777-200IGW (increased gross weight), is the intercontinental model offering range of over 7,000 nautical miles. For the long-range 777-200ER, competing aircraft include the 747SP, DC-10-30, MD-11 and A340-300. Maximum gross takeoff weights range from 580,000 to 648,500 pounds with fuel capacity of 45,220 U.S. gallons. Available engines are the PW4000, GE90 and Trent 800. At a takeoff weight of 632,500 pounds with 305 passengers, Boeing estimates a range of 7,400 nautical miles. Routes such as New York-Beijing, London-Singapore and Tokyo-London are possible.

CURRENT MARKET - BOEING 777

CURRENT MARKET

It is the opinion of AVITAS that the market for the 777-200ER is stable and that the values for the less popular 777-200 and 777-300 may come under some pressure from not being the preferred models. The range capability of the 777-200ER has made it the clear favorite by giving operators the flexibility to use the aircraft on routes of various lengths including the long range Pacific flights. The limited range capability of 777-200 and the 777-300 has reduced their market appeal.

While the events of September 11, 2001 have had a severe softening effect on values of many aircraft types, few major airlines to date have announced the parking or phase out of the 777 from its fleet as a result of the terrorist attacks. However, some operators have or will announce the deferral of upcoming deliveries.

The 777 fills the gap between the 767 and the 747 and is replacing aircraft such as the 747-200 and first generation tri-jets, which are being phased out by many carriers. The two-engine economics and ETOPS capability of the 777 make it an ideal aircraft for both trans Pacific and Atlantic operations. If the Boeing "fragmentation theory" for the Pacific transpires like it did on the North Atlantic, then the 777 is positioned extremely well to benefit from this outcome. According to Boeing, like on the North Atlantic,

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
--------------------------------------------------------------------------------

point-to-point service will grow in place of the hub and spoke arrangement requiring smaller aircraft to provide service on these less dense routes. Only the 777 can offer twin engine economics with the long-range capability to perform the Pacific routes. The new A340-500 and -600 will compete with the 777 in this market and will not be limited by ETOPS constraints of a two engine aircraft but has the added expense of a four engine aircraft.

AVAILABILITY

As of October 2001, AVITAS was aware of two Boeing 777-200ERs being offered for either sale or lease. GECAS is advertising one 777-200ER available for lease from 2003. Lauda Air is also offering a newly-delivered 777-200ER with GE90s for sale or lease. Over the last 12 months, the number of 777s being offered for either sale or lease has never been more than four. A total of 250 Boeing 777-200ER aircraft were in service as of October 2001.

RECENT TRANSACTIONS

The transactions and lease rates stated below have been publicly reported; however, AVITAS may be aware of additional proprietary transactions and lease rates, which we use in formulating our value opinion but cannot disclose in this report.

In June 2000, Boeing said that it had sold a 1994-vintage 777-2000 powered by Rolls-Royce Trent 892 engines to Cathay Pacific Airways in the low $80 million range. The 777 is a former test aircraft and had been reworked prior to sale.

In terms of operating lease rates for the Boeing 777-200ER aircraft, we are aware of rates between $900,000 to $1,050,000 per month. We expect lease rates to come under pressure in the current softening economic environment.

RECENT FLEET DEVELOPMENTS

In November 2001, it has been reported that Singapore Airlines is in negotiations with Boeing to postpone deliveries of 13 777-200ER. The airline has also negotiated with Airbus to defer deliveries of A340-500s on order. Also in November 2001, Emirates Airlines signed a letter of intent to purchase 25 Boeing 777 aircraft. The operator is already flying 13 various 777s.

In October 2001, Pakistan International Airlines was expected to be granted a loan from the US Export-Import Bank for the purchase of four new Boeing 777 to be delivered throughout 2002. These aircraft were originally ordered by other airlines that canceled the deliveries after the September 11 terrorist attacks.

Three 777-200ERs on firm order and due for delivery by the end of 2002 to Malaysia Airlines are in question. The airline has stated that it does not need the aircraft and that they may be grounded or wet leased out.

[AVITAS LOGO]



CONTINENTAL AIRLINES                                           DECEMBER 31, 2001
________________________________________________________________________________

In June 2001, it was reported that Garuda Indonesia Airways was negotiating to cancel orders held for six 777-200ERs and was planning to substitute them for the purchase of 737-800s. Also in June 2001, Japan Airlines announced an order with Boeing for three more 777-200ERs powered by PW4000 engines. The aircraft will replace DC-10-40s.

In April 2001, Air France leased a new 777-200ER from ILFC, which will be delivered in second quarter 2002. Also in April 2001, El Al announced it will acquire a fourth 777-200ER and Saudi Arabian took delivery of one 777-200ER.

CURRENT OPERATOR BASE AND BACKLOG

Displayed below is the Boeing 777 series current fleet and backlog by model. The 777-200ER has the largest current fleet, backlog and the greatest number of operators.

FIGURE 6

                       BOEING 777 CURRENT FLEET & BACKLOG
                               AS OF OCTOBER 2001
-------------------------------------------------------------------------------
MODEL          IN SERVICE     FIRM ORDERS    OPTIONS   TOTAL
-----------    ----------     -----------    -------   -----
777-200                81               9         16     106
777-200ER             250             138        102     490
777-200LR                               3          4       7
777-300                38              12          3      53
777-300ER                              46         32      78
-----------    ----------     -----------    -------   -----
GRAND TOTAL           369             208        157     734

Source: BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 777 will continue to replace older widebodies such as the Boeing 747-100/-200 and older tri-jets such as the DC-10 which now have an average age of over 20 years. The prospects for replacing three and four engine widebody aircraft with the 777 were enhanced by the FAA decision to extend ETOPS certification from the current maximum of 180 minutes to 207 minutes effective March 21, 2000. The FAA later delayed the decision by 45 days due to opposition from the Allied Pilots Association and Airbus. The extension of ETOPS certification to 207 minutes allows for more efficient routings of twin-engined aircraft over the Pacific than are currently available, making the 777 more attractive to trans-Pacific operators.

AVITAS's opinion is that the values for the Boeing 777 series will hold stable in the foreseeable future due to the large backlog for the type. The aircraft holds more firm orders than the A330 and A340-200/-300 aircraft. The Asian recession slowed down ordering of all widebody aircraft and increased cancellations, however it appears that the newly launched -200LR and -300ER aircraft have spurred new

[AVITAS LOGO]

CONTINENTAL AIRLINES                                           DECEMBER 31, 2001


orders from both airlines and leasing companies. The long-range versions of the 777, the -200ER/-200LR and -300ER will most likely be the most successful aircraft among all the 777s.

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.

/s/ Susanna Blackman
----------------------
Susanna Blackman
Manager-Appraisal Operations

[AVITAS LOGO]


                    APPENDIX A - AVITAS APPRAISAL METHODOLOGY


At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

*MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

[AVITAS LOGO]



                   APPENDIX A - AVITAS APPRAISAL METHODOLOGY
                   -----------------------------------------

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

- BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

                              [BK ASSOCIATES LETTERHEAD]







                                                                 January 2, 2002

Mr. Gerald Laderman
Senior Vice President-Finance
Continental Airlines
1600 Smith Street
Houston, TX 77002

Dear Mr. Laderman:

In response to your request, BK Associates, Inc. is pleased to provide this opinion of the Base Value as of December 31, 2001 on each of 10 commercial jet transport aircraft, identified as the Continental Airlines EETC Series 2002-1 Portfolio (Aircraft). The Aircraft are further identified in the attached Figure I by type, manufacturer's serial number, scheduled manufacture date, engine model and maximum takeoff weight.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

                                                      [BK Associates, Inc. Logo]

January 2, 2002
Page 2

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by Continental Airlines and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:

1.   Each aircraft is as delivered new from the manufacturer.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard passenger configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.   The aircraft is in current flight operations.

5.   The aircraft is sold for cash without seller financing.

6.   The aircraft is in average or better condition.

7.   There is no accident damage.

CONCLUSIONS

Our base value opinion stated herein is given after consideration of the significant event of terrorism that occurred within the United States on September 11, 2001. During the ensuing days since that event, we have begun to see how our industry has been adversely

                                                      [BK ASSOCIATES, INC. LOGO]

January 2, 2002
Page 3

affected. Passenger demand for air travel has dropped dramatically causing airlines to reduce flight schedules and ground significant quantities of their fleets. In response to this initial industry reaction, BK Associates has selectively reduced our opinion of aircraft current fair market values. Today, we are unsure of the long-term effect on aircraft values and will continue to review the industry status. Since our base values, as provided in this appraisal letter, are derived from historical value trends and are not immediately influenced by current supply and demand issues, we have not affected base values at this time.

Based on the above methodology, considerations and assumptions, it is our opinion that the base value as of December 31, 2001 of each aircraft is as shown in Figure 1 attached hereto.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                   Sincerely yours,

                                   BK ASSOCIATES, INC.

                                   /s/ R. L. Britton

                                   R. L. Britton
                                   Vice President
                                   ISTAT Senior Certified Appraiser

RLB/kf
Attachment

                                                      [BK ASSOCIATES, INC. LOGO]

                              CONTINENTAL AIRLINES

                               EETC SERIES 2002-1

                                   PORTFOLIO

                                                                                                BASE
            ACFT          SERIAL          MFG.                                  MTOW            VALUE
            TYPE          NUMBER          DATE           ENGINE                 LBS.            ($MIL)
            ----          ------          ----           ------                 ----            ------
1         B757-300        32812         Feb-02      RB211-535E4B               272,500           62.80
2         B757-300        32813         Feb-02      RB211-535E4B               272,500           62.80

3         B767-400ER      29456         Mar-02      CF6-80C2B8F                450,000           92.20
4         B767-400ER      29457         Mar-02      CF6-80C2B8F                450,000           92.20
5         B767-400ER      29458         Apr-02      CF6-80C2B8F                450,000           92.40
6         B767-400ER      29459         Apr-02      CF6-80C2B8F                450,000           92.40
7         B767-400ER      29460         May-02      CF6-80C2B8F                450,000           92.40
8         B767-400ER      29461         May-02      CF6-80C2B8F                450,000           92.40

9         B777-200ER      31679         Mar-02      GE90-90B                   648,000          130.20
10        B777-200ER      31680         Apr-02      GE90-90B                   648,000          130.20

                                                                               TOTAL            940.00

                              MORTEN BEYER & AGNEW

                              --------------------

                            AVIATION CONSULTING FIRM


                            Appraisal of 10 Aircraft
                                 (2002-1 EETC)


                                 PREPARED FOR:

                           Continental Airlines, Inc.


                               FEBRUARY 20, 2002



     Washington, D.C.                  London                  Pacific Rim

     2107 Wilson Blvd.           Lahinch 62, Lashmere      3-16-16 Higashiooi

        Suite 750                     Copthorne                Shinagawa-ku

Arlington, Virginia 22201            West Sussex               Tokyo 140-0011

      United States                 United Kingdom                  Japan

  Phone +703 276 3200           Phone +44 1342 716248      Phone +81 3 3763 6845
   Fax +703 276 3201             Fax +44 1342 718967


[MBA LOGO]

I.   INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by Continental Airlines (the "Client") to determine the Current Base Value of (2) Boeing 757-300, (6) Boeing 767-400ER and (2) Boeing 777-200ER aircraft, delivered new throughout 2002. Values of the above aircraft are as of December 31, 2001.

MBA utilized the technical data of the aircraft provided by the Client, but at Client's request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value, Current Market Value, Future Base Value, and Lease-Encumbered Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.


[MBA LOGO]

II.  DEFINITIONS

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or

                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 2 of 12

[MBA LOGO]
benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

FUTURE BASE VALUE

Future Base Values are established by using the Base Value at the beginning of the current year (present value), from which point the Future Base Values are projected. The Base Value used for the purpose of projecting the Future Base Values consider the aircraft to be at mid-life and mid-time conditions pertaining to the various aspects of the maintenance status.

The Future Base Values are based on aircraft having an approximate life of 35 years from the date of manufacture. The Future Base Values commence from the present time to the 35th year from the date of manufacture of this aircraft.

DISTRESS VALUE

Distress Value is the Appraiser's opinion of the price at which an asset could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, bankruptcy liquidation, commercial restrictions, legal complications, or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating at arm's-length, normally under the market conditions that are perceived to exist at the time, not an idealized balanced market. While the Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers are under duress or time pressure and, therefore, willing to pay a premium value.

SECURITIZED VALUE OR LEASE ENCUMBERED VALUE

Securitized Value or Lease Encumbered Value is the Appraiser's opinion of the value of an asset, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 3 of 12

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
The lease encumbered residual value may include consideration of lease termination conditions and remaining maintenance reserves, if any. The Securitized Value or Lease-Encumbered Value may be more or less than the Appraiser's opinion of Current Market Value, taking into account various factors, such as, the credit risks associated with the parties involved, the time-value of money to those parties, provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.


                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 4 of 12

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
III.A.    CURRENT MARKET CONDITIONS - GENERAL

The Current Base Values in this appraisal are extracted from the MBA's Future Aircraft Values mid-year 2001 publication, which assumed the market, was in a state of equilibrium. In light of the recent events, MBA reviewed the Current Market Values of each aircraft type in the MBA's Future Aircraft Values mid-year 2001 publication and revised the Market Adjustment Factor, which is expressed as a percentage of the Base Value. Due to the sharp fall in air travel caused by the economic recession and psychological factors, current trends of overproduction of new aircraft, declining demand, and increasing numbers of new and used jets on the market, MBA believes that most aircraft models if offered will be selling at Current Market Prices well below the Base Values.

The demand for and value of new and used jet transport aircraft is driven by the world economy. In periods of strong prosperity, traffic grows at high single digit rates, thus creating a demand for additional lift capacity. In past periods of decline, growth fell toward zero, and actually was negative in 1991 on a worldwide basis. Subsequently, surpluses of aircraft were created. Over the years, we have seen that traffic growth is almost directly proportional to the growth in regional and world domestic product, and that the long term trends are toward slower growth, lower peaks, and deeper declines, indicating a maturity of the world's economy and of airline traffic. In periods of decline such as we experienced in the early 1990s, large surpluses of new and old aircraft build up on the market, with disastrous effects on short-term prices. However, later on, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

The September 11 terrorist attack on the United States has created a crisis for the world's aviation industry. A significant aspect of this crisis is the change in the demand for and prices of new and used aircraft. As a major appraiser of transport aircraft for over five decades, MBA's principals have the following perceptions of the current crisis and its effect on the industry.

                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 5 of 12

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
To a remarkable degree the world aviation situation is similar to that ten years ago.

     1. The world economy is in the early stages of a recession. In 1990 airline economies were in the beginning of a major downturn, having declined significantly from the high of 1988. Current airline economies peaked again in 1998, and in the last 12 months have experienced the severest declines in history, even before September 11.

     2. In the late 1980s airlines had experienced several terrorist attacks, including PanAm at Lockerbie and two hijackings of TWA. Fear of flying affected travel, particularly tourists.

     3. New aircraft orders had reached unprecedented highs, with some 3,000 aircraft in backlog.

     4. Stage III noise restrictions had been enacted by Congress, and the phase-out of non-compliant aircraft began in 1990.

     5.   The Gulf War broke out, accompanied by a spike in fuel costs.

Virtually all of the foregoing conditions exist today, waiting to be exacerbated by the World Trade Center disaster.

     1.   World economies are stagnant at best.

     2.   World passenger and cargo traffic is flat, and attempting to rebound.

     3. The backlog of unfilled aircraft orders is again at an all-time high, particularly with regional jets. Large carriers have already deferred their orders to later dates, but still must take delivery of aircraft that were to be delivered early this year.

     4. The international situation is in turmoil with the instability and military action in the Middle East.

     5. Fuel again is a major concern, with prices volatile and OPEC limiting production. The possibility of instability is great.

     6. Stage IV noise restrictions will be promulgated this year, and may affect the future useful lives of a percentage of the world's fleet, while noise restrictions are imminent the application is yet to be fully determined.

     7. With some 800 large jets that were expected to delivered this year and a similar number scheduled next year, a glut in available capacity exists, even though all of these aircraft will not be delivered this year.

     8. Around 1,400 jet and turboprop aircraft are on the market, and this number is increasing rapidly.

Conversely, the majority of aircraft on lease and in operations with major carriers are likely to continue in service, and barring the bankruptcy of the lessees are likely to continue being leased at the stipulated rates. In event of bankruptcies, or voluntary renegotiation by the lessors, the lease rates may/will be reduced. This may be preferable to leaving them off lease. In the 1990 recession many aircraft, which came off lease due to bankruptcy, were parted out (B727-100 and DC9-10 aircraft) or re-leased at 40% of previous rates. Improvements were paid for by lessors and amortized in the new lease - the re-lease period was generally in excess of one year.

MBA expects significant cancellations and delays of new orders, some of which are already occurring. In time, the economy will turn around and later model used aircraft will be in demand. In the short run, we expect most B727, DC9 and B737-200 aircraft will be retired and scrapped; MD-80 and B737-300/400/500's prices will decline and then rebound; and later model A320s and

                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 6 of 12

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
B737-NGs will suffer temporary price reductions of 20-25%. Old widebodies will also disappear; mid-life B757, 767, and A300/310s will suffer price reductions, and a new built aircraft will sustain only modest price declines.

We expect the current backlog to be reduced through cancellations of out-year orders and postponements of mid-year deliveries. Newly ordered aircraft with imminent deliveries and substantial deposits tend to be delivered on schedule, but add to the current glut and accelerate the retirement of older surplus aircraft. In the early 1990s deliveries declined from 830 in 1991 to 482 by 1995.

The new order rate will diminish even more sharply. In the previous period new orders fell from 1,213 in 1989 to only 324 in 1994 before picking up to a high of 1,961 last year. This decline far exceeds the current expectations of Boeing, Airbus, and the four regional jet manufacturers.

MBA feels that, while it is early to project current base values or evaluate the economic lives of individual aircraft types, investors should be aware of the instability in the aircraft asset market. The indirect effects of the recent events and possible future events might be substantial, including the possibility of sustained deterioration in consumer, corporate and financial confidence and thus affecting the Base Values of certain, primarily older, aircraft types.

In the long term, MBA is confident demand will return to normal, prices will firm, and aircraft orders will increase sharply to recover from the unduly severe reaction to the current crisis.


[MBA LOGO]

                                                            Continental Airlines
                                                                 Job File #01353

III.B. CURRENT MARKET CONDITIONS

                        [AIRPLANE PHOTO] BOEING 757-300


HISTORY & DEVELOPMENT

The 757-300 was introduced as Boeing's answer to the Airbus A321, ten years later. Taking advantage of the superior design economics of the 757-200, the 23-foot stretch allows for 50 additional seats. Launched by Lufthansa's Condor Flugdienst, the 757-300 has made an initial home with some charter operators. Other deliveries have been made to Icelandair, and orders have been placed by Continental, Northwest and American Trans Air. So far the 757-300 has been a disappointment to the Boeing line, and has yet to really accumulate any substantial orders with only 61 since program launch, compared to 987 for the 757-200.


MARKET DEVELOPMENT

The market for the 757-300 is in its infantile stages and will only be determined by future orders for the aircraft. With only 5 operators and 22 aircraft in operation, the 757-300 retains economic superiority, however, does not seem to fill any particular market need. As airlines restructure and reorganize their fleets, it might be the enhanced capacity and range of the 757-300 that may best fit their needs, however, at this point that remains to be seen.


MARKET OUTLOOK

It is expected that Boeing will eventually discontinue the B757-200 and replace it with the more economical 757-300 model, as airlines require more capacity.




[MBA LOGO]

                                                            Continental Airlines
                                                                 Job File #01353

[AIRPLANE PHOTO]         BOEING 767-400ER

HISTORY & DEVELOPMENT

Delta told Boeing that the 777 was too large for their operations and requested Boeing to design a larger 767. The 767-400ER was brought into revenue service halfway through 2000, shortly after Delta took delivery of its first 777, which it decided to order anyway. The 767-400ER has an increase of 38,000 pounds of gross-weight over the 767-300ER and can seat up to 375 passengers, 65 less than the 777. Continental and Delta are the only two operators of the 767-400ER, and will likely be the only two for a while to come. The -400ER is powered by the CF6-80, but can be ordered with PW or Rolls-Royce engines as well.

MARKET DEVELOPMENT

The market for the 767-400ER has not matured at this stage, with only 22 delivered, as of November 30, 2001, to two operators. The current market will remain dormant for the near future. It is likely that this market will remain highly segmented as Boeing attempted to be the ultimate manufacturer to all of its major customers and continues to build aircraft to meet specific routes systems. This aircraft not only competes against the larger Airbus widebody aircraft, but also on the low end of the Boeing 777 market and the high gross-weight 767-300ER.

MARKET OUTLOOK

The Boeing 767-400ER is perhaps the quintessential example of Boeing's propensity to build special models for individual customers, with some 20 different models of aircraft powered by a dozen different engines from five manufacturers. This inevitably will hamper the used aircraft market, as operators will find it more and more difficult to find ubiquitous aircraft to meet their needs in the future as the market for the 767 family has been drastically segmented.




                                                            Continental Airlines
                                                                 Job File #01353
                                                                    Page 9 of 12

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


                                    ----------------
[AIRCRAFT PHOTO]                    BOEING 777-200ER
                                    ----------------

HISTORY & DEVELOPMENT

The very large 777-200ER is the extended range version of the 777-200, or -200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate DC10s and 747s. The new technology and operating economics of the 777 have made it one of the most popular aircraft of all times.

MARKET DEVELOPMENT

The 777-200ER market is quite strong, and will remain so for a time to come. As airlines restructure themselves in this time of recession, the 777 will become a staple of most fleets - offering both the necessary operating economics and the flexibility to handle many different types of routes. The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC10-30s and in many cases the MD-11. It does still, however, compete head-to-head with the Airbus A330/A340 on range and capacity. The current order book for the Boeing 777-200 is 482 compared to the Airbus A330/A340s with 722 total orders.

MARKET OUTLOOK

The Boeing 777-200 is clearly Boeing's leading "big boy" versus Airbus, and will remain so through this decade. The aircraft is larger, heavier and more expensive to operate than the Airbus A330 with the same seating capacity.

                                                            Continental Airlines
                                                                 Job File #01353
                                                                   Page 10 of 12

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
IV.  VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

     1.   The aircraft is to be delivered new.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery unless otherwise specified.

     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

     4.   The aircraft is in a standard airline configuration.

     5. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     6.   No accounting is made for lease obligations or terms of ownership.


Continental Airlines, 2002-1
------------------------------------------------------------------------------------------------------------
  Aircraft         Engine                Serial            Tail                  Manufacture
    Type            Type                 Number           Number        MTOW         Date        Base Value
------------------------------------------------------------------------------------------------------------
B757-324        RB211-535E4B             32812            N75853       272,500    February-02     61,840,000
B757-324        RB211-535E4B             32813            N75854       272,500    February-02     61,840,000

B767-424ER      CF6-80C2B8F              29456            N68061       450,000      March-02      97,790,000
B767-424ER      CF6-80C2B8F              29457            N76062       450,000      March-02      97,790,000
B767-424ER      CF6-80C2B8F              29458            N69063       450,000      April-02      97,990,000
B767-424ER      CF6-80C2B8F              29459            N76064       450,000      April-02      97,990,000
B767-424ER      CF6-80C2B8F              29460            N76065       450,000       May-02       98,190,000
B767-424ER      CF6-80C2B8F              29461            N77066       450,000       May-02       98,190,000

B777-224ER      GE90-90B                 31679            N78017       648,000      March-02     133,650,000
B777-224ER      GE90-90B                 31680            N37018       648,000      April-02     133,920,000

                                                            Continental Airlines
                                                                 Job File #01353
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
V.   COVENANTS

This report has been prepared for the exclusive use of Continental Airlines and shall not be provided to other parties by MBA without the express consent of Continental Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:

                                   /s/ Bryson P. Monteleone

                                   BRYSON P. MONTELEONE
                                   VICE PRESIDENT


                                   Reviewed by:


                                   /s/ Morten S. Beyer

FEBRUARY 20, 2002                  MORTEN S. BEYER, APPRAISER FELLOW
                                   CHAIRMAN & CEO
                                   ISTAT CERTIFIED SENIOR APPRAISER

                                                            Continental Airlines
                                                                 Job File #01353
                                                                   Page 12 of 12

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

PROSPECTUS

                                 $1,800,000,000

                           CONTINENTAL AIRLINES, INC.
                           PASS THROUGH CERTIFICATES

                               ------------------

     This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

     We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is August 23, 2001.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...    1
FORWARD-LOOKING STATEMENTS............    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    2
SUMMARY...............................    3
  The Offering........................    3
  Certificates........................    3
  Pass Through Trusts.................    4
  Equipment Notes.....................    4
THE COMPANY...........................    6
USE OF PROCEEDS.......................    6
RATIO OF EARNINGS TO FIXED CHARGES....    7
DESCRIPTION OF THE CERTIFICATES.......    7
  General.............................    7
  Book-Entry Registration.............   10
  Payments and Distributions..........   13
  Pool Factors........................   14
  Reports to Certificateholders.......   14
  Voting of Equipment Notes...........   15
  Events of Default and Certain Rights
     Upon an Event of Default.........   15
  Merger, Consolidation and Transfer
     of Assets........................   18
  Modifications of the Basic
     Agreement........................   18
  Modification of Indenture and
     Related Agreements...............   19
  Cross-Subordination Issues..........   19
  Termination of the Pass Through
     Trusts...........................   20
  Delayed Purchase of Equipment
     Notes............................   20
  Liquidity Facility..................   20
  The Pass Through Trustee............   20

                                        PAGE
                                        ----
DESCRIPTION OF THE EQUIPMENT NOTES....   21
  General.............................   21
  Principal and Interest Payments.....   21
  Redemption..........................   22
  Security............................   22
  Ranking of Equipment Notes..........   24
  Payments and Limitation of
     Liability........................   24
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances....................   24
  Assumption of Obligations by
     Continental......................   25
  Liquidity Facility..................   25
  Intercreditor Issues................   25
U.S. INCOME TAX MATTERS...............   26
  General.............................   26
  Tax Status of the Pass Through
     Trusts...........................   26
  Taxation of Certificateholders
     Generally........................   26
  Effect of Subordination of
     Certificateholders of
     Subordinated Trusts..............   27
  Original Issue Discount.............   27
  Sale or Other Disposition of the
     Certificates.....................   27
  Foreign Certificateholders..........   28
  Backup Withholding..................   28
ERISA CONSIDERATIONS..................   28
PLAN OF DISTRIBUTION..................   28
LEGAL OPINIONS........................   30
EXPERTS...............................   30

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza         Seven World Trade Center  Citicorp Center
450 Fifth Street, N.W.  13th Floor                500 West Madison Street,
Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                  Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption "Risk Factors".

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

     This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.

FILING                                                            DATE FILED
------                                                            ----------
Annual Report on Form 10-K for the year ended December 31,     February 6, 2001
  2000......................................................
Quarterly Report on Form 10-Q for the quarter ended March      April 16, 2001
  31, 2001..................................................
Quarterly Report on Form 10-Q for the quarter ended June 30,   July 16, 2001
  2001......................................................
Current Report on Form 8-K..................................   January 19, 2001
Current Report on Form 8-K..................................   February 5, 2001
Current Report on Form 8-K..................................   March 8, 2001
Current Report on Form 8-K..................................   March 20, 2001
Current Report on Form 8-K..................................   April, 17, 2001
Current Report on Form 8-K..................................   May 3, 2001
Current Report on Form 8-K..................................   May 4, 2001
Current Report on Form 8-K..................................   May 10, 2001
Current Report on Form 8-K..................................   June 1, 2001
Current Report on Form 8-K..................................   June 4, 2001
Current Report on Form 8-K..................................   July 3, 2001
Current Report on Form 8-K..................................   July 10, 2001
Current Report on Form 8-K..................................   July 11, 2001
Amendment to Current Report on Form 8-K filed on July 11,      July 13, 2001
  2001......................................................
Current Report on Form 8-K..................................   July 13, 2001
Current Report on Form 8-K..................................   July 17, 2001
Current Report on Form 8-K..................................   August 2, 2001
Current Report on Form 8-K..................................   August 9, 2001
Current Report on Form 8-K..................................   August 10, 2001

     Our SEC file number is 0-9781.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                 (713) 324-2950

                                    SUMMARY

THE OFFERING

     This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.

     This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

CERTIFICATES

     Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

     The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

     The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

     If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

     We may offer and sell up to $1,800,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

     We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee.

     Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

     Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

     When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as "note purchase agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

     Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

     - identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

     - identical priority of payment relative to each of the other equipment notes held for such pass through trust.

     If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

     The equipment notes owned by a pass through trust may consist of any combination of:

     - Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

     - Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

     Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

     The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

     In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

     Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

     Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

     Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                  THE COMPANY

     We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in 2000, and, together with our wholly owned subsidiaries, ExpressJet Airlines, Inc. and Continental Micronesia, Inc., serve 227 airports worldwide. As of June 30, 2001, we flew to 132 domestic and 95 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 17 European cities, 8 South American cities, Tokyo, Hong Kong and Tel Aviv and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

     We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston and Hopkins International Airport in Cleveland. We are the primary carrier at each of these hubs, accounting for 56%, 78% and 51% of average daily jet departures, respectively, as of June 30, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. Continental Micronesia also operates a Pacific hub on the island of Guam. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

     We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                USE OF PROCEEDS

     Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

     - the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

     - the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

     Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

     - leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

     - owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See "Description of Certificates--Delayed Purchase of Equipment Notes".

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1996 through 2000 and for the six months ended June 30, 2001 were:

    YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
--------------------------------   -------------------------
1996   1997   1998   1999   2000             2001
----   ----   ----   ----   ----             ----
1.81   2.07   1.94   1.80   1.51             1.13

     The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

     - our pre-tax income; and

     - our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

     - the interest we pay on borrowed funds;

     - the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

     - that portion of rentals considered to be representative of the interest factor.

                        DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

     Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

     Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

     The property of each pass through trust for which a series of certificates will be issued will include:

     - the equipment notes held for the pass through trust;

     - all monies at any time paid under the equipment notes held for the pass through trust;

     - the rights of such pass through trust to acquire equipment notes;

     - funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

     - if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

     Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

     Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

     Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

     Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

     We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

     An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

     Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

     We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

     - the specific designation, title and amount of the certificates;

     - amounts payable on and distribution dates for the certificates;

     - the currency or currencies, including currency units, in which the certificates may be denominated;

     - the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

     - a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

      - the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

      - the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

      - any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

     - a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

     - a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

     - a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

     - a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

     - if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

     - if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

      - the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

      - any limitations on the exercise of remedies with respect to the leased aircraft notes;

     - if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

     - if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

     - a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

     - a description of any cross-default provisions in the indentures;

     - a description of any cross-collateralization provisions in the indentures;

     - a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

     - a description of any liquidity facility or other credit enhancement relating to the certificates;

     - if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

     - any other special terms pertaining to the certificates.

     The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

  GENERAL

     If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "--Physical Certificates". For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     - a person that is registered as a "clearing agency" under the federal securities laws;

     - a federal reserve bank; or

     - any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

     Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

  SAME-DAY SETTLEMENT AND PAYMENT

     As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

     Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

  PHYSICAL CERTIFICATES

     Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

     - we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

     - we elect to terminate the book-entry system through DTC; or

     - after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

     Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

     After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

     - Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

     - Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

     If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

     The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

     The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

     The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

     - the amount of the distribution allocable to principal and the amount allocable to premium, if any;

     - the amount of the distribution allocable to interest; and

     - the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

     After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

     If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

     A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

     - the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

     - the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

     - if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

     If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

     As described below under "--Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

     The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

     In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

     Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

     The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

     - is validly existing under the laws of the United States or any of its states;

     - is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

     - expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

     - to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

     - to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

     - to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

     - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

     - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

     - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

     - to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

     - to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

     No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

     - change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

     - permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

     - reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

     - modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

     - alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

     - adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

     - grant waivers of defaults under any applicable indenture;

     - consent to the amendment or modification of any applicable indenture; or

     - direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

     Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

     The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

     The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

     The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

     The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

     We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

     The leased aircraft notes will be secured by:

     - an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

     - a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

     Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

     - rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

     - insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

     - any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

     We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

     The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

     In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

     - if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

     - if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

     The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

     Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

     Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

     - the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

     - if so provided in the related prospectus supplement, the applicable liquidity facility.

     With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

     Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY CONTINENTAL

     Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

                            U.S. INCOME TAX MATTERS

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

     This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

     In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code".

Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

     If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal, or premium;

     - paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

     Under this analysis:

     - subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

     - a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

     - the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

     - certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

     The certificates may be sold:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

     In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

     Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

     Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

     If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

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

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